                                                                    EXHIBIT 10.9


                                CREDIT AGREEMENT


                                  BY AND AMONG


                              LASALLE NATIONAL BANK
                                    AS AGENT,

                         CERTAIN FINANCIAL INSTITUTIONS
                                   AS LENDERS


                                       AND


                               ARTECON CALIFORNIA


                            DATED AS OF MAY 15, 1998

                         INDEX OF EXHIBITS AND SCHEDULES

EXHIBITS

        Exhibit A     Revolving Credit Note
        Exhibit B     Letter of Credit Reimbursement Agreement
        Exhibit C     Assignment and Acceptance
        Exhibit D     Borrowing Base Certificate
        Exhibit E     Compliance Certificate

SCHEDULES

        Schedule 1.01        Allocations


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                                CREDIT AGREEMENT


        THIS CREDIT AGREEMENT (as from time to time amended, modified, restated, supplemented and in effect, this "Agreement") is entered into as of May 15, 1998 by and among ARTECON CALIFORNIA, a California corporation (the "Borrower"), the financial institutions listed as lenders on the signature pages hereof or that hereafter become a party hereto pursuant to Section 9.04 hereof (each of such financial institutions, together with such party's successors and assigns, referred to individually as a "Lender" and collectively as the "Lenders"), and LASALLE NATIONAL BANK, a national banking association, its successors and assigns, as agent for the Lenders (in such capacity, the "Agent").

                                    RECITALS

        A. The Borrower has requested that the Agent and the Lenders extend credit in the form of a revolving credit facility (with a letter of credit sub-facility).

        B. The Agent and the Lenders are willing to make such credit facility available to the Borrower, and the Borrower is willing to borrow from the Lenders on the terms and subject to the conditions hereafter set forth.

                                    AGREEMENT

        NOW, THEREFORE, for and in consideration of the matters set forth in the Recitals and the covenants and provisions herein set forth, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                         DEFINITIONS AND INTERPRETATION

        SECTION 1.1 DEFINED TERMS. As used in this Agreement, the following terms shall have the meanings specified below:

        "Account Debtor" shall mean the Account Debtor defined in the Borrower Security Agreement.

        "Accountants" shall mean Deloitte & Touche LLP or another independent certified public accounting firm selected by Borrower and satisfactory to the Required Lenders.

        "Accounts" shall mean the Accounts defined in the Borrower Security Agreement.

        "Accounts Availability" shall mean 80% of the net amount (after deduction for amounts credited by the Borrower to Account Debtors and such reserves as the Agent, in its reasonable credit judgement, deems proper and necessary) of Eligible Accounts.

        "Accounts Report" shall mean a report delivered to the Lenders by the Borrower, as required by Section 5.05 of this Agreement, consisting of an aged trial balance of all of the


                                       1.

Borrower's Accounts existing as of the date of such Accounts Report, specifying for each Account Debtor obligated on the Accounts, such Account Debtor's name, outstanding balance and the aging of such outstanding balance.

        "Affected Lender" shall mean the Affected Lender described in Section 2.15.

        "Affiliate" shall mean, with respect to any Person, any other Person (including any member of the immediate family of any such natural Person) which directly or indirectly beneficially owns or controls 5% or more of the total voting power of shares of capital stock of such Person having the right to vote for directors under ordinary circumstances, any Person controlling, controlled by or under common control with any such Person (within the meaning of Rule 405 under the Securities Act of 1933), and any shareholder, director or executive officer of any such Person.

        "Agent" shall mean the Agent defined in the preamble of this Agreement and any successors appointed pursuant to Section 8.08.

        "Applicable Margin" shall mean (a) 0% in the case of Prime Rate Loans and (b) 1.75% in the case of LIBOR Loans.

        "Asset Disposition" shall mean the disposition whether by sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any of the following: (a) any of the capital stock or other equity or ownership interest of any of the Borrower's Subsidiaries or (b) any or all of the assets of the Borrower or any of its Subsidiaries other than sales of inventory in the ordinary course of business or other dispositions of motor vehicles in the ordinary course of business consistent with past practice.

        "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee of such Lender, and accepted by the Agent, in substantially the form of Exhibit C.

        "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

        "Borrower Security Agreement" shall mean that security agreement executed and delivered by the Borrower and the Agent on the Closing Date in form and substance acceptable to the Agent, as amended, restated or otherwise modified from time to time.

        "Borrower's Representative" shall mean the Borrower's Chairman, President or Chief Financial Officer, or any other person or persons as the Borrower shall designate in writing to the Agent.

        "Borrowing Base" shall mean and, at any particular time, be equal to the sum of (a) the Accounts Availability plus (b) the Inventory Availability, all as determined by the Required Lenders from time to time in accordance with this Agreement.

        "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of Illinois on which the Agent is open for business in Chicago, Illinois and, with respect to


                                       2.

LIBOR Loans, a day on which dealings in Dollars may be carried on by the Agent in the London interbank eurodollar market.

        "Canada" shall mean Artecon Canada, Inc., a Canadian corporation.

        "Capital Expenditures" shall mean, for any period, the aggregate amount (whether paid in cash or accrued as a liability) that would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Subsidiaries for such period as additions to equipment, fixed assets, real property or improvements or other capital assets (including, but not limited to, capital lease obligations).

        "Cash Equivalents" shall mean (a) securities issued or fully guaranteed or insured by the United States Government or any agency thereof and backed by the full faith and credit of the United States having maturities of not more than three months from the date of acquisition; (b) certificates of deposit, time deposits, Eurodollar time deposits, repurchase agreements, reverse repurchase agreements, or banker's acceptances, having in each case a tenor of not more than three months, issued by any U.S. commercial bank having combined capital and surplus of not less than $100,000,000 whose short term securities are rated at least A-1 by Standard & Poor's Corporation and P-1 by Moody's Investors Service, Inc.; and (c) commercial paper of an issuer rated at least A-1 by Standard & Poor's Corporation or P-1 by Moody's Investors Service Inc. and in either case having a tenor of not more than three months.

        "Closing Date" shall mean the date on which all of the conditions precedent set forth in Article IV have been satisfied and on which the first Loan is made by the Lenders to the Borrower hereunder.

        "Collateral" shall mean the Collateral defined in the Security
Agreements.

        "Collateral Documents" shall mean the Security Agreements, the Parent Guaranty, the Negative Pledge Agreement, the Subordination Agreement and any pledge agreement entered into pursuant to Section 5.12.

        "Commitment" shall mean the aggregate commitment of the Lenders to the Borrower to make Loans and issue or participate in Letters of Credit under the Revolving Credit Facility in a maximum principal amount not in excess of $15,000,000.

        "Consolidated Net Income" shall mean, for any period, net income (or loss) for the Borrower and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

        "Consolidated Stockholder's Equity" shall mean for the Borrower and its Subsidiaries (without duplication) the sum of the capital stock, capital in excess of par and stated value of shares of its capital stock, retained earnings and any other account, including any special account for common stock subject to redemption, which, in accordance with GAAP, constitutes stockholder's equity (or such other appropriate account designation), but shall specifically exclude all amounts due from officers, employees, stockholders (other than revenues due from stockholders in the ordinary course of business) and Affiliates.


                                       3.


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        "Consolidated Tangible Net Worth" shall mean, as of any particular date,
(a) Consolidated Stockholder's Equity, minus (b) the value of the Borrower's consolidated unamortized debt discount and expense, prepaid expenses, deposits, unamortized deferred charges (exclusive of deferred income or similar taxes), goodwill, organization costs, noncompetition agreements, patents, copyrights, trademarks and other intangible items and amounts payable to the Borrower by Affiliates, all as determined in accordance with GAAP.

        "Default" shall mean any event that with notice or lapse of time or both would constitute an Event of Default.

        "Default Rate" shall mean the Default Rate described in Section 2.04.

        "Dollars" and the symbol "$" shall mean the lawful currency of the United States of America.

        "Eligible Accounts" shall mean those Accounts included in an Accounts Report which, as of the date of such Accounts Report and at all times thereafter do not violate the negative covenants and other provisions of this Agreement and do satisfy the affirmative covenants and other provisions of this Agreement, including all of the following criteria:

               (a) The Account arises because of the sale of goods in the ordinary course of business and such goods have been shipped or delivered on open account and on an absolute sale basis and not on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return agreement and no material part of such goods has been returned, repossessed, rejected, lost or damaged;

               (b) The Account is not evidenced by chattel paper or an instrument of any kind;

               (c) The Account Debtor obligated on such Account is not insolvent or the subject of any bankruptcy or insolvency proceeding of any kind, or the Agent has not notified the Borrower that the Agent is dissatisfied with the creditworthiness of such Account Debtor;

               (d) The Account Debtor's principal place of business is located in the United States and the Account Debtor does not owe other amounts to the Borrower that are more than 90 days past due; provided, however, that (i) with respect to an Account Debtor whose principal place of business is located outside of the United States, such Account shall not be excluded pursuant to this clause (d) if it is (A) supported by a letter of credit issued or confirmed by a bank acceptable to the Agent or (B) covered by a credit insurance policy endorsed to the Agent (which endorsements may be received by the Agent within 30 days after the Closing Date for Accounts arising prior to the expiration of such period), and issued by an insurance company, acceptable to the Agent and (ii) with respect to an Account Debtor that owes other amounts to the Borrower that are more than 90 days past due, only that portion of such Accounts owed by such Account Debtor that are more than 90 days past due shall be excluded, unless 25% or more of all Accounts of such Account Debtor are more than 90 days past due, in which case all Accounts of such Account Debtor shall be excluded;


                                       4.


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               (e) The Account is a valid, legally enforceable obligation of the relevant Account Debtor not subject to any offset (including any possible right of offset existing by reason of accounts payable owed by the Borrower to such Account Debtor ("Contra Accounts")), counterclaim or defense denying liability thereunder; provided, however, that if such offset, Contra Account, counterclaim or defense exists, such Account shall be ineligible only to the extent it is subject to offset, Contra Account, counterclaim or defense;

               (f) The Account is subject to and covered by a perfected, first-priority security interest of the Agent on behalf of the Lenders and is not subject to any other Lien;

               (g) The Account is evidenced by an invoice or other documentation in a form acceptable to the Agent, which invoice is dated no later than five (5) days after the date of shipment to the Account Debtor and has a due date not later than 90 days after the invoice date;

               (h) The Account is not owing from an employee, officer, agent, director, stockholder or Affiliate of the Borrower or from the United States of America or any State or lawful government or any department, agency or instrumentality thereof;

               (i) The Account does not arise out of a contract or order which, by its terms forbids, restricts or makes void or unenforceable the assignment by the Borrower to the Agent of the Account arising with respect thereto;

               (j) The Account Debtor is not located in any state denying creditors access to its courts in the absence of a Notice of Business Activities Report or similar filing, unless the Borrower has either qualified as a foreign corporation authorized to transact business in such state or has filed a Notice of Business Activities Report or similar filing with the applicable state agency for the then current year;

               (k) Each of the warranties and representations set forth herein and in the Security Agreements with respect to the Account has been reaffirmed with respect to such Account at the time the most recent Accounts Report was delivered to the Lenders, unless such representation or warranty relates to an earlier time, in which case it shall have been reaffirmed as of such earlier time; and

               (l) The Account is one against which the Lenders are legally permitted to make advances and all applicable legal requirements with respect to such Account have been satisfied.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

        "Eligible Inventory" shall mean that Inventory which does not violate the negative covenants and other provisions of this Agreement and does satisfy the affirmative covenants and other provisions of this Agreement, including all of the following criteria:

               (a) The Inventory is in good condition, meets all standards imposed by any governmental agency, or department or division thereof, having regulatory authority over such goods, their use or sale and is either currently usable or currently saleable in the ordinary course


                                       5.

of the Borrower's business and is not obsolete, slow-moving or otherwise unacceptable to the Agent due to age, type, category or quantity;

               (b) The Inventory is located at the Premises (and, in any event, is not located with a processor), is subject to and covered by a perfected, first-priority security interest of the Agent on behalf of the Lenders and is not subject to any other Lien (except for Permitted Liens); provided, however, that with respect to any Premises leased by the Borrower, the Agent shall also have received a landlord's and lien waiver in form and substance acceptable to the Agent (which waivers may be received by Agent within 45 days after the Closing Date for Premises leased as of the Closing Date);

               (c) The Inventory has not been consigned to a customer of, or from a supplier to, the Borrower;

               (d) Each of the warranties and representations set forth herein and in the Borrower Security Agreement relating to Inventory is true;

               (e) The Inventory was not purchased by the Borrower in or as part of a "bulk" transfer or sale of assets unless the Borrower has complied with all applicable bulk sales or bulk transfer laws; and

               (f) The Inventory is not work-in-process.

Inventory of the Borrower which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

        "Environmental Laws" shall mean all laws relating to environmental, health or safety matters, including those relating to fines, orders, injunctions, penalties, damages, contribution, cost recovery, compensation, losses or injuries resulting from the release or threatened release of Hazardous Materials and to the generation, use, storage, transportation, or disposal of Hazardous Materials, in any manner applicable to the Borrower or its Subsidiaries or their respective properties, each as heretofore and hereafter amended or supplemented, and any analogous future or present local, state or federal statutes, rules and regulations promulgated thereunder or pursuant thereto, and any other present or future law, ordinance, rule, regulation, permit or permit condition, order or directive addressing environmental, health or safety issues.

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

        "ERISA Affiliate" shall mean any corporation, trade or business that is treated as a single employer with the Borrower or any of its Subsidiaries pursuant to Section 4001(b)(1) of ERISA.

        "Event of Default" shall mean the Events of Default specified in Section 7.01.

        "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next


                                       6.

preceding Business Day) by the Federal Reserve Bank of New York or (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by it.

        "Fees" shall mean all of the fees payable by the Borrower to the Agent or the Lenders pursuant to Section 2.08 and Section 2.14 of this Agreement and elsewhere under the Loan Documents.

        "Financial Officer" shall mean either the President or the Chief Financial Officer of the Borrower.

        "Fiscal Month" shall mean each monthly accounting period of the Borrower ending on the last day of each month of each year. Any references in the Loan Documents to Borrower's 'fiscal month' (or words of similar import) shall be deemed to refer to a Fiscal Month as herein defined.

        "Fiscal Quarter" shall mean each quarterly accounting period of the Borrower ending on the last day of March, June, September, December of each year. Any references in the Loan Documents to Borrower's 'fiscal quarter' (or words of similar import) shall be deemed to refer to a Fiscal Quarter as herein defined.

        "Fiscal Year" shall mean each annual accounting period of Borrower ending on the March 31 of each year. Except as expressly indicated otherwise, any references in the Loan Documents to Borrower's 'fiscal year' (or words of similar import) shall be deemed to refer to a Fiscal Year as herein defined.

        "Foreign Subsidiary" shall mean each of Storage Dimensions, GMBH, a German company, Artecon, BV, a Netherlands company, Artecon Japan, Ltd., a Japanese Company, and Artecon FSC, a Barbados company.

        "Founding Partners" shall mean Founding Partners, a California general partnership.

        "Funded Debt" shall mean, with respect to any Person, all Indebtedness of such Person that by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from, or is renewable or extendable at the option of the debtor to a date more than one year from, the date of creation thereof (including an option of the debtor under a revolving credit or similar arrangement obligating the lender or lenders to extend credit over a period of one year or more), including any current maturities of such Indebtedness.

        "GAAP" shall mean generally accepted accounting principles as set forth in statements from Auditing Standards No. 69 entitled "The Meaning of 'Present Fairly in Conformance with Generally Accepted Accounting Principles in the Independent Auditors Reports'" issued by the Auditing Standards Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board that are applicable to the circumstances as of the date of determination.


                                       7.


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        "Guaranty" shall mean any obligation, contingent or otherwise, of any
Person guarantying or having the economic effect of guarantying any Indebtedness of any other Person in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness, or (c) to maintain working capital, equity capital or other financial condition of the primary obligor so as to enable the primary obligor to pay such Indebtedness (including any obligation to make capital contributions, loans or other payments pursuant to a keep well guaranty or similar instrument); provided, however, that the term "Guaranty" shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

        "Hazardous Materials" shall mean (a) any chemical, material or substance defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic pollutants," contaminants," "pollutants," "toxic substances" or words of similar import under any applicable local, state or federal law or under the regulations adopted or publications promulgated pursuant thereto, including Environmental Laws, (b) any oil, petroleum or petroleum derived substances, any drilling fluids, produced waters or other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property of the Borrower or any of its Subsidiaries or to Persons on or about such properties, or (ii) cause such properties to be in violation of any Environmental Laws, (c) asbestos in any form which is or could become friable, radon gas, urea formaldehyde foam insulation, or transformers or other electrical equipment which contain any oil or dielectric fluid containing polychlorinated biphenyls, and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority.

        "Inactive Subsidiaries" shall mean SDI Foreign Operations, Inc., a Delaware corporation, and, until formally dissolved under applicable law, Canada.

        "Indebtedness" shall mean, with respect to any Person, without duplication (a) all obligations of such Person for borrowed money, or with respect to deposits with such Person or advances to such Person of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person,
(e) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade payables and accrued expenses incurred in the ordinary course of business not yet due and payable or not yet more than 60 days in arrears or with respect to which such Person is contesting in good faith the amount or validity thereof), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (g) all obligations of such Person under leases that are classified as capital leases under GAAP, (h) all Guaranties of such Person (including


                                       8.

contingent obligations of such Person in respect of joint ventures, partnerships or other strategic relationships in which such person is a member), (i) all obligations of such Person under any Interest Rate Protection Agreement and (j) all obligations of such Person under or with respect to letters of credit and bankers acceptances.

        "Interest Payment Date" shall mean: (a) with respect to any Prime Rate Loan, the first Business Day of each calendar month and the date of any conversion of such Prime Rate Loan into a LIBOR Loan; and (b) with respect to any LIBOR Loan, the last day of each applicable Interest Period.

        "Interest Period" shall mean with respect to any LIBOR Loan (i) initially, the period commencing on the initial date of borrowing as set forth in the Notice of Borrowing described in Section 2.05 or the conversion date, or continuation date, as the case may be with respect to such LIBOR Loan and ending one month, two months or three months thereafter, as selected by the Borrower in the Notice of Borrowing or Notice of Conversion, and (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such LIBOR Loan and ending one month, two months or three months thereafter, as selected by the Borrower in the Notice of Continuance described in Section 2.09; provided, however, that the foregoing provisions relating to Interest Periods are subject to the following:

               (a) if any Interest Period would otherwise end on a day which is not a Business Day, that Interest Period shall be extended to the next succeeding Business Day except if the result of such extension would be for such Interest Period to end in another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

               (b) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date shall end on the Revolving Credit Termination Date;

               (c) if the Borrower fails to give notice of the length of the Interest Period it requests with respect to the LIBOR Loan, it shall be deemed to have selected a LIBOR Loan of one month; and

               (d) any Interest Period pertaining to a LIBOR Loan that begins on the last Business Day of a calendar month (or a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month.

        "Interest Rate Protection Agreement" shall mean any interest rate swap, cap, collar or similar interest rate hedging strategy or agreement now existing or hereafter entered into by any Person.

        "Interest Rate Protection Agreement Obligations" shall mean all obligations, liabilities, charges, costs, expenses and other amounts payable to any Lender or its Affiliates under any Interest Rate Protection Agreement between the Borrower and any Lender.

        "Inventory" shall mean the Inventory defined in the Borrower Security Agreement.


                                       9.

        "Inventory Availability" shall mean the lesser of (a) 30% of the net amount (after deduction for such reserves as the Agent, in its reasonable credit judgement, deems proper and necessary) of Eligible Inventory, valued on a first-in, first- out basis (at the lower of cost or market) and (b) $5,000,000.

        "Letter of Credit" shall mean any letter of credit issued by the Agent for the account of the Borrower in accordance with Section 2.08.

        "Letter of Credit Obligations" shall mean, at any particular time, the sum of (a) Reimbursement Obligations and (b) the aggregate maximum amount then available to be drawn under the Letters of Credit.

        "Letter of Credit Reimbursement Agreement" shall mean, with respect to a Letter of Credit, such reimbursement agreement as the Agent may employ in the ordinary course of business for its own account in substantially the form contained in Exhibit B.

        "LIBOR Loan" shall mean any Loan (or portion thereof) bearing interest at the LIBOR Rate, as designated by Borrower in its Notice of Borrowing, Notice of Conversion or Notice of Continuance.

        "LIBOR Rate" shall mean with respect to each Interest Period for any LIBOR Loan the rate of interest per annum equal to the quotient of (a) the rate of interest per annum (expressed as a whole number) at which deposits in U.S. Dollars in immediately available funds are offered to the Agent at approximately 11:00 a.m. (London, England time) two Business Days prior to the beginning of such Interest Period in the London interbank eurodollar market for a period equal to such Interest Period and in a Dollar amount equal or comparable to the principal amount of such LIBOR Loan, divided by (b) a number equal to 1.0 minus the daily average for the applicable Interest Period of the maximum rate (expressed as a decimal) at which reserves (including, without limitation, basic, supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board (or any successor) under Regulation D on "eurocurrency liabilities," as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on the LIBOR Loans is determined by any category of extension of credit or other assets that includes loans by non-United States offices of any lender to United States residents) subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto (such LIBOR Rate to be adjusted to the next higher 1/16 of one percent). For purposes of this definition, the LIBOR Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D.

        "Lien" shall mean, with respect to any asset, any lien, mortgage, security interest, charge or encumbrance of any kind, including the rights of a vendor, lessor, or similar party under any conditional sale agreement or other title retention agreement or lease substantially equivalent thereto, any production or advance payment and any other right of or arrangement with any creditor to have his claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.


                                      10.

        "Loan" shall mean any advance made by the Lenders to the Borrower under the Revolving Credit Facility.

        "Loan Account" shall mean the Loan Account defined in Section 2.07(b).

        "Loan Documents" shall mean collectively this Agreement (including the Disclosure Schedule), the Notes, the Collateral Documents, any Interest Rate Protection Agreement between the Borrower and any Lender (or its Affiliates), and the reports, certificates, financial statements and other agreements and instruments executed and delivered by the Borrower in connection herewith or therewith.

        "Margin Stock" shall have the meaning assigned such term in Regulation U.

        "Material Adverse Effect" shall mean (a) a material adverse effect upon the business, operations, prospects, properties, assets, liabilities, operating results, cash flows or condition (financial or otherwise) of the Borrower or the Parent or (b) a material impairment of the ability of the Borrower or the Parent to perform the obligations, or the impairment of the validity or enforceability of, or material impairment of the rights or remedies of, or benefits to, the Agent or the Lenders, under any Loan Document, including a material impairment of the value of the Collateral.

        "Multiemployer Plan" shall mean a multiemployer plan (within the meaning of Section 3(37) of ERISA) that is maintained for employees of the Borrower or any of its Subsidiaries or any ERISA Affiliate.

        "Negative Pledge Agreement" shall mean the negative pledge agreement executed and delivered by each Foreign Subsidiary and the Inactive Subsidiaries in favor of the Agent on the Closing Date in form and substance acceptable to the Agent, as amended, restated or otherwise modified from time to time.

        "Notes" shall mean collectively the Revolving Credit Notes to be executed and delivered by the Borrower on the Closing Date or pursuant to any Assignment and Acceptance.

        "Notice of Borrowing" shall mean the Notice of Borrowing described in
Section 2.05.

        "Notice of Continuance" shall mean the Notice of Continuation described in Section 2.09(b).

        "Notice of Conversion" shall mean the Notice of Conversion described in
Section 2.09(a).

        "Obligations" shall mean (a) the due and punctual payment of (i) the principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under this Agreement in respect of any Letter of Credit and Reimbursement Obligation, when and as due, including in respect of reimbursement of disbursements, interest


                                      11.

thereon and obligations to provide such collateral, (iii) all amounts owed to the Agent or any Lender arising from overdrafts on the Borrower's accounts with the Agent or any Lender, (iv) all other monetary obligations, including but not limited to, guaranties, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Borrower under this Agreement and the other Loan Documents, and (v) all Interest Rate Protection Agreement Obligations, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant this Agreement and the other Loan Documents.

        "Parent" shall mean Artecon, Inc., a Delaware corporation.

        "Parent Guaranty" shall mean that guaranty executed and delivered by the Parent in favor of the Agent on the Closing Date in form and substance acceptable to the Agent, as amended, restated or otherwise modified from time to time.

        "Parent Merger" shall have the meaning assigned such term in
Section 6.04.

        "Parent Security Agreement" shall mean that security agreement executed and delivered by the Parent and the Agent on the Closing Date in form and substance acceptable to the Agent, as amended, restated or otherwise modified from time to time.

        "Pension Plan" shall mean any Plan and any Multiemployer Plan that is subject to the provisions of Section 302 of ERISA or Title IV of ERISA.

        "Percentage" shall mean, with respect to any Lender, the Percentage of such Lender specified opposite such Lender's name on Schedule 1.01 hereto or in the Assignment and Acceptance pursuant to which it became a Lender hereunder.

        "Permitted Liens" shall mean the Liens permitted by Section 6.02.

        "Person" shall mean and includes natural persons, corporations (business, municipal or not-for-profit), limited partnerships, general partnerships, limited liability companies, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts and other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

        "Plan" shall mean any employee benefit plan (within the meaning of Section 3(3) of ERISA), other than a Multiemployer Plan, that is maintained for employees of the Borrower or any ERISA Affiliate.

        "Premises" shall mean the Premises described in Section 3.16.

        "Prime Rate" shall mean on any day a fluctuating rate per annum equal to the higher of (a) the rate of interest designated by the Agent from time to time as its "Prime Rate," and (b) a rate of interest equal to the sum of (i) the Federal Funds Rate, plus (ii) 0.5%. The Prime Rate is not necessarily the lowest rate of interest charged by the Agent in connection with extensions of


                                      12.

credit. Changes in the rate of interest on a Prime Rate Loan shall take effect simultaneously with each change in the Prime Rate. The applicable Prime Rate shall be determined by the Agent in its sole judgment, and such determination shall be conclusive absent manifest error.

        "Prime Rate Loan" shall mean any Loan (or portion thereof) bearing interest at the Prime Rate, as designated by the Borrower pursuant to its Notice of Borrowing, Notice of Conversion or Notice of Continuance.

        "Regulation D, G, T, U or X" shall mean Regulation D, G, T, U or X of the Board, as each of the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

        "Reimbursement Obligations" shall mean all amounts owed by the Borrower to the Lenders (whether or not evidenced by any note or instrument), direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, representing the principal of and interest on payments made by the Lenders under or in connection with any Letter of Credit, including but not limited to, all unpaid drawings, fees, premiums, expenses, attorneys' fees, accountants' fees, capital adequacy charges, increased costs and similar costs and expenses owed or payable under this Agreement or any Letters of Credit, including, but not limited to, the fees set forth in Section 2.08 hereof.

        "Replacement Lender" shall mean the Replacement Lender described in
Section 2.15.

        "Reportable Event" shall mean any Reportable Event within the meaning of
Section 4043(b) of Title IV of ERISA or the regulations issued thereunder.

        "Required Lenders" shall mean Lenders whose aggregate Percentages equal or exceed 67%.

        "Revolving Credit Availability" shall mean the Revolving Credit Availability described in Section 2.01(a).

        "Revolving Credit Commitment" shall mean, with respect to any Lender, the Commitment of such Lender to make Loans and issue or participate in Letters of Credit under the Revolving Credit Facility in a maximum principal amount not in excess of the amount of the Revolving Credit Commitment (for the relevant time period specified herein) specified opposite such Lender's name on Schedule
1.01 hereto or in the Assignment and Acceptance pursuant to which it became a Lender hereunder, as such amount may be reduced or otherwise adjusted from time to time pursuant to this Agreement.

        "Revolving Credit Facility" shall mean the Revolving Credit Facility described in Section 2.01(a).

        "Revolving Credit Notes" shall mean the Revolving Credit Notes described in Section 2.02, to be executed and delivered by the Borrower on the Closing Date, in substantially the form of Exhibit A.

        "Revolving Credit Termination Date" shall mean May 15, 2001.


                                      13.

        "Revolving Credit Utilizations" shall mean, at any particular time, the sum of (a) the aggregate outstanding principal balance of the Revolving Credit Notes at that time, plus (b) the Letter of Credit Obligations at that time with respect to Letters of Credit issued under the Revolving Credit Facility.

        "Security Agreements" shall mean, collectively, the Borrower Security Agreement and the Parent Security Agreement, together with all intellectual property security agreements delivered in connection therewith.

        "Seller Note" shall mean that promissory note made by the Borrower in favor of the Sellers due August 21, 2002, having an initial principal amount of $1,250,000, bearing interest at a rate of 10% per annum, payable in consecutive equal monthly installments of $15,935.28 and subject to the Subordination Agreement.

        "Sellers" shall mean Falcon Systems, Inc.

        "Subordination Agreement" shall mean that Subordination Agreement dated as of August 21, 1997, made by Sellers in favor of the Sanwa Bank California and assigned by Sanwa Bank California to the Agent, on behalf of itself and the Lenders, as of the Closing Date, in form and substance acceptable to the Agent, as amended, restated or otherwise modified from time to time.

        "Subsidiary" shall mean, as to any Person (a) any corporation, more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (b) any partnership, association, joint venture, or other entity in which such Person and/or one or more Subsidiaries of such Person has greater than a 50% equity interest at the time.

        "Taxes" shall mean the Taxes defined in Section 2.06(f).

        "Transactions" shall mean collectively the execution, delivery and performance by the Borrower of this Agreement and the other Loan Documents to which it is a party, the borrowing by the Borrower hereunder, the grant of Liens pursuant to the Collateral Documents and all other transactions contemplated by this Agreement and the other Loan Documents.

        "United States" and "U.S." shall each mean the United States of America.

        SECTION 1.2 ACCOUNTING TERMS. Except as otherwise herein specifically provided, each accounting term used herein shall have the meaning given it under GAAP; provided, however, that each reference in Article VI hereof, or in the definition of any term used in Article VI hereof, to GAAP, shall mean GAAP as in effect in the United States on the date hereof.

        SECTION 1.3 INTERPRETATION. In this Agreement and each other Loan Document, unless a clear contrary intention appears:

               (a) The singular number includes the plural number and vice versa;


                                      14.

               (b) Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by the Loan Documents, and reference to a Person in a particular capacity excludes such Person in any other capacity;

               (c) reference to either gender includes the other gender;

               (d) reference to any agreement (including this Agreement and the Schedules (which shall include the Disclosure Schedule) and Exhibits and the other Loan Documents), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof and the other Loan Documents, and reference to any promissory note includes any promissory note which is an extension or renewal thereof or a substitute or replacement therefor;

               (e) reference to any law, rule, regulation, order, decree, requirement, policy, guideline, directive or interpretation means as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect on the determination date, including rules and regulations promulgated thereunder;

               (f) reference to any Article, Section, Schedule (including the Disclosure Schedule), or Exhibit means such Article or Section of this Agreement or Schedule or Exhibit to this Agreement;

               (g) "hereunder", "hereof", "hereto" and words of similar import shall be deemed references to this Agreement as a whole and not to any particular Article, Section or other provision hereof;

               (h) "including" (and with correlative meaning "include") means including without limiting the generality of any description preceding such term; and

               (i) relative to the determination of any period of time "from" means "from and including and "to" means "to but excluding".

                                    ARTICLE 2

                                 THE FACILITIES

        SECTION 2.1 THE LOANS.

               (a) REVOLVING CREDIT FACILITY. Subject to the terms and conditions of this Agreement, each Lender, severally and not jointly, shall make available to the Borrower during the term of this Agreement up to the Revolving Credit Termination Date, a revolving line of credit (the "Revolving Credit Facility") in an amount not to exceed at any one time the lesser of (i) such Lender's Revolving Credit Commitment and (ii) such Lender's Percentage of the Borrowing Base (the "Revolving Credit Availability"). Subject to the terms and conditions of this Agreement, the Borrower may borrow, repay, prepay and reborrow under the Revolving Credit Facility.


                                      15.

               (b) LOAN ADVANCES. All Loans shall be made ratably by the Lenders in accordance with their respective Percentages; provided, however, that failure of any Lender to make any Loan shall not relieve any other Lender of its obligation to lend its respective Percentage hereunder, but a Lender shall not be responsible for the failure of any other Lender to make any Loan hereunder.

        SECTION 2.2 THE NOTES. The Revolving Credit Facility and the Loans made by the Lenders to the Borrower thereunder shall be evidenced by the Revolving Credit Notes. Each Lender shall, and is hereby authorized by the Borrower to, record on any schedules attached to the Notes (or on a continuation of such schedules attached to the Notes and made a part thereof), or otherwise record in such Lender's internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment of principal of any portion of each Loan, each payment of interest on each Loan and the other information provided for on such schedule; provided, however, that the failure of such Lender to make such a notation or any error in such a notation shall not affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Notes and this Agreement.

        SECTION 2.3 MAINTENANCE OF LOANS; INTEREST.

               (a) MAINTENANCE OF LOANS. The Loans may be made and maintained as
(a) Prime Rate Loans, or (b) LIBOR Loans, or (c) any combination of Prime Rate Loans and LIBOR Loans, provided that all Loans comprising a part of the same borrowing shall be of the same type. The aggregate principal amount of each Loan, whether new, converted or continued, shall not be less than $100,000 for a Prime Rate Loan or $500,000 for a LIBOR Loan and shall be in integral multiples of $25,000 for Prime Rate Loans and $100,000 for LIBOR Loans. More than one borrowing may occur on the same date, but at no time shall there be outstanding more than six LIBOR Loans.

               (b) INTEREST. Except as set forth in Section 2.04, the Borrower shall pay to the Lenders interest on the outstanding principal balance of the Loans from time to time at a rate per annum equal to: (a) with respect to Prime Rate Loans, the Prime Rate plus the Applicable Margin; and (b) with respect to LIBOR Loans, the LIBOR Rate plus the Applicable Margin. The records of the Agent as to the interest rate applicable to a particular advance shall be binding and conclusive absent manifest error. Interest shall be payable from, and including, the day of such advance of the Loan to, but excluding, the day of repayment of such advance. Interest shall be computed on the basis of the actual number of days elapsed on the basis of a year consisting of 360 days, and shall be payable as provided in Section 2.07. Interest on the outstanding principal amount of each Loan shall be due and payable in arrears on each Interest Payment Date and upon payment (including prepayment) in whole or in part thereof.

               (c) INABILITY TO DETERMINE INTEREST RATE. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a LIBOR Loan, the Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that Dollar deposits in the amount of such LIBOR Loan are not generally available in the London Interbank market, or the Required Lenders shall have determined that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lenders of maintaining the principal amount of such LIBOR


                                      16.

Loan during such Interest Period, the Agent or such Lenders shall promptly after such determination shall have been made give telex or telecopy notice of such determination, confirmed in writing, to the Borrower. In the event of such a determination, any request by the Borrower for the making of, conversion to or continuation of a LIBOR Loan shall be deemed to be a request for a Prime Rate Loan. Each Lender shall use reasonable efforts to notify the Borrower of a change in the circumstances causing the LIBOR Loans to be unavailable but shall not incur any liability for any failure so to notify the Borrower.

        SECTION 2.4 INTEREST ON OVERDUE AMOUNTS. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Agent pay interest, to the extent permitted by law, on such defaulted amount from the day after the due date thereof to the date of actual payment (after as well as before judgment) at a rate per annum, equal to the interest rate applicable to such Loan under Section 2.03 plus 2% per annum ("Default Rate").

        SECTION 2.5 BORROWING PROCEDURES. In order to effect a Loan under the Revolving Credit Facility, the Borrower's Representative shall give the Agent written notice or telephone notice (immediately confirmed by facsimile) not later than 2:00 p.m. (Chicago time) on (a) the third Business Day prior to the proposed borrowing date in the case of a LIBOR Loan, and (b) not later than 2:00 p.m. (Chicago time) one Business Day prior to the proposed borrowing date in the case of a Prime Rate Loan (the "Notice of Borrowing"). The Borrower hereby authorizes each Lender to extend advances and make Loans to the Borrower based on written or telephone notice from Borrower's Representative. Each Notice of Borrowing shall specify the principal amount of the Loans to be made pursuant to such borrowing, the date of such borrowing (which shall be a Business Day), whether the Loans being made pursuant to such Borrowing are to be initially maintained as Prime Rate Loans or LIBOR Loans and, if LIBOR Loans, the initial Interest Period to be applicable thereto. The Agent shall promptly give each Lender notice of such proposed borrowing, of such Lender's Percentage thereof and of the other matters required to be specified in the Notice of Borrowing.

        SECTION 2.6 DISBURSEMENT OF LOAN FUNDS.

               (a) PRO RATA AVAILABILITY. No later than 11:00 a.m. (Chicago time) on the date specified in each Notice of Borrowing, each Lender will make available to the Agent its Percentage share of each Loan requested to be made on such date and the Agent shall make such amounts available to the Borrower by 2:00 p.m. (Chicago time) on such date in Chicago, Illinois in immediately available funds in accordance with the Borrower's written directions.

               (b) FAILURE TO MAKE AVAILABLE. Unless the Agent shall have been notified by any Lender prior to any date specified in any Notice of Borrowing that such Lender does not intend to make available to the Agent such Loan on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Borrower a corresponding amount on such date. If such corresponding amount is not in fact made available to the Agent by such Lender on or prior to such date, such Lender agrees to pay and the Borrower agrees to repay to the Agent within two Business Days of demand such corresponding amount together with


                                      17.

interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is paid or repaid to the Agent, at the interest rate applicable to such Loan. If such Lender shall pay to the Agent such amount, such amount so paid shall constitute such Lender's Loan, and if both such Lender and the Borrower shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly pay over to the Borrower such corresponding amount in same day funds, but the Borrower shall remain obligated for all interest thereon to the extent not already paid by the Borrower pursuant to the preceding sentence. Nothing in this Section 2.06(b) shall be deemed to relieve any Lender of its obligation hereunder to make its Loan on any date specified in any Notice of Borrowing.

        SECTION 2.7 PAYMENTS.

               (a) PRINCIPAL AND INTEREST. If not sooner paid, the outstanding principal amount of each Loan made under the Revolving Credit Facility shall be paid on the Revolving Credit Termination Date. If no Default or Event of Default then exists, the Revolving Credit Termination Date may be extended by the Lenders (i) for an additional one year period upon notice from the Agent to the Borrower on or before the first anniversary of the Closing Date that all of the Lenders have agreed to such extension and (ii) for an additional one year period upon notice from the Agent to the Borrower on or before the second anniversary of the Closing Date that all of the Lenders have agreed to such extension (it being agreed that any such extension shall be at the sole discretion of each Lender and no Lender shall have an obligation to agree to any such extension). All payments by the Borrower pursuant to this Agreement, the Note or any other Loan Document, whether in respect of principal, interest, or otherwise, shall be made without setoff, counterclaim or deduction in same day funds by the Borrower to the Agent. All such payments required to be made to the Lenders shall be made not later than 2:00 p.m. (Chicago time) on the date due by wire transfer (or by advice of transfer from or between accounts of the Borrower at the Agent) to the Loan Account or such other account as the Agent shall specify from time to time by notice to the Borrower. Funds received after that time shall be deemed to have been received by the Agent on the next following Business Day. The Agent shall pay to each Lender its applicable portion of each such payment promptly after receipt. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall be included in computing interest, if any, in connection with such payment.

               (b) LOAN ACCOUNT. The Borrower shall maintain such demand deposit accounts ("Loan Account") with the Agent as the Agent may require into which all advances of the Loans by the Lenders to the Borrower shall be made. The Borrower hereby authorizes the Agent, and the Agent may, in its sole and absolute discretion, charge for any payments due hereunder, under the Notes and under the other Loan Documents, the Loan Account or any other bank account of the Borrower with the Agent; provided, however, that the provisions of this Section 2.07(b) shall not affect the Borrower's obligation to pay when due all amounts payable by the Borrower under this Agreement, the Notes and any other Loan Document, whether or not there are sufficient funds in the Loan Account or any other bank account of the Borrower.

               (c) MANDATORY PAYMENTS. If at any time the Revolving Credit Utilizations exceed the Revolving Credit Availability, the Borrower immediately shall pay to the Agent an amount equal to such excess, which will be applied (in the Agent's sole discretion) to the


                                      18.

outstanding principal amount of the Revolving Credit Notes or held by the Agent as cash collateral to secure the obligations of the Borrower hereunder with respect to the Letters of Credit.

               (d) APPLICATION OF PAYMENTS. Effective from and after an Event of Default, the Borrower irrevocably waives the right to direct the application of payments and collections received by the Agent from or on behalf of the Borrower, and the Borrower agrees that the Agent shall have the continuing exclusive right to apply and reapply any and all such payments and collections against the Obligations in such manner as the Agent may deem appropriate, notwithstanding any entry by the Agent upon any of its books and records. To the extent that the Borrower makes a payment or payments to the Agent or the Agent receives any payment or proceeds of the Collateral for the Borrower's benefit, which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy act, state or federal law, common law or equitable case, then, to the extent of such payment or proceeds received, the Obligations or part thereof intended to be satisfied shall be revived and shall continue in full force and effect, as if such payments or proceeds had not been received by the Agent.

               (e) TAXES ON PAYMENTS. All payments made by the Borrower under the Notes or this Agreement shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, assessments, imposts, deductions, charges, or withholdings imposed by any foreign, Federal, state, local or other jurisdiction or any governmental agency thereof or political subdivision or taxing authority therein, excluding taxes imposed on the overall net income of a Lender by the jurisdiction in which such Lender has its principal office (all such non-excluded taxes being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts so payable to a Lender hereunder or under the Notes, the amounts so payable to such Lender shall be increased to the extent necessary to yield to such Lender (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Notes or this Agreement. If (i) the Borrower or any other Person is required by law to make any deduction or withholding on account of any Taxes or other amount from any sum paid or expressed to be payable by the Borrower to the Lenders under this Agreement; or (ii) any party to this Agreement (or any Person on its behalf) other than the Borrower is required by law to make any deduction or withholding from, or any payment on or calculated by reference to the amount of, any such sum received or receivable by the Lenders under this Agreement, then: (A) the Borrower shall notify the Agent of any such requirement or any change in any such requirement as soon as the Borrower becomes aware of it; (B) such Borrower shall pay any such Taxes or other amount before the date on which penalties attached thereto become due and payable, such payment to be made (if the liability to pay is imposed on the Borrower) for its own account or (if that liability is imposed on any other party to this Agreement) on behalf of and in the name of that party; (C) the sum payable by the Borrower in respect of which the relevant deduction, withholding or payment is required shall be increased to the extent necessary to ensure that, after the making of that deduction, withholding or payment, that party receives on the due date and retains (free from any liability in respect of any such deduction, withholding or payment) a sum equal to that which it would have received and so retained had no such deduction, withholding or payment been required or made; and (D) within thirty
(30) days after payment of any sum from


                                      19.

which the Borrower is required by law to make any deduction or withholding, and within thirty (30) days after the due date of payment of any Taxes or other amount which it is required by clause (B) above to pay, it shall deliver to the Agent all such certified documents and other evidence as to the making of such deduction, withholding or payment as (1) are reasonably satisfactory to other affected parties as proof of such deduction, withholding or payment and of the remittance thereof to the relevant taxing or other authority and (2) are reasonably required by any such party to enable it to claim a tax credit with respect to such deduction, withholding or payment. If the Borrower fails to pay any Taxes when due to the appropriate taxing authority, the Borrower shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by the Lenders as a result of any such failure.

               (f) NON-US LENDERS. Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-US Lender") agrees that it will, not less than 10 Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and (ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each such Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. If a Lender has determined that it will be subject to any such deduction or counterclaim, that Lender will fund and maintain Loans at another branch or office of that Lender which would not subject such Lender to such deduction or counterclaim if, in that Lender's opinion, the same would not adversely affect it or its Loans or the income obtained therefrom. For any period during which such a Lender has failed to provide the Borrower with such appropriate forms (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under this
Section 2.07(f) with respect to Taxes imposed by the United States; provided, however, that, should a Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required above, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes. Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times


                                      20.

prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

        SECTION 2.8 LETTERS OF CREDIT.

               (a) OBLIGATION TO ISSUE. Subject to the terms and conditions of this Agreement, the Agent hereby agrees to issue for the account of the Borrower one or more Letters of Credit, up to an aggregate face amount at any time outstanding equal to the lesser of (i) the unused amount of the Revolving Credit Availability, and (ii) $2,000,000, from time to time during the term of this Agreement up to the Business Day which is 15 Business Days prior to the Revolving Credit Termination Date. The Letter of Credit Obligations shall constitute financial accommodations under the Revolving Credit Facility and shall increase the utilization of the Revolving Credit Facility by the stated amount of the Letter of Credit; provided, however, that with respect to Loans made to reimburse the Agent for a drawing under a Letter of Credit, Letter of Credit Obligations shall not include the amount of such drawing.

               (b) TYPES AND AMOUNTS. The Agent shall not have any obligation to issue any Letter of Credit at any time: (i) if the aggregate maximum amount then available for drawing under Letters of Credit, after giving effect to the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon the Agent; or (ii) if the proposed Letter of Credit has an expiration date later than five Business Days immediately preceding the Revolving Credit Termination Date.

               (c) CONDITIONS. In addition to being subject to the satisfaction of the conditions precedent contained in Article IV, the obligation of the Agent to issue any Letter of Credit is subject to the satisfaction in full of the following conditions: (i) the Borrower shall have delivered to the Agent, at such times and in such manner as the Agent may prescribe, a Letter of Credit Reimbursement Agreement (excluding standard provisions requiring additional collateral) and such other documents and materials as may be required by the Agent pursuant to the terms thereof, and the terms of the proposed Letter of Credit shall be reasonably satisfactory to the Agent and shall be consistent with the Agent's ordinary practice with respect to terms of its letters of credit; and (ii) as of the date of issuance of the Letter of Credit, no order, judgment or decree of any court, arbitrator or governmental authority shall purport by its terms to enjoin or restrain the Agent from issuing the Letter of Credit and no law, rule or regulation applicable to the Agent and no request or directive (whether or not having the force of law and whether or not the failure to comply therewith would be unlawful) from any governmental authority with jurisdiction over the Agent shall prohibit or request the Agent to refrain from the issuance of Letters of Credit generally or the issuance of that Letter of Credit.

               (d) ISSUANCE OF LETTERS OF CREDIT. The Borrower shall give the Agent written notice of a requested issuance of a Letter of Credit, which Letter of Credit shall be issued in a manner and within such period of time consistent with the Agent's ordinary practice with respect to issuing letters of credit. Such notice shall be irrevocable and in the form of the customary letter of credit application used by the Agent and shall specify (i) the stated amount of the Letter of Credit requested, (ii) the effective date (which day shall be a Business Day) of issuance of such requested Letter of Credit, (iii) the date on which such requested Letter of Credit is to


                                      21.

expire (subject to Section 2.08(b)(ii), (iv) the Person for whose benefit the requested Letter of Credit is to be issued, and (v) whether such Letter of Credit is a commercial or standby Letter of Credit and (vi) the amount of Letter of Credit Obligations then outstanding.

               (e) EXTENSION/AMENDMENT OF LETTERS OF CREDIT. The Agent shall not be obligated to extend or amend any Letter of Credit if the issuance of a new Letter of Credit having the same terms as such Letter of Credit as so extended or amended would be prohibited by Section 2.08(b).

               (f) REIMBURSEMENT OBLIGATIONS; DUTIES OF THE AGENT. Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement: (i) the Borrower shall reimburse the Agent for drawings under a Letter of Credit issued by it no later than the earlier of (A) the time specified in such Letter of Credit Reimbursement Agreement, and (B) one Business Day after the payment by the Agent of such drawing; and (ii) any Reimbursement Obligation with respect to any Letter of Credit shall bear interest from the date of the relevant drawing under the pertinent Letter of Credit at the interest rate applicable to Prime Rate Loans under the Revolving Credit Facility for one Business Day after such date and thereafter at the interest rate for past due Loans in accordance with Section 2.04. In the event this Agreement and any Letter of Credit Reimbursement Agreement are inconsistent, the terms of this Agreement shall prevail.

               (g) PAYMENT OF REIMBURSEMENT OBLIGATIONS. The Borrower agrees to pay to the Agent the amount of all Reimbursement Obligations, interest and other amounts payable to the Lenders under or in connection with any Letter of Credit issued on behalf of the Borrower immediately when due, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against the Agent, any Lender or any other Person.

               (h) COMPENSATION FOR LETTERS OF CREDIT. The Borrower shall pay to the Agent for the ratable benefit of each Lender on the first Business Day of each calendar quarter a letter of credit fee (the "Letter of Credit Fees") equal to 1.5% per annum of (i) the stated amount of each commercial letter of credit and (ii) the aggregate amount permitted to be drawn under each standby Letter of Credit, in any case with a minimum fee of $200 per year per Letter of Credit. The Agent shall promptly upon receipt thereof, distribute to each Lender its respective Percentage of any Letter of Credit Fees received hereunder. All Letter of Credit Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

               (i) INDEMNIFICATION; EXONERATION. In addition to amounts payable as elsewhere provided in this Section 2.08, the Borrower hereby agrees to protect, indemnify, pay and save the Agent and each of the Lenders harmless from and against any and all loss, liability, damage and expense (including reasonable attorneys' fees and expenses) which the Agent or a Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of or participation in a Letter of Credit, other than as a result of its gross negligence or willful misconduct or (ii) the failure of the Agent to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto governmental authority. As between the Borrower and the Agent and the Lenders, the Borrower assumes all risks of the acts and omissions of or misuse of such Letter of Credit by the beneficiary of such Letter of Credit. In furtherance and not in limitation of the foregoing, subject


                                      22.

to the provisions of the Letter of Credit Reimbursement Agreements, the Agent and the Lenders shall not be responsible for (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason,
(C) failure of the beneficiary of a Letter of Credit to comply duly with conditions required in order to draw upon such Letter of Credit, (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or other similar form of teletransmission or otherwise, whether or not they be in cipher, (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof, (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit, and (H) any consequences arising from causes beyond the control of a Lender, except in each case if caused by the gross negligence or willful misconduct of the Agent or a Lender. In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Agent or a Lender under or in connection with Letters of Credit issued on behalf of the Borrower or any related certificates, if taken or omitted in good faith, shall not in the absence of gross negligence or willful misconduct by the Agent or such Lender, put the Agent or any Lender under any resulting liability to the Borrower or relieve the Borrower of any of its obligations hereunder to the Agent or any Lender.

               (j) LETTER OF CREDIT PARTICIPATIONS. The Agent irrevocably agrees to grant and hereby grants to each other Lender, and, to induce the Agent to issue Letters of Credit hereunder, each other Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from the Agent, on the terms and conditions hereinafter stated, for such Lender's own account and risk an undivided interest equal to such Lender's Percentage in obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Agent thereunder. Each Lender (other than the Agent) unconditionally and irrevocably agrees with the Agent that, if a draft is paid under any Letter of Credit for which the Agent is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such Lender shall pay to the Agent upon demand at the Agent's address for notices specified herein an amount equal to such Lender's Percentage of the amount of such draft, or any part thereof, which is not so reimbursed. Whenever, at any time after the Agent has made payment under any Letter of Credit and has received from another Lender its pro rata share of such payment in accordance with this paragraph, the Agent receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of collateral applied thereto by the Agent), or any payment of interest on account thereof, the Agent will distribute to such other Lender its Percentage share thereof; provided, however, that in the event that any such payment received by the Agent shall be required to be returned by the Agent, such other Lender shall return to the Agent the portion thereof previously distributed by the Agent to it.


                                      23.

        SECTION 2.9 CONVERSION OPTIONS; CONTINUANCE.

               (a) CONVERSION REQUIREMENTS. Provided that no Default or Event of Default has occurred and is continuing, the Borrower may elect from time to time to convert a Prime Rate Loan, or any portion thereof, to a LIBOR Loan by giving the Lenders at least three Business Days' prior irrevocable notice of conversion (which notice must be received by the Lenders prior to 11:00 a.m. (Chicago time) (the "Notice of Conversion"). If the date on which a Prime Rate Loan is to be converted to a LIBOR Loan is not a Business Day, then such conversion shall be made on the next succeeding Business Day, and during the period from such date to such succeeding Business Day, such Prime Rate Loan shall bear interest as if it were a Prime Rate Loan. All or any part of outstanding borrowings may be converted as provided herein.

               (b) CONTINUANCE. Any LIBOR Loan may be continued as such, in whole or in part, upon the expiration of an Interest Period with respect thereto if the Borrower gives the Lenders irrevocable notice of continuance (which notice must be received by the Lenders prior to 11:00 a.m. (Chicago time), at least three Business Days prior to the date of expiration of the Interest Period expiring with respect to the LIBOR Loan which is requested to be continued), specifying (i) the LIBOR Loan, or portion thereof, requested to be continued;
(ii) the date of expiration of the Interest Period expiring with respect to the LIBOR Loan, or portion thereof, which is requested to be continued; and (iii) the length of the Interest Period with respect to such LIBOR Loan, or portion thereof, after the continuation thereof; provided, however, that no LIBOR Loans may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period for such LIBOR Loan (the "Notice of Continuance"). If the Borrower does not comply with the notice provisions of this clause (b), such LIBOR Loan shall be automatically converted to a Prime Rate Loan upon the expiration of the Interest Period with respect thereto.

               (c) RESTATEMENT OF REPRESENTATIONS AND WARRANTIES. Any Notice of Conversion or Continuance pursuant to this Section 2.09 shall be deemed to be a representation that all of the representations and warranties of the Borrower contained in this Agreement shall then be true and correct in all material respects as if made on such date, except to the extent that such representations and warranties expressly relate to an earlier date, and that no Default or Event of Default shall have occurred and be continuing.

        SECTION 2.10 REQUIREMENTS OF LAW.

               (a) INCREASED COSTS. Notwithstanding any other provisions herein, in the event that the introduction of or any change in any law, rule, regulation, treaty or directive or in the interpretation or application thereof, or compliance by the Agent or a Lender with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body:

                      (i) subjects the Agent or such Lender to any tax of any kind whatsoever with respect to this Agreement, the Notes, the other Loan Documents or the Loans made hereunder, or changes the basis of taxation of payments to the Agent or such Lender of principal, interest or any other amount payable hereunder (except for changes in the rate of tax


                                      24.

imposed on the overall net income of the Agent or such Lender by the United States, any state or subdivision thereof);

                      (ii) imposes, modifies, holds applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of the Agent or such Lender (which is not otherwise included in the determination of the LIBOR Rate hereunder); or

                      (iii) imposes on the Agent or such Lender or the London interbank market any other condition;

and the result of any of the foregoing is to increase the cost to the Agent or such Lender of agreeing to make, making, continuing or maintaining or participating in LIBOR Loans, or to reduce any amount receivable thereunder or to increase the withholding taxes payable then, in any such case, the Borrower shall pay the Agent or such Lender, within 15 days after the demand by the Agent or such Lender, any additional amounts necessary to compensate the Agent or such Lender on an after-tax basis for such additional cost or reduced amount receivable or increased withholding taxes payable which the Agent or such Lender deems to be material as determined by the Agent or such Lender with respect to this Agreement, the Notes, the other Loan Documents or the Loans made hereunder.

               (b) CAPITAL ADEQUACY. In the event that any Lender shall have determined that, after the date hereof, the adoption of any law, rule, regulation, treaty or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or application of any of the foregoing or compliance by such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality or regulatory body, does or shall have the effect of reducing the rate of return on such Lender's or its parent's capital as a consequence of its obligations under this Agreement to a level below that which such Lender or such parent could have achieved but for such adoption, change, or compliance (taking into consideration such Lender's or such parent's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower of a written request therefore, the Borrower shall pay to such Lender, within 15 days after its demand, such additional amount or amounts as will compensate such Lender or such parent on an after-tax basis for such reduction.

If a Lender has determined that it (or its parent) will be subject to any such reduction, that Lender will fund and maintain Loans at another branch or office of that Lender which would not subject such Lender (or its parent) to such reduction if, in that Lender's opinion, the same would not adversely affect such Lender (or its parent) or its Loans or the income obtained therefrom.

               (c) CERTIFICATE FOR CLAIM. If a Lender or its parent becomes entitled to claim any additional amounts pursuant to this Section 2.10, it shall promptly notify the Borrower of the event by reason of which it has become so entitled. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the foregoing sentence submitted by such Lender or its parent shall be conclusive and binding on the Borrower in the absence of manifest


                                      25.

error. The provisions of this Section 2.10 shall survive the repayment of the Loans and the termination of this Agreement.

               (d) NO WAIVER. Failure on the part of any Lender or its parent to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such party's right to demand compensation with respect to such period or any other period. The protection of this Section 2.10 shall be available to such party regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed; provided, however that if such party shall have recouped any amount theretofore paid to it by the Borrower under this Section 2.10, such Lender shall pay to the Borrower an amount equal to the net recoupment so received by such party, as determined in good faith by such party.

        SECTION 2.11 ILLEGALITY. Each Lender may make or maintain its LIBOR Loans at or for the credit of any branch, subsidiary or affiliate office inside or outside the United States or any international banking facility within the United States, as such Lender may elect from time to time. Notwithstanding any other provisions herein, if any law, rule, regulation, treaty or directive or any change therein or in the interpretation or application thereof, shall make it unlawful for a Lender to maintain LIBOR Loans as contemplated by this Agreement, the agreement of such Lender to make or maintain LIBOR Loans shall terminate and all outstanding LIBOR Loans of such Lender shall be converted automatically to Prime Rate Loans, on the last day of the then current Interest Period or within such earlier period as required by law.

        SECTION 2.12 INDEMNITY. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any cost, loss or expense which each such party may sustain or incur as a consequence of (a) the Borrower making a payment or prepayment of principal or interest on any LIBOR Loan (including, without limitation, through a conversion to the same or a different type of Loan or pursuant to Section 2.11 above) on a day which is not the last day of an Interest Period with respect thereto, (b) any failure by the Borrower to borrow or convert any Loan hereunder after a Notice of Borrowing or Notice of Conversion has been given (in the case of LIBOR Loans), (c) default by the Borrower in making any prepayment after the Borrower has given a notice of prepayment, and (d) any acceleration of the maturity of the Loans in accordance with the terms of this Agreement, including, but not limited to, any such reasonable cost, loss or expense arising in liquidating the Loans and from interest or fees payable by the Lender to lenders of funds obtained by it in order to maintain the Loans hereunder. A certificate setting forth in reasonable detail any additional amounts payable pursuant to the preceding sentence submitted by a Lender shall be conclusive and binding upon the Borrower absent manifest error. The provisions of this Section 2.12 shall survive the repayment of the Loans and the termination of this Agreement.

        SECTION 2.13 SHARING OF SETOFFS. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or any other amount owing


                                      26.

hereunder or under the Notes or the Loan Documents (other than or amounts payable pursuant to Sections 2.10, 2.11, and 2.12) as a result of which the unpaid principal portion of its Loans shall be proportionately less than the unpaid principal portion of the Loans of any other Lender, it shall simultaneously purchase from such other Lender at face value a participation in the Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and such other amounts held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.13 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a loan directly to the Borrower in the amount of such participation.

        SECTION 2.14 FEES. The Borrower shall pay to the Agent for the benefit of the Lenders a fee of .25% per annum of the average daily unused Revolving Credit Commitment, payable in arrears on the first Business Day of each calendar quarter. Commitment fees shall be computed on the basis of the actual number of days elapsed on the basis of a year consisting of 360 days.

        SECTION 2.15 OPTIONAL REPLACEMENT OF LENDERS. Within 15 days after receipt by the Borrower of written notice and demand from any Lender for payment pursuant to Section 2.07(e) or 2.10 or, as provided in Section 9.09, in the case of certain refusals by any Lender to consent to certain proposed amendments, modifications, terminations or waivers with respect to this Agreement that have been approved by Required Lenders (any such Lender demanding such payment or refusing to consent being referred to herein as an "Affected Lender"), the Borrower may, at its option, notify the Agent and such Affected Lender of its intention to obtain, at Borrower's expense, a replacement Lender ("Replacement Lender") for such Affected Lender, which Replacement Lender shall be reasonably satisfactory to the Agent. In the event the Borrower obtains a Replacement Lender that will refinance all outstanding Obligations owed to such Affected Lender and assume its Revolving Credit Commitment hereunder within ninety (90) days following notice of Borrower's intention to do so, the Affected Lender shall sell and assign all of its rights and delegate all of its obligations under this Agreement to such Replacement Lender in accordance with the provisions of Section 9.04; provided, however, that the Borrower has reimbursed such Affected Lender for any administrative fee payable pursuant to Section 9.04 and, in any case where such replacement occurs as the result of a demand for payment pursuant to Section 2.07(e) or 2.10, paid all amounts required to be paid to such Affected Lender pursuant to Section 2.07(e) or 2.10 through the date of such sale and assignment.


                                      27.

                                   ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

        To induce the Lenders to execute this Agreement and perform their obligations hereunder, the Borrower represents and warrants to the Agent and the Lenders as follows:

        SECTION 3.1 ORGANIZATION; CORPORATE POWERS. The Borrower and its Subsidiaries are each duly organized, validly existing and in good standing under the laws of states of their respective organization. Each of the Borrower and its Subsidiaries has the requisite power and authority, including all material licenses, registrations, permits, franchises, patents, copyrights, trademarks, trade names, consents and approvals, to own its property and assets and to carry on its business as now conducted and is qualified to do business and in good standing in every jurisdiction where such qualification is required, except where failure to so qualify would not be reasonably likely to have a Material Adverse Effect. The Borrower has all requisite power and authority to consummate the Transactions.

        SECTION 3.2 AUTHORIZATION. The consummation of the Transactions (a) has been duly authorized by all requisite corporate action of the Borrower and (b) will not (i) violate (A) any applicable provision of law, statute, rule or regulation (including Regulations G, T, U or X) or the articles of incorporation or other constitutive documents or the by-laws or regulations of the Borrower,
(B) any order of any court, or any rule, regulation or order of any other agency of government binding upon the Borrower, or (C) any provisions of any material indenture, agreement or other instrument to which the Borrower is a party, or by which the Borrower or any of its respective properties or assets is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any indenture, agreement or other instrument referred to in clause (b)(i)(C) above or (iii) result in the creation or imposition of any Lien (other than in favor of the Lender as contemplated by this Agreement) upon any property or assets of the Borrower.

        SECTION 3.3 GOVERNMENTAL APPROVAL. Except as specifically provided by the Loan Documents, no registration with or consent or approval of, or other action by, any federal, state or other governmental agency, authority or regulatory body is or will be required in connection with the consummation of the Transactions by the Borrower.

        SECTION 3.4 ENFORCEABILITY. This Agreement constitutes, and each of the other Loan Documents when duly executed and delivered by the Borrower will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms, except as enforceability may be limited by equitable principles, bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

        SECTION 3.5 FINANCIAL MATTERS. The Borrower has heretofore furnished to the Lenders audited financial statements for the Fiscal Year ending March 29, 1997 and audited financial statements for the portion of the Fiscal Year ending December 31, 1997, which financial statements fairly state the Borrower's consolidated financial condition and results of operations as of the dates, and for the periods, set forth therein. Such financial statements and the notes thereto, together with the schedules to this Agreement, disclose all material liabilities, direct or


                                      28.

contingent, of the Borrower and its Subsidiaries as of the dates thereof. The financial statements referred to in this Section 3.05 have been prepared in accordance with GAAP.

        SECTION 3.6 NO MATERIAL ADVERSE CHANGE. Since December 31, 1997 (March 31, 1998, with respect to clause (a) of the definition of Material Adverse Effect) there has been no event or occurrence that would be reasonably likely to have a Material Adverse Effect.

        SECTION 3.7 SUBSIDIARIES. As of the Closing Date, each of the Subsidiaries of the Borrower and the Parent are listed in the Disclosure Schedule. Neither the Parent nor the Borrower is a partner or joint venturer in any partnerships or joint ventures.

        SECTION 3.8 LITIGATION. Except as described in the Disclosure Schedule, there are no actions, suits or proceedings at law or in equity or by or before any arbitrator or any governmental instrumentality or other agency or regulatory authority now pending or threatened in writing against or, to the Borrower's knowledge, otherwise affecting the Borrower or any of its Subsidiaries or the businesses, assets or rights of the Borrower or any of its Subsidiaries (a) which involve this Agreement or any of the other Loan Documents or any of the Transactions, or (b) as to which, if adversely determined, would be, individually or in the aggregate, reasonably likely to have a Material Adverse Effect.

        SECTION 3.9 COMPLIANCE WITH LAWS. Neither the Parent, the Borrower nor any of its Subsidiaries are in violation in any material respect of any applicable law, including but not limited to, any Environmental Law, or in default with respect to any applicable judgment, writ, injunction, decree, rule or regulation of any court or governmental agency or instrumentality.

        SECTION 3.10 ENVIRONMENTAL PROTECTION. After giving effect to the
Transactions: (a) the business of the Borrower and its Subsidiaries, the methods and means employed by the Borrower and its Subsidiaries in the operation thereof (including all operations and conditions at or in the properties of the Borrower and its Subsidiaries), and the assets owned, leased, held or operated by the Borrower and its Subsidiaries, comply in all material respects with all applicable laws, rules, regulations, ordinances and codes of every kind, including Environmental Laws; (b) the Borrower and its Subsidiaries have obtained all permits under Environmental Laws necessary to its operations other than such permits the absence of which could not, individually or in the aggregate, have a Material Adverse Effect, and all such permits are in good standing and the Borrower and its Subsidiaries are in compliance with all material terms and conditions of such permits; and (c) neither the Borrower nor its Subsidiaries have received (i) any claim or notice of violation, lien, complaint, suit, order or other claim or notice to the effect that it is or may be liable to any Person as a result of (A) the environmental condition of any of their respective properties or any other property, or (B) the release or threatened release of any Hazardous Materials, or (ii) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9604), or comparable state laws, and to the best of the Borrower's knowledge, none of the operations of the Borrower or its Subsidiaries are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Material at the Borrower's or its Subsidiaries' properties or at any other location, including any location to which the Borrower or its Subsidiaries have transported, or arranged for the transportation of, any Hazardous Materials.


                                      29.

        SECTION 3.11 FEDERAL RESERVE REGULATIONS. Neither the Parent, the Borrower nor its Subsidiaries are engaged principally, or as of one of their important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock. Neither the Loans nor any of the proceeds thereof, are for the purpose, whether immediate, incidental or ultimate of (a) buying or carrying Margin Stock, or (b) extending credit to others for the purpose of buying or carrying Margin Stock, or (c) refunding indebtedness originally incurred for such purpose, or for any purpose which entails a violation of, or which is inconsistent with, the provisions of Regulations of the Board, including Regulations G, T, U and X thereof.

        SECTION 3.12 TAXES. Each of the Borrower and each of its Subsidiaries have filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it, and has paid or caused to be paid all taxes shown to be due and payable on such returns or on any assessments received by it, other than any taxes or assessments, the validity of which the Borrower is contesting in good faith by appropriate proceedings, and with respect to which the Borrower shall have set aside on its books adequate reserves.

        SECTION 3.13 LABOR AND EMPLOYMENT. Each of the Borrower, each of its Subsidiaries and each Plan is in compliance in all material respects with those provisions of ERISA, the Internal Revenue Code of 1986 and the Age Discrimination in Employment Act, and the regulations and published interpretations thereunder which are applicable to the Borrower, its Subsidiaries or such Plan. As of the date hereof, no Reportable Event has occurred with respect to any Pension Plan as to which the Borrower or any of its Subsidiaries was required to file a report with the Pension Benefit Guaranty Corporation. No Pension Plan (other than a Multiemployer Plan) has any material amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) or any accumulated funding deficiency (within the meaning of Section 302(a)(2) of ERISA), whether or not waived, and neither the Borrower nor any of its ERISA Affiliates has incurred or expects to incur any material withdrawal liability under Subtitle E of Title IV of ERISA to a Multiemployer Plan. No Plan of the Borrower or its Subsidiaries obligates any of them to provide post-retirement medical benefits, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1986. The Borrower and its Subsidiaries are in compliance in all material respects with all labor and employment laws, rules, regulations and requirements of all applicable domestic and foreign jurisdictions. There are no pending of threatened labor disputes, work stoppages or strikes.

        SECTION 3.14 INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Parent, the Borrower nor any of its Subsidiaries is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" or "subsidiary company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

        SECTION 3.15 CAPITALIZATION. The record and beneficial owners of the equity interests of the Borrower and the Subsidiaries of the Borrower and the Subsidiaries of the Parent are correctly set forth in the Disclosure Schedule. All such equity interests are owned free and clear of all Liens. The owners of such equity interests have the unencumbered right to vote all of such interests. Except as described on the Disclosure Schedule, there are no outstanding options,


                                      30.

warrants or rights to purchase, nor any agreement for the subscription, purchase or acquisition of, any of such interests.

        SECTION 3.16 PROPERTIES; SECURITY INTERESTS. Each of the Borrower and each of its Subsidiaries has good and marketable title to, or valid leasehold interests in, all of its material assets and properties reflected in the December 31, 1997 balance sheet, except for (a) such properties as are no longer useful in the conduct of its business or have been disposed of in the ordinary course of business, subject to no Liens except for Permitted Liens and (b) intellectual property licensed by the Borrower from Founding Partners. All such assets and properties are in good repair, working order and condition and all such assets and properties are owned by the Borrower and its Subsidiaries, as the case may be, free and clear of all Liens other than Permitted Liens. The Security Agreements create and grant to the Lenders a valid and perfected first-priority security interest in all the Collateral, subject only to Permitted Liens. All real estate owned or leased by the Borrower or its Subsidiaries ("Premises") is listed in the Disclosure Schedule.

        SECTION 3.17 INTELLECTUAL PROPERTY; LICENSES. Each of the Borrower and each of its Subsidiaries possesses adequate assets, licenses, patents, patent applications, copyrights, trademarks, trademark applications and tradenames to continue to conduct its business as heretofore conducted. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any of the foregoing which taken in isolation or when considered with all other such revocations or terminations would be reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries have notice or knowledge of any fact or any past, present or threatened occurrence that would be reasonably likely to preclude or impair the Borrower's or any such Subsidiaries' ability to retain or obtain any authorization necessary for the operation of their respective businesses.

        SECTION 3.18 SOLVENCY. Neither the Parent nor the Borrower is insolvent and the execution and delivery of this Agreement and the other Loan Documents pursuant thereto and the consummation of the Transactions will not render either such Person insolvent. The fair value and present fair saleable value of the respective assets of the Parent exceeds its respective liabilities. The fair value and present fair saleable value of the respective assets of the Borrower exceeds its respective liabilities. The Parent and the Borrower understand that in this context "insolvent" means that the present fair saleable value of the total assets of a Person is less than the amount of the total respective liabilities of that Person. The Parent and the Borrower also understand that the term "liabilities" includes any legal liability, whether matured or unmatured, liquidated or unliquidated, absolute, fixed or contingent (with contingent liabilities valued based on the Borrower's or the Parent's, as applicable, good faith estimate of the probability of occurrence). The Parent and the Borrower will be able to pay its respective debts as they become absolute and mature. In the event that the maximum amount available under this Agreement is borrowed by the Borrower, neither the Parent nor the Borrower will incur debts beyond its respective ability to pay as they mature. The borrowing of the maximum amount available under this Agreement, and the granting of liens by the Parent and the Borrower on their respective properties pursuant to this Agreement and the other Loan Documents executed pursuant thereto, will not leave the Parent or the Borrower, as the case may be, with property remaining in such Person's hands constituting unreasonably small capital with which to conduct its business.


                                      31.

        SECTION 3.19 COMPLETE DISCLOSURE. All factual information furnished by or on behalf of the Borrower to the Agent or the Lenders for purposes of or in connection with this Agreement or the Transactions is, and all other such factual information hereafter furnished by or on behalf of the Borrower will be, true and accurate in all material respects on the date as of which such information is furnished and not incomplete by omitting to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

                                   ARTICLE 4

                             CONDITIONS TO THE LOAN

        SECTION 4.1 GENERAL CONDITIONS. The obligation of the Lenders to make each Loan or issue each Letter of Credit is subject to the satisfaction of the Lenders with the fulfillment of the following conditions precedent:

               (a) REVOLVING CREDIT AVAILABILITY. With respect to a borrowing under the Revolving Credit Facility, after giving effect to such Loan or the issuance of such Letter of Credit, the Revolving Credit Utilizations will not exceed the Revolving Credit Availability.

               (b) BORROWING NOTICE. The Lender shall have received a notice of such borrowing or issuance of such Letter of Credit as required by Section 2.05 or Section 2.08, as the case may be.

               (c) REPRESENTATIONS. The representations and warranties set forth in Article III shall be true and correct in all material respects with the same effect as though made on and as of such date, except to the extent such representations and warranties refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date.

               (d) COMPLIANCE. The Borrower, the Parent, the Foreign Subsidiaries and the Inactive Subsidiaries shall be in compliance in all material respects with all the terms and provisions contained herein and in the other Loan Documents to be observed or performed by them, and at the time of and immediately after such borrowing or issuance, no Default or Event of Default shall have occurred and be continuing.

The acceptance by the Borrower of the proceeds of any Loan or the issuance of any Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Loan or the date of the issuance of such Letter of Credit, as the case may be, that all of the conditions set forth in Section 4.01 have been satisfied.

        SECTION 4.2 CONDITIONS TO FIRST ADVANCE. The obligations of the Lenders to make the initial advance under the Revolving Credit Facility is subject to the following additional conditions precedent (or, as expressly set forth below, subsequent conditions), all of which shall be in form and substance satisfactory to the Lenders in their sole and absolute discretion:

               (a) LEGAL OPINION. The Lenders shall have received a favorable written opinion of counsel for the Borrower and the Parent in form and substance acceptable to the Agent and its counsel.


                                      32.

               (b) AUTHORIZATION DOCUMENTATION. The Lenders shall have received for the Borrower and the Parent (i) a copy of the articles of incorporation of such Person, certified by the applicable jurisdictional authority as of a recent date, (ii) certificates of good standing from the applicable authority of such Person's jurisdiction of incorporation and each other jurisdiction where the failure of such Person to be so qualified could reasonably be expected to have a Material Adverse Effect, all dated as of a recent date, (iii) a certificate of the Secretary or an Assistant Secretary of such Person, dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the articles of incorporation and by-laws of such Person as in effect on the date of such certificate, (B) that attached thereto is a true and complete copy of resolutions duly adopted by such Person authorizing the execution, delivery and performance of the Transactions to which such Person is a party, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (C) as to the incumbency and specimen signature of each officer of such Person executing any Loan Document, (iv) a certificate of another officer of such Person as to the incumbency and specimen signature of the Secretary or such Assistant Secretary of such Person, and (v) such other documents as any Lender or its counsel may reasonably request.

               (c) NOTES. Each Lender shall have received a Revolving Credit Note, duly executed and delivered by the Borrower, payable to its order and otherwise complying with the provisions of Section 2.02.

               (d) LOAN DOCUMENTS. The Lenders shall have received the Loan Documents, duly executed and delivered by the parties thereto (provided that (i) the Negative Pledge Agreement may be executed and delivered within 30 days after the Closing Date and (ii) delivery of any pledge agreement by the Parent shall be governed by Section 5.12).

               (e) INSURANCE. The Lenders shall have received certificates evidencing the insurance required under the Security Agreements and Section 5.03 of this Agreement.

               (f) CERTIFICATION. The Lenders shall have received a certificate, dated as of the Closing Date, whereby a Financial Officer certifies as to the matters specified in Section 4.01(a), (c), and (d).

               (g) SEARCHES. The Lenders shall have received recently dated reports describing all Lien filings with respect to the Borrower and the Parent reflected in such jurisdictions as the Agent may require. No such report shall list any Lien other than Permitted Liens. The Lenders shall also have received recently dated judgment and state and federal tax lien search reports for the Borrower and the Parent, satisfactory to the Lenders.

               (h) RELEASES. The Lenders shall have releases of Liens (other than Permitted Liens) and evidence of repayment of existing indebtedness (provided that termination statements relating to financing statements which the Borrower is in good faith unable to determine as of the Closing Date may be delivered within forty-five (45) days after the Closing Date).

               (i) FINANCING STATEMENTS. The Lenders shall have received all such fully executed UCC financing statements under the Credit Agreement and the Collateral Documents as any Lender may reasonably request.


                                      33.

               (j) FINANCIAL INFORMATION. The Lenders shall have received projections for Fiscal Year 1999 and the financial deliveries described in
Section 3.05.

               (k) FURTHER ASSURANCES. The Lenders shall have received all further documents, notifications and other assurances reasonably required by the Lenders to evidence and secure the Obligations.


                                   ARTICLE 5

                             AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees with the Lenders that, so long as this Agreement shall remain in effect or the principal of or interest on the Notes, any Fee or any other expense or amount payable hereunder shall be unpaid or any Letter of Credit shall be outstanding hereunder, unless the Required Lenders shall otherwise consent in writing, the Borrower shall, and shall cause each of its Subsidiaries to:

        SECTION 5.1 EXISTENCE. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, except
(a) Canada may be dissolved under applicable law and (b) to the extent expressly permitted in accordance with Section 6.04.

        SECTION 5.2 BUSINESSES AND PROPERTIES: COMPLIANCE WITH LAWS. Except to the extent expressly permitted in accordance with Section 6.04, at all times (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect the rights, licenses, registrations, authorizations, permits, franchises, patents, copyrights, trademarks and trade names, material to the conduct of its business, (b) maintain and operate its business in substantially the manner in which it is presently conducted and operated, (c) comply in all material respects with all laws and regulations applicable to the operation of such business, including but not limited to, all Environmental Laws, whether now in effect or hereafter enacted and with all other applicable laws and regulations, (d) take all action which may be required to obtain, preserve, renew and extend all franchises, registrations, licenses, permits and other authorizations which may be material to the operation of such business (e) maintain, preserve and protect all property material to the conduct of such business, and (f) keep its property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times.

        SECTION 5.3 INSURANCE. Maintain insurance required by the Borrower Security Agreement, including but not limited to, coverage on its insurable properties, including all inventory, equipment and real property, against the perils of fire, theft, burglary, public liability, worker's compensation and business interruption and such other risks as are customary with companies similarly situated and in the same or similar business under policies issued by financially sound and reputable insurers in such amounts as are customary with companies similarly situated and in the same or similar business. The Borrower shall pay all insurance premiums payable by it and shall deliver the policy or policies of such insurance (or certificates of insurance with copies of such policies) to the Lenders. All insurance policies of the Borrower


                                      34.

shall contain endorsements, in form and substance reasonably satisfactory to the Agent, providing that the insurance shall not be cancelable except upon 30 days' prior notice to the Agent. The Agent shall be shown as additional named insured parties under all such insurance policies.

        SECTION 5.4 OBLIGATIONS AND TAXES. Pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to liens or charges upon such properties or any part thereof; provided, however, that the Borrower shall not be required to pay and discharge or to cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Borrower shall have set aside on its books adequate reserves with respect thereto.

        SECTION 5.5 FINANCIAL STATEMENTS; REPORTS. The Borrower shall maintain a standard system of accounting in accordance with GAAP and furnish to the Agent:

               (a) ANNUAL STATEMENTS. Promptly upon their becoming publicly available and in any event within 90 days after close of each Fiscal Year of the Borrower, a copy of the Parent's (i) consolidated (A) balance sheet as of the end of the Fiscal Year and (B) statements of income, cash flow and shareholder's equity for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail, and in each case prepared by the Parent and audited by the Accountants, together with a certificate of the Accountants which shall state that the audit made by the Accountants in connection with such financial statements has been made in accordance with GAAP, such financial statements have been prepared in accordance with GAAP and in a manner consistent with that applied in prior fiscal periods (except that, from and after the Fiscal Year ending March 31 1998, the Borrower has elected to base its Fiscal Year on a period of 12 full months rather than 52 or 53 weeks, as applicable) and such financial statements fairly present the consolidated financial position of the Parent and (ii) unaudited consolidating
(A) balance sheets as of the end of the Fiscal Year and (B) statements of income, cash flow and shareholder's equity for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the preceding Fiscal Year, all in reasonable detail and containing such information as any Lender may require and certified by a Financial Officer. The Borrower shall deliver a Compliance Certificate in the form of Exhibit E hereto with such annual financial statements.

               (b) QUARTERLY STATEMENTS. Promptly upon their becoming publicly available and in any event within 45 days after the end of each Fiscal Quarter of the Borrower, a copy of the Parent's unaudited consolidated and consolidating
(i) balance sheets as of the end of such Fiscal Quarter and (ii) statements of income, cash flow and shareholders' equity for such Fiscal Quarter and for the period from the beginning of the then current year to the end of such Fiscal Quarter, all in reasonable detail and containing such information as any Lender may require and certified by a Financial Officer.

               (c) BORROWING BASE CERTIFICATE. Within 20 days after the end of each Fiscal Month, a borrowing base certificate of a Financial Officer in the form of Exhibit D hereto.


                                      35.

               (d) ACCOUNTS REPORT. Within 20 days after the end of each Fiscal Month, an Accounts Report.

               (e) COMPLIANCE CERTIFICATE. Within 45 days after the end of each Fiscal Quarter, a certificate of a Financial Officer in the form of Exhibit E hereto.

               (f) ACCOUNTANT REPORTS. Promptly upon the receipt thereof, copies of all reports submitted to the Borrower by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of the Borrower or any of its Subsidiaries made by such accountants, including, without limitation, the comment letter submitted by such accountants to management in connection with their annual audit.

               (g) PUBLIC FILINGS AND PRESS RELEASES. Promptly upon their becoming publicly available and to the extent not otherwise delivered pursuant to this Agreement, copies of (i) all financial reports, notices and proxy statements, (ii) all regular and periodic reports and all registration statements and prospectuses filed with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority and (iii) all press releases and other statements concerning material changes or developments in the business of the Parent or the Borrower.

               (h) ADDITIONAL INFORMATION. Promptly, from time to time, such other information regarding the compliance by the Borrower or any of its Subsidiaries with the terms of this Agreement and the other Loan Documents or the affairs, operations or condition (financial or otherwise) of the Borrower or any of its Subsidiaries as any Lender may reasonably request and which is capable of being obtained, produced or generated by the Borrower or any of its Subsidiaries or of which the Borrower or any of its Subsidiaries has knowledge.

        SECTION 5.6 LITIGATION AND OTHER NOTICES. Give the Agent prompt written notice of the following:

               (a) ORDERS: INJUNCTIONS. The issuance by any court or governmental agency or authority of any injunction, order, decision or other restraint prohibiting, or having the effect of prohibiting, the making of any Loan or the issuance of any Letter of Credit or the initiation of any litigation or similar proceeding seeking any such injunction, order or other restraint.

               (b) LITIGATION. The filing or commencement of any action, suit or proceeding against the Borrower or any of its Subsidiaries whether at law or in equity or by or before any court or any federal, state, municipal or other governmental agency or authority and which, if adversely determined against the Borrower or any of its Subsidiaries would be reasonably likely to result in liability in excess of $250,000 in the aggregate.

               (c) ENVIRONMENTAL MATTERS. (i) Any release or threatened release of any Hazardous Material required to be reported to any federal, state or local governmental or regulatory agency under any applicable Environmental Laws, (ii) any remedial action taken by the Borrower or any of its Subsidiaries or any other Person in response to any Hazardous Material on, under or about the Borrower's or any of its Subsidiaries' properties or any other property, and
(iii) any violation by the Borrower or any of its Subsidiaries of any Environmental Law, in each case, which would be reasonably likely to result in a Material Adverse Effect.


                                      36.

               (d) DEFAULT. Any Default or Event of Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto.

               (e) MATERIAL ADVERSE EFFECT. Any development in the business or affairs of the Parent, the Borrower or any of its Subsidiaries which would be reasonably likely to have a Material Adverse Effect.

        SECTION 5.7 ERISA. Comply in all material respects with the applicable provisions of ERISA and the provisions of the Internal Revenue Code of 1986 relating thereto and (a) furnish to the Agent as soon as possible, and in any event within 30 days after the Borrower knows or has reason to know thereof, notice of (i) the establishment by the Borrower or any ERISA Affiliate of any Pension Plan, (ii) the commencement by the Borrower or any of its Subsidiaries of contributions to a Multiemployer Plan, (iii) any failure by the Borrower or any ERISA Affiliate to make contributions required by Section 302 of ERISA (whether or not such requirement is waived pursuant to Section 303 of ERISA), or
(iv) the occurrence of any Reportable Event with respect to any Pension Plan for which the reporting requirement is not waived, together with a statement of the controller, treasurer or executive vice president of the Borrower setting forth details as to such Reportable Event and the action which the Borrower proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if any notice is required to be given to said Corporation, (b) promptly after receipt thereof, a copy of any notice the Borrower or any of its Subsidiaries may receive from the Pension Benefit Guaranty Corporation relating to the intention of said Corporation to terminate any Pension Plan, or to appoint a trustee to administer any Pension Plan and (c) promptly after receipt thereof, a copy of any notice of withdrawal liability from any Multiemployer Plan.

        SECTION 5.8 MAINTAINING RECORDS; ACCESS TO PREMISES AND INSPECTIONS. Maintain financial records in accordance with generally accepted practices and, upon reasonable notice, at all reasonable times and as often as any Lender may reasonably request, permit any authorized representative designated by any Lender to visit and inspect the properties and financial records of the Borrower and any of its Subsidiaries and to make extracts from such financial records at the Lender's expense, and permit any authorized representative designated by any Lender to discuss the affairs, finances and condition of the Borrower and any of its Subsidiaries with the Borrower's or such Subsidiary's chief financial officer and such other officers as the Borrower shall deem appropriate, and the Borrower's independent public accountants. The Lenders may from time to time request field audits in scope acceptable to them (which shall occur no less frequently than once every two years and, unless a Default or an Event of Default has occurred and is continuing, no more frequently than once a year), which will be paid for by the Borrower.

        SECTION 5.9 USE OF PROCEEDS. Use the proceeds of the Revolving Credit Facility only for working capital and general corporate purposes and to refinance existing indebtedness.

        SECTION 5.10 YEAR 2000 COMPLIANCE. On or before September 30, 1999, employ in the businesses of the Parent, the Borrower and its Subsidiaries only those computer systems and components which accurately accept, create, manipulate, sort, sequence, calculate, compare and output calendar date information with respect to calendar year 1999 and each subsequent calendar year beginning on or after January 1, 2000, in each case where necessary in order that


                                      37.

the business of the Parent, the Borrower and its Subsidiaries may be properly conducted at all times.

        SECTION 5.11 BANKING BUSINESS. In order to facilitate the Lenders' maintenance and monitoring of their security interest in the Collateral, within 30 days after the Closing Date, the Borrower shall, and shall cause the Parent and all domestic Subsidiaries of the Borrower or the Parent to, maintain all of its respective principal accounts and banking activities with the Agent.

        SECTION 5.12 PLEDGE AGREEMENT. If the Parent Merger is not consummated within ninety (90) days after the Closing Date, the Parent shall, upon the request of Agent, pledge to the Agent and the Lenders, as additional security for the Obligations, all issued and outstanding shares of the Borrower's capital stock, all on terms and conditions acceptable to the Agent.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

        The Borrower covenants and agrees with the Lenders that, so long as this Agreement shall remain in effect or the principal of or interest on the Notes, any Fee or any other expense or amount payable hereunder shall be unpaid or any Letter of Credit shall be outstanding hereunder, unless the Required Lenders shall otherwise consent in writing, it will not and it will not permit any of its Subsidiaries to, either directly or indirectly:

        SECTION 6.1 INDEBTEDNESS. Incur, create, assume or permit to exist any Indebtedness, including pursuant to any Guaranty, except that the following Indebtedness is permitted:

               (a) Indebtedness incurred pursuant to this Agreement and the other Loan Documents;

               (b) Indebtedness incurred in the ordinary course of business with respect to customer deposits, trade payables and other unsecured current liabilities not the result of borrowing and not evidenced by any note or other evidence of indebtedness;

               (c) unsecured Indebtedness incurred in the ordinary course of business not to exceed $250,000 at any time;

               (d) Interest Rate Protection Agreements with the Agent;

               (e) the Indebtedness listed in the Disclosure Schedule as of the Closing Date (provided that, notwithstanding any other provision of this Agreement, no later than 45 days after the Closing Date all of such Indebtedness held by Congress Financial Corporation shall be paid in full and all agreements with respect thereto shall be terminated in full);

               (f) Indebtedness of Foreign Subsidiaries not to exceed (i) $1,500,000 in the aggregate at any time during Fiscal Year 1998, (ii) $2,000,000 in the aggregate at any time during Fiscal Year 1999 and (iii) $2,500,000 in the aggregate at any time thereafter;


                                      38.

               (g) Indebtedness consisting of capital lease obligations and Indebtedness (including as incurred in connection with the purchase of intellectual property licensed as of the Closing Date by the Borrower from Founding Partners) secured by Liens permitted by Section 6.02 (g), not to exceed
(i) $1,600,000 in the aggregate at any time in the case of the intellectual property described in this clause (g) and (ii) $1,000,000 in the aggregate at any time in all other cases; and

               (h) extensions, renewals and replacements of the Indebtedness (other than the Seller Note and the Indebtedness held by Congress Financial Corporation) referred to in paragraphs (a) through (g) of, and in amounts permitted by, this Section 6.01.

        SECTION 6.2 NEGATIVE PLEDGE. Create, incur, assume or permit to exist any Lien on any property or assets now owned or hereafter acquired by it (including the capital stock of its Subsidiaries, none of which shall be subject to any Liens, whether or not described in clauses (b) through (e) below) or on any income or rights in respect of any thereof, except:

               (a) Liens created pursuant to the Loan Documents on behalf of the Lenders;

               (b) Liens for or priority claims imposed by law which are incidental to the conduct of business or the ownership of properties and assets (including mechanic's, warehousemen's, attorneys' and statutory landlords' liens) and deposits, pledges or liens to secure statutory obligations, surety or appeal bonds or other liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money; provided, however, that in each case, the obligation secured is not overdue or, if overdue, is being contested in good faith and adequate reserves have been set up by in a manner satisfactory to Lenders; provided, further, that the lien and security interest provided in the Loan Documents or any portion thereof created or intended to be created thereby is not, in the opinion of the Lenders, unreasonably jeopardized thereby;

               (c) Liens securing the payment of taxes, assessments and governmental charges or levies incurred in the ordinary course of business, either (i) not delinquent, or (ii) being contested in good faith by appropriate legal or administrative proceedings and as to which the Borrower shall have set aside on its books adequate reserves, and so long as during the period of any such contest, the Borrower shall suffer no loss of any privilege of doing business or any other right, power or privilege necessary or material to the operation of its business;

               (d) the Liens identified in the Disclosure Schedule as of the Closing Date (provided that, notwithstanding any other provision of this Agreement, no later than 45 days after the Closing Date all of such Liens securing Indebtedness held by Congress Financial Corporation shall be released and terminated in full);

               (e) Liens securing secured Indebtedness identified in the Disclosure Schedule as of the Closing Date;

               (f) Liens securing capital lease obligations permitted under
Section 6.01(g);


                                      39.

               (g) Liens securing Indebtedness incurred to finance the acquisition of assets by the Borrower and its Subsidiaries and permitted under
Section 6.01(g), provided that each such Lien attaches only to the applicable assets so acquired; and

               (h) extensions, renewals and replacements of Liens (other than the Liens in favor of Congress Financial Corporation) referred to in paragraphs
(a) through (g) of this Section 6.02; provided, however, that any such extension, renewal or replacement Lien shall be limited to the property or assets covered by the Lien extended, renewed or replaced and that the obligations secured by any such extension, renewal or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed or replaced.

        SECTION 6.3 SALE OF ASSETS. Except as expressly permitted by the Borrower Security Agreement, sell, transfer or otherwise dispose of any of its assets (including the capital stock of its Subsidiaries, none of which shall be disposed of, whether or not in the manner described below), including the Collateral and the Premises, except (a) bona fide sales of Inventory to customers for fair value in the ordinary course of business, dispositions of obsolete equipment not used or useful in the business and dispositions of motor vehicles in the ordinary course of business consistent with past practices, (b) closing of sales or other non-material offices, based on the reasonable determination of the board of directors of the Borrower or any Subsidiary of the Borrower, as applicable, that such action is in the best business interest of the Borrower or such Subsidiary, as applicable, and (c) Asset Dispositions if all of the following conditions are met: (i) the market value of assets sold or otherwise disposed of in any single transaction or series of related transactions does not exceed $250,000 and the aggregate market value of assets sold or otherwise disposed of in any fiscal year of the Borrower does not exceed $500,000; (ii) the consideration received is at least equal to the fair market value of such assets; (iii) the sole consideration received is cash or replacement equipment or fixed assets to be used in the ordinary course of business; (iv) after giving effect to the sale or other disposition of the assets included within the Asset Disposition, the Borrower is in compliance on a pro forma basis with the covenants set forth in Article VI recomputed for the most recently ended Fiscal Month for which information is available and is in compliance with all other terms and conditions contained in this Agreement; and
(v) no Default or Event of Default shall result from such sale or other disposition.

        SECTION 6.4 CONSOLIDATIONS, MERGERS OR PURCHASES OF ASSETS. Merge into or consolidate or combine with any other Person, or purchase, lease or otherwise acquire (in one transaction or a series of related transactions) all or any part of the property or assets of any Person (other than purchases or other acquisitions of inventory, materials, leases, property and equipment in the ordinary course of business); provided that, the Borrower may merge (a) any of its Subsidiaries into itself or any of its wholly-owned Subsidiaries, with the Borrower or such wholly- owned Subsidiary remaining as the survivor of such merger and (b) into the Parent (the "Parent Merger") so long as, for each of clauses (a) and (b) above, (i) the Borrower delivers written notice of such merger to the Agent at least fifteen (15) Business Days prior to the date thereof, and such notice includes a reasonably detailed description of such merger, (ii) as of the consummation of such merger, the Agent shall have received duly executed amendments and supplements to the Loan Documents as requested by the Agent to reflect such merger, together with such other documents, agreements, certificates, instruments and opinions as the Agent may


                                      40.

request and (iii) no Default or Event of Default has occurred which is then continuing or would arise as a result of such merger.

        SECTION 6.5 RESTRICTED PAYMENTS. Declare or pay, directly or indirectly, any dividend or distribution or make any other payment of any other kind to any of its shareholders or its Affiliates (including any redemption, purchase or acquisition of, whether in cash, property, securities or a combination thereof, any stock, partnership interests or capital accounts or warrants, options or any of its other securities), make any payment in respect of the Seller Note or set apart any sum for any aforesaid purpose, except (a) for distributions by Subsidiaries of the Borrower to the Borrower, (b) for regularly scheduled payments of principal and interest under the Seller Note; provided that (i) such payments are permitted to be made in accordance with the Subordination Agreement and (ii) no Default or Event of Default has occurred and is continuing or would arise as a result of any such payment, (c) for distributions to the Parent to pay its federal and state income taxes, to the extent directly attributable to the Parent's tax liability in respect of the Borrower, (d) for distributions to the Parent to permit it to maintain its corporate existence, (e) as required to meet obligations under employee stock options and employee stock purchase agreements and (f) the Borrower may consummate a reverse stock split to the extent required by the applicable securities regulations.

        SECTION 6.6 INVESTMENTS, LOANS AND ADVANCES. Purchase, or hold beneficially, any stock, other securities or evidences of Indebtedness of, or make or permit to exist any loan, Guaranty or advance to, or make any investment or acquire any interest whatsoever in, any other Person (including, but not limited to (a) the Parent, (b) the Foreign Subsidiaries and the Inactive Subsidiaries and (c) the formation or acquisition of any Subsidiaries not existing on the date of this Agreement), except (i) investments in cash and Cash Equivalents and (ii) in the case of the Parent, as permitted by Section 6.05.

        SECTION 6.7 TRANSACTIONS WITH AFFILIATES. Sell or transfer any assets to, or purchase or acquire any assets of, or make any loan, advance or investment in, or otherwise engage in any material transaction with, or permit any Affiliate to sell or transfer assets to, or purchase or acquire any assets of, or otherwise engage in any other material transaction with any other Affiliate, except (a) sales to and purchases from Affiliates in the ordinary course of business on "arms-length" terms no less favorable to the Borrower than similar arrangements with third parties, and (b) the transactions identified in the Disclosure Schedule.

        SECTION 6.8 FISCAL YEAR; ACCOUNTING. After its Fiscal Year ending March 31, 1998, change its Fiscal Year or method of accounting (other than immaterial changes and methods), except as required by GAAP.

        SECTION 6.9 LIMITATIONS ON SALE OF ASSETS. Permit or place any material restriction, directly or indirectly, on the sale, pledge, transfer or other disposition of any material asset (other than such restrictions as ordinarily appear in contracts entered into in the ordinary course of business, examples of which include restrictions on the ability to assign leases or contract rights and obligations and the restrictions arising under this Agreement and the other Loan Documents).


                                      41.

        SECTION 6.10 ISSUANCE OF EQUITY INTERESTS; SUBSIDIARIES. Without the prior written approval of the Required Lenders, (a) issue any capital stock or other equity interests or any options or warrants to purchase, or securities convertible into, capital or equity interests, except as required to meet obligations under employee stock options and employee stock purchase agreements or (b) establish, acquire or otherwise permit to exist any Subsidiaries.

        SECTION 6.11 CERTAIN DOCUMENTS. Amend, modify or waive (or agree to the amendment, modification or waiver of) any term or provision of its articles of incorporation or bylaws or any lease of any Premises in any manner that would be reasonably likely to have a Material Adverse Effect.

        SECTION 6.12 BUSINESS ACTIVITIES. Engage in, or permit or cause the Parent or the Inactive Subsidiaries to engage in, any business activities other than (a) in the case of the Borrower, those engaged in by it (or substantially related to those engaged by it) on the Closing Date, (b) in the case of the Parent, those activities incidental to its ownership of the Borrower and its other Subsidiaries, (c) the performance of such Person's obligations under the Loan Documents to which it is a party and (d) activities incidental to the maintenance of such Person's corporate existence.

        SECTION 6.13 BANK ACCOUNTS. Commencing no later than 30 days after the Closing Date, maintain any bank accounts other than petty cash accounts having an aggregate balance not to exceed $100,000 at any time, payroll accounts and bank accounts maintained with the Agent; provided that the Borrower may deposit checks received from Account Debtors into petty cash accounts located in California, so long as all amounts at any time in excess of $100,000 contained in the Borrower's petty cash accounts are transferred to the Agent within three
(3) days of the Borrower's receipt of checks in respect thereof.

        SECTION 6.14 CONSOLIDATED NET INCOME. Permit Consolidated Net Income for
(a) the first Fiscal Quarter of any Fiscal Year to be less than ($1,500,000),
(b) the first two quarters of any Fiscal Year to be less than ($1,000,000), cumulatively, (c) the first three quarters of any Fiscal Year to be less than $0, cumulatively, and (d) any Fiscal Year to be less than $1,000,000.

        SECTION 6.15 CONSOLIDATED TANGIBLE NET WORTH. Permit Consolidated Tangible Net Worth to be less than the sum of (a) $10,300,000 plus (b) 50% of the cumulative positive Consolidated Net Income for Fiscal Year 1999 and each Fiscal Year thereafter.

                                   ARTICLE 7

                                    DEFAULTS

        SECTION 7.1 EVENTS OF DEFAULT. Each of the following events shall constitute events of default ("Events of Default") hereunder:

               (a) any representation or warranty made by or on behalf of the Borrower in connection with this Agreement or the other Loan Documents or any of the Transactions shall prove to have been false or misleading in any material respect when made;


                                      42.

               (b) default shall be made in the payment of any (i) principal when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise, or (ii) interest on the Loans or any other amount payable hereunder within 5 days of the due date thereof;

               (c) default shall be made in the due observance of any covenant, condition or agreement on the part of the Borrower contained in Sections 4.02(d) (as regards the Negative Pledge Agreement), 5.01, 5.05, 5.06(d), 5.11, 5.12 or
Article VI;

               (d) default shall be made in the due observance or performance of any other covenant, condition or agreement to be observed or performed by the Borrower pursuant to the terms of this Agreement or the other Loan Documents and such default shall continue unremedied for a period of 30 days after the earlier of (i) written notice from any Lender of such default or (ii) actual knowledge by the Borrower of such default;

               (e) the Parent, the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) consent to the institution of, or fail to controvert in a timely and appropriate manner, any such proceeding or the filing of any such petition, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Parent, the Borrower or any of its Subsidiaries or for a substantial part of their properties or assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, (vi) become unable generally, or admit in writing its inability, to pay its debts as they become due, (vii) suspend the transaction of all or a substantial portion of its usual business or (viii) take corporate action for the purpose of effecting any of the foregoing;

               (f) an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking
(i) relief in respect of the Parent, the Borrower or any of its Subsidiaries of a substantial part of any of its properties or assets under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator or similar official for the Parent, the Borrower or any of its Subsidiaries or for a substantial part of its properties, or (iii) the winding-up or liquidation of the Parent, the Borrower or any of its Subsidiaries; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall continue unstayed and in effect for 60 days;

               (g) an event of default shall occur and be continuing with respect to any Indebtedness of the Parent, the Borrower or any of its Subsidiaries or any event shall occur if the effect of any such default or event shall be to accelerate, or to permit the holder or obligee of any Indebtedness (or any trustee or agent on behalf of such holder or obligee) to accelerate (with or without notice or lapse of time or both) the maturity of Indebtedness in an aggregate amount in excess of $250,000; or any payment of principal or interest, regardless of amount, on any Indebtedness of the Parent, the Borrower or any of its Subsidiaries in an aggregate principal amount in excess of $250,000, shall not be paid when due, whether at maturity, by acceleration or otherwise (after giving effect to any period of grace specified in the instrument evidencing or governing such Indebtedness);


                                      43.

               (h) a Reportable Event shall have occurred with respect to any Pension Plan or a notice of intent to terminate a Pension Plan shall have been furnished to the affected parties (as provided in Section 4041(c)(1) of ERISA); or the Pension Benefit Guaranty Corporation shall have instituted proceedings to terminate any Pension Plan, or a trustee shall have been appointed by a United States District Court to administer any Pension Plan, if in any such case such Pension Plan then has an amount of unfunded benefit liabilities (within the meaning of Section 4001(a)(18) of ERISA) aggregating in excess of $250,000 or the Borrower or any ERISA Affiliate incurs withdrawal liability to any Multiemployer Plan under subtitle E of Title IV of ERISA aggregating in excess of $250,000;

               (i) a final judgment for the payment of money in excess of $250,000 shall be rendered by a court or other tribunal against the Parent, the Borrower or any of its Subsidiaries and shall remain undischarged for a period of 30 consecutive days during which execution of such judgment shall not have been stayed effectively or final judgments for the payment of money aggregating in excess of $250,000 shall be rendered against the Parent, the Borrower or any of its Subsidiaries and such judgments shall remain undischarged for a period of 30 consecutive days during which execution of such judgments shall not have been stayed effectively;

               (j) any Collateral Document shall cease to be in full force and effect, enforceable in accordance with its terms, or the Borrower, the Parent, the Sellers or any other Person shall assert the invalidity of any such instrument (including the assignment of the Subordination Agreement to the Agent, on behalf of itself and the Lenders), or any security interest or Lien purported to be created by any Collateral Document shall cease to be a valid and perfected first priority security interest in any collateral described therein, subject only to Permitted Liens;

               (k) a default or event of default shall occur under any of the other Loan Documents, which shall remain uncured after the expiration of any applicable notice, cure or grace period, if any; or

               (l) the Parent, the Borrower or any of its Subsidiaries shall be subject to any proceeding pertaining to the release by (i) any of such Persons,
(ii) any Person acting on behalf of the Parent, the Borrower or any of its Subsidiaries, or (iii) any predecessor in interest to the assets and properties of the Parent, the Borrower or any of its Subsidiaries of any Hazardous Materials into the environment, or any violation of any Environmental Laws which in either case, would be reasonably likely to have a Material Adverse Effect; or

               (m) (i) the Parent shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital stock of the Borrower, (ii) the Borrower shall cease to own and control all of the economic and voting rights associated with all of the outstanding capital Stock of any of its Subsidiaries, (iii) any person or group of persons (within the meaning of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended) of 20% or more of the issued and outstanding shares of capital stock of the Parent having the right to vote for the election of directors of the Parent under ordinary circumstances or (iv) during any period of


                                      44.

twelve consecutive calendar months, individuals who at the beginning of such period constituted the board of directors of the Parent (together with any new directors whose election by the board of directors of the Parent or whose nomination for election by the stockholders of the Parent was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose elections or nomination for election was previously so approved) cease for any reason other than death or disability to constitute a majority of the directors then in office.

        SECTION 7.2 REMEDIES UPON DEFAULT. Upon the occurrence of any Event of Default (other than an event described in Section 7.01(e) or (f)), and at any time thereafter during the continuance of such event, the Agent may, and shall at the request of the Required Lenders, by written notice to the Borrower, take either or both of the following actions at the same or different times: (a) terminate forthwith the Commitment of the Lenders hereunder, and (b) declare the Notes to be forthwith due and payable, whereupon the principal of the Notes, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under the other Loan Documents, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding. Upon the occurrence of any event described in Section 7.01(e) or (f), (i) the Commitment of the Lenders shall automatically terminate, and (ii) the principal amount outstanding under the Notes, together with all accrued interest thereon and any accrued unpaid Fees and all other liabilities of the Borrower accrued hereunder and under the other Loan Documents, shall automatically become due and payable, both as to principal and interest, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in the Notes to the contrary notwithstanding. Upon any acceleration of the Notes and the other amounts payable hereunder, the Borrower shall pay to the Lenders an amount equal to the aggregate stated amount of all Letters of Credit to be held by the Agent as cash collateral to secure the obligations of the Borrower hereunder with respect to the Letters of Credit.

                                   ARTICLE 8

                                   THE AGENT

        SECTION 8.1 APPOINTMENT. Each Lender hereby designates and appoints LaSalle National Bank as the Agent of such Lender under this Agreement and the other Loan Documents, and each Lender hereby irrevocably authorizes, and each holder of any Note by the acceptance thereof will be deemed irrevocably to authorize, the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein or therein, together with such other powers as are reasonably incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article VIII. The Agent may perform any of its duties hereunder by or through its agents or employees.

        SECTION 8.2 NATURE OF DUTIES. The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason


                                      45.

of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement, expressed or implied, is intended to or shall be construed as to impose upon the Agent any obligations in respect of this Agreement except as set forth herein. Each Lender shall make its own independent investigation of the financial condition and affairs of the Borrower in connection with the making and the continuance of the Loans hereunder and shall make its own appraisal of the creditworthiness of the Borrower, and the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of the Loans or at any time or times thereafter. If the Agent seeks the consent or approval of any Lender prior to the taking or refraining from taking any action hereunder, the Agent shall send notice thereof to each Lender.

        SECTION 8.3 RIGHTS, EXCULPATION, ETC. Neither the Agent nor any of its officers, directors, employees or agents shall be liable to any Lender for any action taken or omitted by it hereunder or under any of the other Loan Documents, or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The Agent shall not be responsible to any Lender for any recitals, statements, representations or warranties herein or in any other Loan Document or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement, any Note or any of the other Loan Documents or any other agreement relating to the transactions contemplated hereby or thereby or the financial condition of Borrower. Neither the Agent nor any of its officers, directors, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure or, the delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or under the Notes or the other Loan Documents or in connection herewith or therewith. The Agent shall not be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes or any of the other Loan Documents or the financial condition of the Borrower or the existence of any Default or Event or Default. The Agent may at any time request instruction from the Required Lenders with respect to any actions or approvals which by the terms of this Agreement or any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested and the Agent complies with such instructions, the Agent shall be absolutely entitled to take any action or to refrain from taking any action or to withhold any approval, as the case may be and shall be under no liability whatsoever to any person for action, inaction or withheld approval until it shall have received such instructions from the Required Lenders. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement, the Notes or any of the other Loan Documents in accordance with the instructions of the Required Lenders.

        SECTION 8.4 RELIANCE. The Agent shall be entitled to rely upon any written notice, statement, certificate, order or other document or any telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person, and with respect to all matters pertaining to this Agreement, the Notes or any of the Loan Documents and its duties hereunder or thereunder, upon advice of counsel selected by it. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof.


                                      46.

        SECTION 8.5 NOTICE OF DEFAULT. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders and, in the case of a notice received from any Lender, the Borrower. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

        SECTION 8.6 INDEMNIFICATION. To the extent that the Agent is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent, acting pursuant hereto, in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents in proportion to each Lender's Percentage; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The obligations of the Lenders under this Section 8.06 shall survive the payment in full of the Notes and the termination of this Agreement.

        SECTION 8.7 THE AGENT INDIVIDUALLY. With respect to its Percentage share hereunder, the Loans made by it and any Notes issued to or held by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or holder of a Note. The terms "Lenders" or "Required Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Lender or one of the Required Lenders. The Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrower, as if it were not acting as the Agent pursuant hereto.

        SECTION 8.8 SUCCESSOR TO THE AGENT. The Agent may resign from the performance of all of its functions and duties hereunder at any time by giving at least 30 Business Days' prior written notice to the Borrower and the Lenders. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to subsections (b) and (c) below or as otherwise provided below. Upon the effectiveness of such resignation, the Agent shall be relieved of all of its obligations hereunder and shall no longer be a party hereto (except, if applicable, in its capacity as a Lender) and shall have no further obligations or rights as the Agent hereunder (except, if applicable as a Lender, or except rights which, pursuant to the provisions of this Agreement, survive the termination of this Agreement and the repayment of the Notes) and the successor Agent shall succeed to such obligations and rights.


                                      47.

               (a) Upon any such notice of resignation, the Required Lenders shall appoint a successor Agent who shall be reasonably satisfactory to the Borrower (it being agreed that any Lender shall be deemed to be acceptable) and shall be an incorporated bank or trust company.

               (b) If a successor Agent shall not have been so appointed within said 30 Business Day period, the retiring Agent, with the consent of the Borrower, shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Required Lenders, with the consent of the Borrower, which consent shall not be unreasonably withheld, appoint a successor Agent as provided above.

               (c) Nothing contained in this Article VIII or in any other provision of this Agreement or any other Loan Document shall restrict the ability of the Agent to change its office to any other branch or office. Accordingly, without any prior consent of any Lender or the Borrower, the Agent may change its address for purposes of the Loan Documents by giving a notice in accordance with Section 9.01 hereof.

                                    ARTICLE 9

                                 MISCELLANEOUS

        SECTION 9.1 NOTICES. Notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered personally or mailed, by certified or registered mail, postage prepaid (or in the case of facsimile communication, delivered by telex, graphic scanning or other facsimile communications equipment) or delivered by overnight courier addressed to the respective address set forth on the signature pages hereof or in any Assignment and Acceptance pursuant to which such Lender became a party hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of mailing or transmission, in each case addressed to such Person as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such Person.

        SECTION 9.2 OBLIGATIONS OF THE LENDERS. All obligations of each Lender, as Lender hereunder, are not joint and several, but are separate and individual, and no partnership or joint venture relationship shall be construed to exist between the Agent and any Lender or between any Lenders in connection with this Agreement or otherwise.

        SECTION 9.3 SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein and in the other Loan Documents shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans and the execution and delivery to the Lenders of the Notes evidencing the Loans and shall continue in full force and effect until the Notes and all accrued interest thereon and all other Obligations then due and payable have been fully paid, no Letters of Credit are outstanding hereunder, and the Lender has no further commitment to lend hereunder.

        SECTION 9.4 SUCCESSORS AND ASSIGNS.

               (a) NO ASSIGNMENT BY BORROWER. Whenever in this Agreement or any other Loan Document any of the parties hereto is referred to, such reference shall be deemed to include


                                      48.

the successors and assigns of such party; provided, however, that the Borrower may not assign or delegate any of its duties, obligations or responsibilities hereunder or under the Notes or any other Loan Document without the prior written consent of each Lender, which consent shall be in each Lender's sole and absolute discretion. All covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement or any other Loan Document to which the Borrower is a party shall inure to the benefit of the successors and assigns of the Agent and the Lenders.

               (b) LENDERS' RIGHT TO ASSIGN. Each Lender may assign to one or more banks or other financial institutions regularly engaged in making or acquiring loans all or a portion of its interest, rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and the Loans at the time owing to it and the Notes held by it); provided, however, that (i) except in the case of an assignment to a Lender or an affiliate of a Lender, the Agent (and the Borrower, so long as no Default or Event of Default has occurred and is continuing) must give its prior written consent to such assignment (which consents shall not be unreasonably withheld),
(ii) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement, (iii) the aggregate amount of the Loans and Commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall not be less than $5,000,000 (or, if less, all of the assigning Lender's Loans and Commitments), (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance to the Agent, together with the Notes subject to such assignment and a processing and recordation fee of $5,000, and
(v) each assignment shall include a ratable portion of such Lender's Revolving Credit Commitment and Loans thereunder. Upon acceptance and recording pursuant to paragraph (d) of this Section 9.04, from and after the effective date specified in each Assignment and Acceptance which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

               (c) AGREEMENTS OF ASSIGNOR AND ASSIGNEE. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any Note or any other Loan Document or any other instrument or document furnished pursuant hereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement, any Note or any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that


                                      49.

it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Agent to take such action as agent on it behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

               (d) RECORDING OF ASSIGNMENT. The Agent shall maintain at its office in the City of Chicago a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

               (e) ACCEPTANCE OF ASSIGNMENT BY AGENT. Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and assignee together with the Notes subject to such assignment and the processing and recording fee referred to in paragraph (b) above, the Agent shall (subject to the consent of the Agent and the Borrower to such assignment, if required pursuant to Section 9.04(b)), (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and, with respect to any Assignment and Acceptance and allocation of commitments under this Agreement by the Agent, record such information on Schedule 1.01 and (iii) give prompt notice thereof to the Borrower and the Lenders. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Notes, new Notes to the order of such assignee in a principal amount equal to the applicable Percentage assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Percentage, new Notes to the order of such assigning Lender in a principal amount equal to the applicable Percentage retained by it. Such new Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Notes; such new Notes shall be dated the date of the surrendered Notes which they replace and shall otherwise be in substantially the form of the Notes. Each canceled Note shall be returned to the Borrower.

               (f) PARTICIPATIONS. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the Borrower for the performance of such obligations, (iii) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Article II to the same extent that the Lender from which such


                                      50.

participating bank or other entity acquired its participation would be entitled to the benefit of such cost protection provisions had such Lender not sold such participation(s) and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers with respect to any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or the extension of maturity of principal of or interest on the Loans).

        SECTION 9.5 EXPENSES OF THE LENDERS; INDEMNITY. (a) The Borrower agrees to pay all expenses reasonably incurred by the Agent (including the fees and expenses of the Agent's counsel and its paralegals, field exam expenses and related fees and environmental audit and appraisal fees) in connection with the preparation and administration of this Agreement and the other Loan Documents, or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated) or reasonably incurred by the Agent and each Lender (including the fees and expenses of the Agent's or any Lender's counsel and its paralegals) in connection with the enforcement of its rights in connection with this Agreement or the other Loan Documents. The Borrower further agrees that it shall indemnify the Agent and each Lender from and hold it harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or any of the other Loan Documents.

               (b) The Borrower agrees to indemnify the Agent, each Lender and their respective Affiliates, directors, officers, employees and agents against, and to hold each Lender and such Persons harmless from, any and all losses, claims, damages, liabilities, penalties, actions, judgments, suits, costs, and related expenses, including legal and paralegal fees and expenses, incurred by or asserted against such Lender or any such Persons arising out of, in any way connected with, or as a result of any claim, investigation, litigation or other proceeding (whether or not the Agent or such Lender is a party) relating to (i) this Agreement or the other Loan Documents, (ii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder (including the making of the Commitment), (iii) consummation of the Transactions, (iv) the release of Hazardous Materials, including any damage or injury resulting from any such Hazardous Materials to or affecting the Borrower's properties or the soil, water, air, vegetation, buildings, personal property, persons or animals located on such properties or on any other property or otherwise, or (v) any violation of any Environmental Laws. The foregoing indemnity includes the cost of remedial action to the extent required to cause the Borrower's properties to be in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, this indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising solely from the gross negligence or willful misconduct of the Agent or a Lender.

               (c) The relationship between the Borrower, the Agent and the Lenders shall be solely that of borrower and lender. The Agent and the Lenders shall not have any fiduciary responsibilities to the Borrower. The Agent and the Lenders do not undertake any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that the Agent and the Lenders


                                      51.

shall not have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the Transactions and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined by a court of competent jurisdiction in a final and non-appealable order that such losses resulted from the gross negligence or willful misconduct of the Person from which recovery is sought. The Agent and the Lenders shall not have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby

               (d) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the other Loan Documents, the consummation of the Transactions, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any of the other Loan Documents, or any investigation made by or on behalf of such Lender. All amounts due under this
Section 9.05 shall be payable on written demand in reasonable detail therefor.

        SECTION 9.6 RIGHT OF SETOFF. The Agent and each Lender are hereby authorized at any time and from time to time after the occurrence and during the continuance of an Event of Default to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether held solely or jointly with others) at any time held and other indebtedness at any time owing by the Agent or any Lender to or for the credit or the account of the Borrower (other than trust accounts held for the benefit of third parties in the ordinary course of the Borrower's business) to amounts then due and payable under this Agreement and the other Loan Documents, irrespective of whether or not such Lender shall have made any demand under this Agreement or any of the other Loan Documents. The rights of the Agent and the Lenders under this Section
9.06 are in addition to other rights and remedies (including other rights of setoff) which the Agent and the Lenders may have under applicable law or under the Loan Documents.

        SECTION 9.7 APPLICABLE LAW. THIS AGREEMENT, THE NOTES AND EACH OF THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

        SECTION 9.8 WAIVERS. No failure or delay of the Agent or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent and the Lenders hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Agreement, the Notes or the other Loan Documents, or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in Section 9.09, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower or the Agent to any other or further notice or demand in similar or other circumstances.


                                      52.

        SECTION 9.9 AMENDMENTS.

               (a) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend or advance the maturity of any date for the payment of any fee or any principal of or interest on, any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of any fee or interest on any Loan, without the prior written consent of each holder of a Note affected thereby,
(ii) increase the Commitment of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of this Section 9.09 or the definition of the "Required Lender", without the prior written consent of each Lender, or (iv) amend or modify any other provision of this Agreement or of the other Loan Documents that would have the effect of releasing all or a substantial portion of the collateral securing the Loans without the prior written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder without the prior written consent of the Agent. Each Lender and each holder of a Note shall be bound by any modification or amendment authorized by this Section
9.09 regardless of whether its Notes shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this
Section 9.09 shall bind any person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

               (b) If, in connection with any proposed amendment, modification, termination or waiver of any of the provisions of this Agreement as contemplated by clauses (i), (iii) or (iv) of Section 9.09(a), the consent of Required Lenders is obtained but the consent of one or more other Lenders whose consent is required is not obtained, then the Borrower shall have the right, so long as all non-consenting Lenders are treated as described below, to replace each such non-consenting Lender with one or more Replacement Lenders pursuant to Section
2.15 so long as each such Replacement Lender consents to the proposed amendment, modification, termination or waiver.

        SECTION 9.10 SEVERABILITY. In the event any one or more of the provisions contained in this Agreement, the Notes or the other Loan Documents should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

        SECTION 9.11 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Agent and the Borrower.

        SECTION 9.12 HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

        SECTION 9.13 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM


                                      53.

AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS OR COOK COUNTY, ILLINOIS AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY PROTECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT ACCORDINGLY, AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        SECTION 9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

        SECTION 9.15 INTEREST LIMITATION. Anything in this Agreement, the Notes or any Loan Document to the contrary notwithstanding, the Borrower shall never be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Agreement, the Notes or any Loan Document would exceed the highest lawful rate, or if any holder of the Notes shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Agreement, the Notes or any Loan Document to a rate in excess of the highest lawful rate, then (a) the amount of interest that would otherwise be payable under this Agreement, the Notes and the Loan Documents shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the holders of the Notes, be either refunded to the payor or credited on the principal of the Notes.

        SECTION 9.16 LOAN DOCUMENTS. In the event of any conflict or inconsistency between the terms and provisions of this Agreement and those of any other Loan Document, the terms and provisions of this Agreement shall govern and control to the extent of such conflict or inconsistency.

                            [signature pages follow]


                                      54.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                               BORROWER:

                               ARTECON CALIFORNIA


                               By: /s/ James L. Lambert
                                  -------------------------------
                               Its: President
                                   ------------------------------
                                  6305 El Camino Real
                                  Carlsbad, California  92009
                                  Attention:  Chief Financial Officer
                                  Telephone:  (760) 931-5500
                                  Facsimile:  (760) 931-5527

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers, all as of the day and year first above written.

                               AGENT AND LENDER:

                               LASALLE NATIONAL BANK


                               By: Michael J. Burton
                                  -------------------------------
                               Its: First V.P.
                                   ------------------------------
                                  LaSalle National Bank
                                  135 South LaSalle Street
                                  Chicago, Illinois  60603
                                  Attention:  Michael J. Burton
                                  Telephone:  (312) 904-2677
                                  Facsimile:  (312) 904-6457


                                      55.

                                  SCHEDULE 1.01

                                   ALLOCATIONS



          Lender                Revolving Credit Commitment            Percentage
          ------                ---------------------------            ----------
LaSalle National Bank               $15,000,000                           100%

                                    EXHIBIT A

                                     FORM OF
                              REVOLVING CREDIT NOTE


                                                               Chicago, Illinois
                                                                    May __, 1998


$15,000,000.00


        FOR VALUE RECEIVED, ARTECON CALIFORNIA, a California corporation (the "Borrower"), hereby promises to pay to the order of LaSalle National Bank, a national banking association, its successors and assigns (the "Lender"), at the office of LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois, as agent (the "Agent"), or pursuant to such other instructions or at such other address as it shall designate, the principal sum of Fifteen Million United States Dollars ($15,000,000.00) or, if less, the unpaid principal amount of all Loans made under the Revolving Credit Facility at the time and in the amounts provided in the Credit Agreement (as hereinafter defined), in lawful money of the United States and in immediately available funds, and to pay interest on the outstanding principal amount of such Loans, in like money, until paid, at the times, at the rates per annum and in the manner specified in the Credit Agreement. The holder of this Note is authorized to record on this Note the amount and the date of each borrowing, each payment of principal with respect thereto pursuant to the Credit Agreement, and such other information as it may deem necessary, which notations shall constitute prima facie evidence of the accuracy of the information recorded. Failure of the holder of this Note to make any such notation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder and the records of the holder of this Note shall at all times be determinative of the unpaid balance of this Note (whether or not the holder of this Note has made such notations on this Note.)

        This Note is one of the Revolving Credit Notes referred to in that certain Credit Agreement dated as of May __, 1998 by and between the Borrower and the lenders defined therein (as from time to time amended, modified, restated or supplemented and in effect, the "Credit Agreement"), and is expressly subject to the terms and provisions of the Credit Agreement. All capitalized terms used in this Note without definition shall have the meanings ascribed to them in the Credit Agreement.

        The principal amount of this Note may be prepaid, reborrowed and repaid by the Borrower in accordance with the terms of the Credit Agreement. The principal amount of this Note is subject to mandatory repayment in accordance with the Credit Agreement.

        In accordance with the Loan Documents, the outstanding principal amount hereof and all accrued interest thereon shall be due and payable to the Lender on the Revolving Credit Termination Date without presentment, demand, protest or notice of any kind, all of which, to


                                  Exhibit A-1
the extent permitted by applicable law, are hereby unconditionally and irrevocably waived by the Borrower.

        Failure or delay of the Lender to enforce any provision of this Note shall not be deemed a waiver of any such provision, and the Lender shall not be prevented from enforcing any such provision at a later time. Any waiver of any provision hereof must be in writing and signed by an authorized officer of the Lender. Any such waiver, and any consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

        The obligations of the Borrower to the Lender hereunder and under the Credit Agreement are secured by the liens granted to the Agent on behalf of the Agent and the Lenders by the Borrower pursuant to the Loan Documents, and the holder of this Note is entitled to the benefits of the Loan Documents.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW PRINCIPLES.

                                                   BORROWER:

                                                   ARTECON CALIFORNIA


                                                   By:__________________________
                                                   Its:_________________________


                                  Exhibit A-2

                                      GRID
             ATTACHED TO AND MADE PART OF THE REVOLVING CREDIT NOTE
                               DATED MAY __, 1998
                             FROM ARTECON CALIFORNIA
                        PAYABLE TO LASALLE NATIONAL BANK

                              SCHEDULE OF ADVANCES


                                     Applicable Interest         Amount of
Date of Loan     Amount of Loan             Rate               Principal Paid       Date of Payment      Notation Made By
------------     --------------             ----               --------------       ---------------      ----------------




                                  Exhibit A-3

                                    EXHIBIT B

This credit will be subject to the Uniform Customs and Practices for Documentary Credits of the International Chamber of Commerce as adopted from time to time.

LASALLE NATIONAL BANK
--------------------------------------------------------------------------------
INTERNATIONAL BANKING                                              LASALLE BANKS

300 West Monroe Street
Chicago, Illinois  60606-5002                           Date________________19__
                                                Applicant's Phone Number _______
APPLICATION FOR STANDBY                                   Contact Person _______
LETTER OF CREDIT                      Designated Party (Multi-Applicant) _______
                                                            (For Bank Use Only)
                                                      L/C No.___________________

Please issue an irrevocable Standby Letter of Credit substantially as set forth below and forward the same to your correspondent (or advising bank, if indicated below) for delivery to the Beneficiary or directly to the Beneficiary (as applicable) by:

 Air Mail    Air Mail with short primary _______ advice    ____  Courier

__________ Bank (if any)           Applicant (name and address)



Beneficiary (name and address)     Amount (USD unless otherwise indicated)

                                   Expiry Date

                                   Presentation for Payment:  Drafts must
                                   be drawn on you and presented with
                                   accompanying documentation at your
                                   office set forth above on or before the
                                   expiry date, unless otherwise indicated
                                   below.

Available by draft(s) at sight drawn on LaSalle National Bank, Chicago, Illinois, accompanied by the following document(s):

Benficiary's signed statement reading as follows:_______________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Further Instructions (if any)___________________________________________________
________________________________________________________________________________
________________________________________________________________________________

Attachments (NOTE All attachments must also be signed.)
--------------------------------------------------------------------------------

All draft(s) drawn must be marked as drawn under this CREDIT. The original Letter of Credit must be presented for endorsement at the time of payment.

[ ] drawings are [_____] permitted    [______] prohibited

Charge our account for all payments and less      Your correspondents' charges.  If any, are for.
under this ______________ unless otherwise
indicated.                                        [__] Our account.  [__] Beneficiary's account.

Account No.________________________________

PLEASE DATE AND OFFICIALLY SIGN THE AGREEMENT ON PAGE 5 OF THIS APPLICATION.

            STANDBY LETTER OF CREDIT AGREEMENT (CORPORATE CUSTOMERS)

        In consideration of LaSalle National Bank, Chicago, Illinois (the "Issuer") issuing an irrevocable standby letter of credit substantially in accordance with the Application appearing on the reverse side hereof or attached hereto (the "Application") and as such letter of credit may be amended (the "Credit"), the undersigned, jointly and severally [illegible] is more than one of the undersigned (the "Applicant") unconditionally and irrevocably agrees as follows:

        1. ISSUER'S GENERAL OBLIGATIONS. Upon the issuance of a Credit, the issuer's obligations to the Applicant with respect tot he Credit include good faith and observance of general banking usage but do NOT include ability or responsibility of any kind arising out of or in connection with (a) performance of the underlying contract or other transactions between the Applicant and the beneficiary or any other person (b) acts, errors, defaults or omissions of any person other than the issuer including any use of the Credit by any such person
(c) loss or destruction of any telegram, cable, letter, instrument or document [illegible] transit or in the possession of others (d) knowledge or lack of knowledge of any custom or usage of any particular trade (e) transmission delivery transaction or interpretation of any message including any interruption, delay error or omission therein, (f) insufficiency, lack of authorization, invalidity or lack of genuiness, truthfulness or error or fraud in any documents presented under the Credit or in any instructions purporting to be from the Applicant or the issuer's correspondent; (g) validity or correctness of any transfer or proper identity of any transferee (if the Credit is issued in transferable form), (h) waiver of any requirement which exists for the issuer's protection and not the protection of the Applicant, or which waiver does not in fact materially prejudice the Applicant, or (i) any other act or omission for which banks are relieved of responsibility under the "Uniform Customs & Practice [illegible] Documentary Credits of the international Chamber of Commerce (hereinafter the "UCP"), in effect on the date hereof.

        2. ISSUER'S OBLIGATIONS CONCERNING DOCUMENTS.

               (a) The issuer's obligations relative to the Credit include the examination of documents with reasonable care so as to ascertain that on their face they appear to comply with the terms of Credit but NOT include inability or responsibility of any kind arising out of or in connection with (i) validity, sufficiency, truthfulness, genuiness or effect of documents which appear on issuer's examination to be regular on their face, (ii) honor of drafts or demands for payment which appear on issuer's examination to be regular on their face, or (iii) the ultimate correctness of issuer's decision regarding documentary compliance where such decision is based on the issuer's examination of the documents or issuer's exercise of judgment in a manner not [illegible] unreasonable. The issuer may in its discretion (but shall not be obligated to) accept documents which substantially or reasonably comply with the terms of the Credit.

               (b) Unless otherwise specified in the Application, the issuer may in its discretion accept or honor in the case of negotiable Credits as complying with the Credit (i) drafts or documents signed by or issued to the purported agent, executor, administrator, liquidator, receiver, trustee in bankruptcy or other legal representative of any party designated in the Credit, (ii) drafts which fail to bear any or adequate reference to the Credit or notation to be made on the Credit, or the Credit to be surrendered, or documents to be forwarded apart from the draft whether or not required by the Credit (iii) drafts or documents which comply under the laws, rules, regulations and general banking or trade customs and usages of the place of drawing or presentation, or (iv) drafts or documents which comply with the UCP.

        3. PAYMENT; COMMISSION.

               (a) The Applicant shall pay the issuer in United States currency at the office identified on the Application, the amount paid or to be paid by the issuer or the issuer's agent or any party on issuer's behalf on each draft or other order, instrument or demand draw, presented or purporting to be drawn or presented under the Credit (the "term") together with all other amounts owing to the issuer in connection therewith such payment to be made at the time of honor of each item if so demanded by the issuer, on demand in advance of any drawing in the case of items drawn in foreign currency, such payments shall be at the issuer's current rate of exchange for transfers to the [illegible] of payment in the currency in which such item is drawn (or, if for any reason the issuer is unable to establish such a rate of exchange, in an amount equal to the issuer's actual cost of settlement. The Applicant shall reimburse the issuer in the same currency in which the item is payable provided that at the issuer's action Application shall reimburse issuer in United States dollars for items payable in a foreign currency at the rate at which issuer could see such foreign currency in exchange for United States dollars for transfer of the place of payment of the item or if there is no such rate, the United States dollar equivalent of Applicant's actual cost of settlement. Applicant agrees to pay issuer on demand in United States dollars such amounts as issuer may be required to expend to comply with any and all governmental exchange regulations nor or hereafter applicable to the purchase of foreign currency.

               (b) The Applicant shall pay the issuer on demand, in United States currency, at the office as identified on the Application (i) a non refundable commission at such rate as the issuer may establish (ii) interest on all amounts due and owing to the issuer from and including the date such amount is paid or incurred by the issuer or otherwise due and owing hereunder until such amount is paid in full at a fluctuating rate per annum equal to the lesser of (x) issuer's Prime Rate plus two (2%) and (y) the maximum non-usurious rate of interest permitted by applicable law in effect from time to time. "Prime Rate" shall mean the rate in effect from time to time as set by the issuer and called its Prime Rate for United States dollar loans which rate is not necessarily the lowest or best interest rate offered by the issuer and interest shall be calculated on the basis of a 360 day year for actual days elapsed (unless such calculation would cause a usury violation in which event interest shall be calculated on the basis of a year of 365 or 366 days) (iii) all charges and expenses including attorney's fees, legal expenses, court costs or similar costs or liabilities from time to time paid or incurred by the issuer in connection with the issuance or maintenance of the Credit, the performance under the Credit and this Agreement and all transactions (including, without limitation the involvement of the issuer in any court proceeding regarding the Credit related to or contemplated by this Agreement including without limitation, the creation, perfection maintenance protection, exercise enforcement or other realization upon the issuer's interests rights and remedies) and (iv) all charges and fees payable under any fee schedule of the issuer in effect from time to time or as otherwise agrees.

               (c) All amounts payable by the Applicant hereunder shall be paid at the office of the issuer, identified on the Application in immoderation available and freely transferable funds at such pace or payment. The issuer is authorized to set off or charge to any account or other funds of the Applicant in issuer's possession all obligations of the Applicant owing hereunder irrespective of the currency in which such account or funds are denominated.

               (d) If as a result of any law regulation, treaty or directive or any change therein or in the interpretation or application thereof or issuer's compliance with any request or directive (whether or not having the force of law) from any court or governmental authority agency instrumentality any reserve, capital requirement, premium, special deposit, special assessment or similar requirement against the issuer for such additional cost Determinations by the issuer of the additional amounts required to compensate the issuer in respect of the foregoing shall be [illegible], absent manifest error. The Applicant further agrees to pay any applicable laws or other taxes imposed in connection with the Credit other than net income taxes payable by the issuer and to otherwise comply with all domestic and foreign laws and regulations applicable to all transactions under or in connection with the Credit.

               (e) The issuer may (but shall not be obligated to) make a loan to the Applicant in an amount equal to the reimbursement obligation of the Applicant under Section 3(a) hereof and the issuer shall be hereby authorized to apply the proceeds of such loan to the repayment of such reimbursement obligation. Each such loan shall except to the extent otherwise agreed to in writing between the Applicant and the issuer be due on demand and shall bear interest payable on demand at the rate per annum set fort in Section 3.b.(ii) hereof.

        4. GRANT OF SECURITY INTEREST. The Applicant hereby grants to the issuer as security for all of its obligations to the issuer, whether absolute or contingent due or to become due now or hereafter arising from this or any other agreement the issuer may have with the Applicant, a security interest in and pledges to the issuer all property of the Applicant of any nature, including all goods, equipment, inventory, accounts, instruments, charter paper documents and general [illegible] nor or hereafter in the actual or constructive possession of the issuer or its correspondents or in transit to the issuer or its correspondents from or for the Applicant in any manner whatsoever whether expressly as security or otherwise and all proceeds and products of the foregoing (the "Collateral"). The issuer shall have all of the rights of a secured party under the Uniform Commercial Code (as in effect from time to time in any applicable jurisdictions in the Collateral and in addition as of the rights specified in this Agreement including the right to set off or apply any of the collateral to any of the Applicants obligations to the issuer at any time without notice, in any other manner and amount the issuer may determine. The Applicant shall execute any financing statements trust receipts or other documents the issuer requests in order to perfect, maintain, protect, enforce or realize on the security interest in the Collateral and the Applicant shall pay all filing recording and other fees in connection otherwise. The Applicant authorizes issuer to pay this Agreement or any statement instrument, document or amendment without the Applicants signature in all public offices as the issuer in its sole discretion may deem necessary to create preserve, perfect or validate any men or security interest or to enable the issuer to exercise or enforce its rights with respect to such [illegible] or security interest and agrees to [illegible] the cost of filing or recording the same and all other costs and expenses in connection with the custody, care, preservation, protection or connection of the Collateral upon request the Applicant shall deposit with the issuer such additional security the Applicants obligations as the issuer may be in good faith deem necessary or advisable for its protection.

        5. OBLIGATION OF APPLICANT; ASSUMPTION OF RISK BY APPLICANT; INDEMNIFICATION OF ISSUER BY APPLICANT; SUBROGATION

               (a) The Applicant's obligations to the issuer hereunder are, and shall remain, absolute and unconditional notwithstanding any lack of enforceability of the Credit or the existence of any claim counterclaim defense or right to set off the Applicant may have against the issuer.

               (b) The beneficiary or any other user of the Credit and any other drawer of any draft or the presenter of any demand for payment thereunder shall be deemed Applicant's agents and the Applicant assumes all risk, loss, liability, charges and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivery or loss in or arising out of the transmission of telegrams, cables, letters or other communications, documents or items forwarded in connection with the drafts or the Credit. The Applicant shall not be relieved from any obligation or liability, nor shall the terms of this Agreement be affected by the occurrence of the foregoing. Any action or inaction by the issuer or its correspondents in connection with the Credit or with instructions, drafts or documents relative to the Credit shall, if in good faith, conclusively be deemed to have been authorized by the Applicant, and the issuer shall have no liability therefor.

               (c) The Applicant shall indemnify the issuer and its correspondents and shall defend and hold the issuer and its correspondents harmless from and against any and all claims, damages, loss, costs, expenses (including any attorney's fees) and liabilities of any nature whatsoever, sustained or incurred or asserted in connection with the Credit, the payment or acceptance or refusal to pay or accent any draft or other demand for payment and any other action or inaction in reliance upon the provisions of this Agreement except, only if and to the extent shall any such claims, damages, loss, expenses or liabilities, shall have been determined by a court of competent jurisdiction to have been directly caused by the willful misconduct or gross negligence of the issuer in performing its obligations under the Credit or by the issuer's failure to make payment of any drawing or other demand for payment made in strict conformity with the Credit, it is understood that in making payment under the Credit the issuer's exclusive reliance on the documents presented to the issuer in accordance with the terms of the Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Credit proves to be forged, fraudulent, invalid or insufficient in any respect whatsoever, shall not be deemed willful misconduct or gross negligence of the issuer.

               (d) The issuer shall be subrogated (for purposes of defending against the Applicants claims and processing against others to the extent of the issuer's liability to the Applicant) to the Applicant's rights against any person who may be liable to the Applicant on any underlying transaction, to the rights of any holder in due course or person with similar status against the Applicant and the rights of the beneficiary or its assignee or person with similar status against the Applicant.

               (e) The Applicant certifies that transactions in any commodities covered by the Application are not prohibited under the foreign assets control regulations of the United States Treasury Department and that any importation covered by the Application conforms in every respect with as United States regulations then in effect.

        6. DEFAULT; REMEDIES

               (a) The Applicant shall be in default under this Agreement upon the occurrence of any of the following (i) any failure by the Applicant to pay or perform when and as due hereunder any of its [illegible] or liabilities under this Agreement or any other agreement with the issuer or instrument delivered to the issuer, including without limitation the Application's [illegible] to pay [illegible] as sums due to the issuer (ii) any failure to furnish upon the issuer's demand, additional security satisfactory to the issuer, (iii) any failure to the furnish upon demand any financial information the issuer may request or to permit an inspection of Applicant's books, records and accounts at any reasonable time, (iv) any act or event evidencing or reasonably appearing to evidence the bankruptcy reorganization, rehabilitation arrangement liquidation, insolvency or financial instability of any party, hereto signing as an Applicant or any guarantor thereof, (v) any material misrepresentation made in connection with the Credit; (vi) any default by Applicant under any agreement involving the borrowing of money or the containing of credit (vi) the death of a guardian conservator or similar representative of any party signing as an Applicant or of any guarantor thereof or (viii) any other act, event or occurrence which in the issuer's sole judgment impairs the issuers security or increases its risk.

               (b) Upon default all obligations and liabilities of the Applicant to the issuer of whatever nature whether contingent or absolute shall become immediately due and payable without [illegible] notice or demand and without notice or intention to accelerate or notice of acceleration, all of which are hereby waived and, without [illegible] the foregoing and any other rights of the issuer hereunder the Applicant shall immediately pay to the issuer an amount equal to the available undrawn amount of the Credit. The issuer shall have all the rights and remedies of a secured party under the uniform Commercial Code, and in addition to such rights and remedies, the Applicant further agrees that any default under this Agreement shall also be a default under all other agreements with the issuer.

               (c) All amounts due and payable shall accrue from and including the date such amount is paid or incurred by the issuer until payment if full, at the rate per annum set forth in Section 3(b)(ii) hereof.

        7. WAIVER BY ISSUER; ACTS NOT AFFECTING AGREEMENT. The issuer shall have no duty to exercise any of its rights hereunder, and shall not be liable for any failure or delay in doing so no failure or delay on the party of the issuer or its correspondents shall operate as a waiver, and no notice to or demand by the issuer or its correspondents shall be deemed a waiver of the issuer's right to take any other or further action without notice or demand issuer's rights, including as security interests in [illegible]; and Applicants [illegible] and liabilities under this Agreement shall continue unimpaired and this Agreement shall remain binding upon each party hereto signing as an Applicant notwithstanding (a) release or substitution of any [illegible] or any right or interest therein (b) extension of the maturity or time for presentation of drafts, acceptances or documents (c) any other modification of the terms of the Credit at the request or any party hereto signing as an Applicant, with or without notification to any other party, or (d) any increase in the amount of the Credit at the request of any party hereto. No delay extension of time, renewal, compromise or other indulgence which the issuer may permit in connection with any of its rights hereunder shall impair those rights and the issuer shall not be deemed to have waived any rights unless such waiver is in writing and signed by the issuer of its authorizing agent nor shall any such waiver constitute a waiver of any other rights of the same right at any future time.

        8. SOLE OBLIGATION OF ISSUER. Without [illegible] any other provision herein [illegible] issuer is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of the Credit without regard [illegible] and without any duly on the part of the issuer to inquire into the existence of any disputes or controversies between any of the Applicant the beneficiary of the Credit or any other person firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts represented in any of the documents presented under the Credit are true or correct. Furthermore, the Applicant agrees that the issuer's obligation to the Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of the Credit and this Agreement and the issuer's obligation remains so limited even if the issuer may have assisted in the preparation of the wording of the Credit or any documents required to be presented thereunder or the issuer may otherwise be aware of the underlying transaction giving rise to the Credit and this Agreement.

        9. DURATION OF AGREEMENT; BINDING UPON SUCCESSORS; INDEMNITY. This Agreement shall remain in full force and effect until the issuer has actually received written notice to the company from the Applicant and after receipt of such written notice shall continue in full force and effect as to all transactions between the Applicant and the issuer commenced prior to the date of such receipt. All indemnities, covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the issuer of the Credit and shall continue in full force and effect so long as the Credit or any portion thereof shall be unexpired or any sums drawn thereunder or other amounts owing thereunder shall remain unpaid provided however that the provisions of Section 2(b)(iii), 3(d), 5(c), 9, 11, 12(b), 12(c) and 12(k) shall survive the termination of this Agreement. This Agreement shall not be revoked or impaired by the death of any party hereto, by the revocation or release of [illegible] obligations hereunder of any one or more parties hereto (or if any party hereto shall be a partnership by any changes in the parties composing the partnership. If this agreement is terminated or revoked as to any party for any reason the Applicant shall indemnify and hold the issuer harmless from any loss incurred in acting hereunder prior to the actual [illegible] of written notice of such termination or revocation. The invalidity or lack of enforceability of any provision hereof shall not affect the validity or enforcement, or any other provision hereof if this Agreement is signed by two or more parties it shall constitute the joint and several agreement of such parties, provided that the Designated Party as defined below shall have the exclusive right to issue all instructions relating to the Credit including without limitation instructions as to the disposition of documents and any [illegible] waivers of discrepancies and to agree with the issuer upon any amendments, modifications, extensions, renewals or increases in the Credit or the further financing or refinancing of any transaction effected hereunder irrespective of whether the same may now or hereafter affect the rights of any party hereto or their legal representatives, heirs or assigns the Designated Party shall have specimen signatures on file with the issuer and the issuer may give any notices to the Designated Party without notice to any other party.

        10. LAW GOVERNING. The credit and this Agreement shall be governed by and construed in accordance with the laws of the State of Illinois applicable to contracts made and to be wholly performed within such State. Unless inconsistent with such state law or except so far as expressly stated in the Credit, the Credit and this Agreement are subject to the terms of the UCP in effect on the date of the Application, provided, however, that, without limiting the foregoing, Articles 45 and 47 of UCP 400 and Articles 41 and 43 of UCP 500 shall have no application to the Credit or this Agreement in the absence of proof expressly to the contrary, the UCP shall serve as evidence of general banking usage.

        11. GROSS-UP PROVISION. Any and all payments made to issuer hereunder shall be made free and clear of, and without deduction or withholding for any present or future taxes, levies, imposts, deductions, charges or withholdings of any nature, and all liabilities with respect thereto, excluding taxed imposed on net income of the issuer and all income and franchise taxes of the United States and any political subdivision thereof imposed on the issuer (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as taxes) if the Applicant shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder (I) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 11, the issuer shall receive an amount equal to the sum the issuer would have received and no deductions been made): (a) the Applicant shall make as such deductions and (b) the Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in compliance with applicable law. The Applicant shall indemnify the issuer for the full amount of Taxes (including without limitation and Taxes imposed by any jurisdiction on amounts payable hereunder) paid by the issuer and any party (including penalties, interest and expenses) arising therefrom or with respect thereto whether or not such Taxes were correctly or legally asserted. Payment upon this indemnification shall be made within thirty (30) days from the date the issuer makes written demand therefor. Within thirty (30) days after date of the payment of Taxes the Applicant shall furnish to the issuer the original or certified copy of a receipt evidencing payment thereof.

        12. OTHER TERMS.

               (a) If the Credit shall contain any provision for automatic renewal the Applicant acknowledges and agrees that the issuer is under no obligation to allow such renewal to occur and any such renewal shall remain within the sole and absolute discretion of the issuer. The Applicant hereby irrevocably consents to the automatic renewal of such Credit in accordance with its terms should the issuer decide to allow such renewal to occur, provided, however, that the Applicant shall have the right to request the issuer to disallow such renewal on the condition that the Applicant shall give the issuer prior written notice of such request not less than thirty (30) days prior to the deadline imposed upon the issuer for notification to the beneficiary of non-renewal of the Credit.

               (b) The Applicant shall indemnify the issuer against any loss incurred by the issuer as a result of any judgment or order being given or made for the payment of any amount due hereunder in a particular currency (the Currency of Account) and such judgment or order being expressed in a currency (the Judgment Currency) other than the Currency of Account and as a result of any variation having occurred in the rates of exchange between the date when such amount is converted into the Judgment Currency and the date of actual payment pursuant thereto. The foregoing indemnify shall constitute a separate and independent obligation to the Applicant.

               (c) Each party signing as Applicant and any guarantor thereof agree that if any amount paid to the issuer hereunder is rescinded or must be otherwise restored or returned by the issuer due to the insolvency, bankruptcy, liquidation or reorganization of any party hereto each party's obligations hereunder with respect to each such amount shall be reinstated to the same extent as if such payment had not been made.

               (d) The Applicant authorizes the issuer to set forth the terms of the Application in the Credit in such language as the issuer deems appropriate with such variations from such terms as the issuer may in its discretion determine to be necessary (which determination shall be conclusive) and not materially inconsistent with the Application if Applicant or in the case of more than one Applicant the Designated Party does not notify the issuer within ten
(10) calendar days of its issuance. Applicant agrees that such Credit is conclusively presumed to be in proper form. Upon receipt of timely notice of any discrepancy in the Credit the issuer will endeavor to obtain the consent of the confirming party if any, and the beneficiary for an appropriate modification to the Credit, provided, however, that the issuer shall assume no liability or responsibility for its failure to obtain such consent.

               (e) No Party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of the issuer provided that the obligations of the issuer under this Agreement may be provided or fulfilled by any affiliate of the issuer so long as the issuer assumes full responsibility for such obligations.

               (f) This Agreement and any exhibits hereto constitute the entire agreement among the parties and supersede any and all prior agreements, proposals, negotiations and representations pertaining to the obligations and duties to be performed under this Agreement. No amendments or modifications of this Agreement shall be valid unless in writing and signed by or on behalf of Applicant and Issuer.

               (g) Except as otherwise provided in this Agreement, all notices required to be given pursuant to this Agreement, all notices required to be given pursuant to this Agreement shall be effective when received and shall be sufficient if given in writing hand delivered or sent by First Class United States Mail postage prepaid air courier or telecopier and addressed to the appropriate party at its address as shown on the signature page hereof or at such other address as the sending party shall have been advised in writing.

               (h) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

               (i) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts each of which when so executed and delivered shall be deemed to be an original and all of when taken together shall constitute one and the same instrument.

               (j) Regardless of the expiry date of the Credit, the Applicant shall remain liable hereunder until the issuer is released from liability by every person, firm, corporation or other entity which is entitled to draw or demand payment under the Credit.

               (k) Applicant agrees to indemnify and hold Issuer harmless from each and every claim, demand, liability, loss, cost or expense, including, but not limited to, attorneys fees and court costs which may arise or be created by Issuer's acceptance of telecommunication instructions in connection with the [illegible] including , but not limited to, telephone or facsimile instructions in connection with any waiver or discrepancies.

               (l) Applicant, or in the case of more than one person signing as Applicant, the Designated Party agrees to examine promptly all instruments and documents [illegible] to the Applicant or Designated Party as the case may be from time to time and in the event the Applicant or Designated Party shall have any claim of non-compliance with [illegible] instructions or of discrepancies or other irregularity the Applicant or the Designated Party, as the case may be, shall immediately notify the Issuer thereof in writing. The Applicant and the Designated Party shall conclusively be deemed to have waived any such claim against the Issuer unless such immediate notice is given as stated above.

               (m) For multiple partners signing as Applicant, such parties may request that the Credit be issued with the name of one of the Applicants and agrees that such party shall be the Designated Party for the purposes of this Agreement.

               (n) The parties hereto each hereby submit to the jurisdiction of the courts of the State of Illinois the venue of which shall be in the county of Cook and the United States District Court for the Northern District of Illinois as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts for the purpose of any suit, action or other proceeding arising out of Applicant's obligation under or with respect to this Agreement and the Credit and expressly waive any and all objections they may have as to venue in any such courts ISSUER AND APPLICANT EACH WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ANY MATTER WHATSOEVER (INCLUDING WITHOUT LIMITATION, ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR IN ANY WAY CONNECTED HEREIN OR THEREIN). No party to this Agreement, including but not limited to any assignee or successor or a party that seek a jury that in any lawsuit, proceeding, counterclaim or any other litigation procedure based upon, or arising out of this Agreement, the Credit, any related instruments, any Collateral or the dealings or the relationship between the parties. No party will seek to consolidate any such action, in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO WITH LEGAL COUNSEL AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

________________________________________________________________________________
________________________________________________________________________________

________________________________________________________________________________
________________________________________________________________________________


        IN WITNESS WHEREOF the parties have caused this Agreement to be executed by their duly authorized officers as of this _____ day of _____________ 199___.


______________________________               ___________________________________
(Applicant)                                  (Applicant)


By:___________________________               By:________________________________
Name__________________________               Name_______________________________
Title_________________________               Title______________________________


Address:______________________               Address:__________________________
______________________________               ___________________________________
______________________________               ___________________________________

                                FOR BANK USE ONLY

LC#__________________  Amount $_______________  Date _______________________

Borrower________________  Branch # _______________  Bank # _________________

New Commercial Borrower   [ ] Yes [ ] No   Participation Sold [ ] Yes [ ] No

Customer Account # _________________ Name of Bank__________________________

New L/C Customer [ ] Yes   [ ] No       Amount of % Sold___________________

Collateral Code ________   _________    DDA Account #______________________


LOAN COMMITTEE APPROVAL/REVIEW DATE: _________________ (when required)

                        APPROVED BY: _________________ Account Officer
                                     _________________ Division Head
                                     _________________ Group Head
                                     _________________ Control Administrator

Commission Fee:

__________%    per annum on a 360-day basis
               for actual days.  Bill/debit
               customers account (please
               specify).

                                    EXHIBIT C

                       ASSIGNMENT AND ACCEPTANCE AGREEMENT


        THIS ASSIGNMENT AND ACCEPTANCE (as from time to time amended, modified, restated, supplemented and in effect, this "Assignment and Acceptance") is entered into as of ___________, ____ by and between [insert Assignor Lender] (the "Assignor") and [insert Assignee Lender] (the "Assignee"). Reference is made to the Credit Agreement dated as of April __, 1998 (the "Agreement"), among ARTECON CALIFORNIA, a California corporation (the "Borrower"), the financial institutions party to the Credit Agreement (the "Lenders") and LASALLE NATIONAL BANK, a national banking association, its successors and assigns, as agent for the Lenders (in such capacity, the "Agent"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Agreement.

        The Assignor and Assignee agree as follows:

        13. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, a ___% interest in and to all the Assignor's rights and obligations under the Agreement as of the Effective Date (as defined below) (including, without limitation, such percentage interest in the Revolving Credit Commitment of the Assignor on the Effective Date, such percentage interest in the Loans owing to the Assignor outstanding on the Effective Date, together with such percentage interest in all unpaid interest and fees and other amounts due with respect to such Loans accrued to the Effective Date). Such purchase and sale is made without recourse.

        14. The Assignor (i) represents that as of the date hereof, (A) its Revolving Credit Commitment (without giving effect to assignments thereof which have not yet become effective) is $________ and (B) the outstanding balance of its Loans under the Revolving Credit Facility (unreduced by any assignments thereof which have not yet become effective) is $___________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the Notes, any Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any other Person or the performance or observance by the Borrower of its obligations under the Agreement or the Loan Documents or any other instrument or document furnished pursuant thereto.

        15. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.05 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under the Agreement as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all obligations which by the terms of the Agreement are required to be performed by it as a Lender; (vii) represents that on the date of this Assignment and Acceptance it is not presently aware of any facts that would cause it to make a claim under the Agreement; and (viii) if organized under the laws of a jurisdiction outside the United States, attaches the forms prescribed by the Internal Revenue Service of the United States, which have been duly executed, certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such tax at a rate reduced by an applicable tax treaty.

        16. The effective date for this Assignment and Acceptance shall be ___________, ____ (the "Effective Date"), which date, in accordance with Section
9.04 of the Agreement, is at least five Business Days after the execution of this Assignment and Acceptance. Following the execution of this Agreement and Acceptance, it will be delivered to the Agent for acceptance and recording by the Agent pursuant to Section 9.04 of the Agreement.

        17. Upon such acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Agreement.

        18. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by the Agent or with respect to the making of this assignment directly between themselves.

        19. This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of Illinois applicable to agreements made an to be performed in Illinois.

                                   [NAME OF ASSIGNOR],


                                   By: _______________________________________

                                   Title:_____________________________________

                                   [NAME OF ASSIGNOR],


                                   By: _______________________________________

                                   Title:_____________________________________


Accepted this __ day of ______________, ____


LASALLE NATIONAL BANK,
as Agent

By: _______________________________________

Title:_____________________________________

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE
                            AS OF ___________________


LaSalle National Bank, as Agent
   and Lenders
135 South LaSalle Street
Chicago, IL  60603
Attention: Michael J. Burton

     REVOLVING CREDIT FACILITY

     Accounts                                                                   $________________
               Less:  Uninsured or unsupported foreign
                      over 90 days
                      government
                      25% or more ineligible
                      Credits in Prior
                      Other Ineligibles
        Net Eligible Accounts

(1)     X 85% Advance Rate
        Inventory                                                               $________________
               Less:  Work-in-process
                      Off Premises without LL waiver
                      Obsolete
                      Other Ineligibles
        Net Eligible Inventory

(2)          Lesser of (a) Net Eligible Inventory X 30%
             Advance Rate and (b) $5,000,000
        Revolving Credit Borrowing Base (sum of (1) and (2))
               Less:  Outstanding Loans
                      Letters of Credit Outstandings
                      Reserves
        Net Availability                                                        $________________


                            [signature page follows]

        The undersigned Financial Officer hereby certifies that the above information is true and correct as of the date set forth above.

                                   ARTECON CALIFORNIA


                                   By:_________________________________________
                                         Financial Officer

                                    EXHIBIT E

                             COMPLIANCE CERTIFICATE

                                                               Date:____________


LaSalle National Bank, as Agent
   and Lenders
135 South LaSalle Street
Chicago, IL  60603
Attention: Michael J. Burton

        Pursuant to Section 5.05(e) of the Credit Agreement by and among LaSalle National Bank, as Agent, certain Lenders and Artecon California, dated as of April __, 1998 (the same, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), the undersigned does hereby certify to you as of this date as follows (all capitalized terms shall have the meaning set forth in the Credit Agreement):

        (a) After giving effect to any Loan or issuance of any Letter of Credit on or about the above date under the Revolving Credit Facility, the Revolving Credit Utilizations do not exceed the Revolving Credit Availability;

        (b) The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects;

        (c) The Borrower is in compliance in all material respects with all the terms and provisions contained in the Credit Agreement and in the other Loan Documents, and no Default or Event of Default has occurred or is continuing; and

        (d) The financial covenants calculated on Schedule 1 hereto are correct and complete as of the dates indicated therein.

        IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed and delivered as of the date set forth above.

                                   ARTECON CALIFORNIA


                                   By:_________________________________________
                                         Financial Officer

                                   SCHEDULE 1

                          FINANCIAL COVENANT COMPLIANCE

                                                                  Date: ________



A.   Consolidated Net Income (for applicable period)

     Amount:                                                      $
     Requirement:                                                 $
     Compliance:                                                   yes/no

B.   Consolidated Tangible Net Worth

          Consolidated Stockholder's Equity:                     $
          less intangibles:                                      ($     )

          Amount:                                                 $
          Requirement:                                            $
          Compliance:                                              yes/no

                                 PROMISSORY NOTE



$1,250,000                                                       August 21, 1997
                                                           San Diego, California

        For value received, the undersigned (collectively "Payor") promises to pay to FALCON SYSTEMS, INC. ("FALCON"), a California corporation, or order ("Holder"), in lawful money of the United States of America and in immediately available funds, the principal sum of one million two hundred fifty thousand dollars ($1,250,000) (the "Principal Amount") together with interest thereon at the times and in the manner set forth below.

        This note (the "Note") is executed and delivered as part of the Purchase Price pursuant to that certain Asset Purchase Agreement of even date herewith among Payor, Holder and the sole shareholder of Holder (the "Purchase Agreement"). Notwithstanding any other provision of this Note, this Note shall be subject in all respects to the provisions of that certain Indemnity Agreement of even date herewith among Payor, Founding Partners, a California general partnership (the "Partnership"), each Partner of the Partnership, Falcon and Craig Caudill (the "Indemnity Agreement"), including but not limited to Section 1(d), 1(e) and 2 of the Indemnity Agreement.

        1. REPAYMENT OF PRINCIPAL AND INTEREST. Subject to the terms of this Note, the outstanding Principal Amount shall be repaid, together with accrued interest thereon as provided below, in equal monthly combined principal and interest payment of twenty-six thousand five hundred fifty eight dollars and eighty-one cents $26,558.81, with the first payment due on the date that is one
(1) month from the date hereof and subsequent payments due each monthly anniversary thereafter for a period of five years following the date hereof.

        2. INTEREST RATE. Subject to the terms of this Note, Payor promises to pay interest on the outstanding principal amount hereof from the date hereof until payment in full in accordance with paragraph 1, which interest shall be payable at the rate of ten percent (10%) per annum or the maximum rate permissible by law (which under the laws of California shall be deemed to be the laws relating to permissible rates of interest on commercial loans), whichever is less.

        3. DEFAULT RATE. If the undersigned fails to pay any of the principal or accrued interest when due, then all unpaid amounts, including all accrued but unpaid interest, shall bear interest at 18% per annum, or the maximum rate permissible by law in the event of a default of a promissory note of this type and nature, whichever is less.


                                       1.

        4. PLACE OF PAYMENT. Payments on this Note shall be payable at Holder's office located at 485 Crocker Road, Sacramento, California 95864, unless another place of payment shall be specified in writing by Holder.

        5. SECURITY. This note is subject to the security and subordination provisions of that certain Security Agreement by and between Artecon, Inc., a California corporation, and Holder of even date herewith (the "Security Agreement"), as well as the security provisions of that certain Subordination Agreement by and among Payor and Holder of as of the date hereof.

        6. APPLICATION OF PAYMENTS. Payments on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance thereof.

        7. PREPAYMENTS. This Note may be prepaid in whole or in part at any time without premium or penalty.

        8. MISCELLANEOUS.

               (a) This Note will be considered in default if, after fifteen
(15) days following written notice to Payor of Payor's failure to make any payment of principal or accrued interest hereunder, such failure remains uncured (provided that such notice shall not be required more than three times in any calendar year). In such event, at Holder's option, all outstanding principal and accrued interest and any other amounts payable under this Note will become due and payable.

               (b) Except as otherwise provided in this Note, Payor, all endorsers, guarantors and sureties of this Note, and each of them, and their successors and assigns, hereby waive demand, presentment for payment, notice of non-payment, protest and notice of protest, and notice of dishonor, and expressly agree that without notice, this Note or any payment due date hereunder may be extended from time to time, and consent to acceptance of additional or substitute parties or both, or the release of any party liable with respect to this Note, all without affecting in any way their liability.

               (c) If Payor fails to make any interest or installment payment when due, Payor promises to pay all costs and expenses of collection and reasonable attorneys' fees incurred by Holder to enforce the terms of this Note and/or the Security Agreement including, without limitation, those expenses and fees which may be incurred in connection with the appointment of a receiver and all appearances in bankruptcy or insolvency proceedings. In any action brought under or arising out of this Note, Payor hereby consents to the jurisdiction of any competent court within the State of California and to service of process by any means authorized by California law.


                                       2.

               (d) Holder shall, at all times, have the right to proceed against any portion of the security for this Note in such order and in such manner as Holder may consider appropriate without waiving any rights with respect to any such security. Any delay or omission on the part of Holder in exercising any right hereunder shall not operate as a waiver of such right, or any other right under this Note.

               (e) This Note may not be terminated or amended orally, but only by a termination or amendment in writing signed by Holder.

               (f) Governing Law. This Note shall be governed by, and construed and entered in accordance with, the laws of the State of California, as applied to contracts entered into by California residents within the State of California, which contracts are to be performed entirely within the State of California.

               (g) The provisions of this Note shall inure to the benefit of and be binding on any successor to Payor and shall extend to any holder hereof.

                                            ARTECON, INC.


                                            By: /s/ James L. Lambert
                                               -------------------------------
                                                 James L. Lambert, President


                                       3.

                              REVOLVING CREDIT NOTE


                                                               Chicago, Illinois
                                                                    May 15, 1998


$15,000,000.00


        FOR VALUE RECEIVED, ARTECON CALIFORNIA, a California corporation (the "Borrower"), hereby promises to pay to the order of LaSalle National Bank, a national banking association, its successors and assigns (the "Lender"), at the office of LaSalle National Bank, 135 South LaSalle Street, Chicago, Illinois, as agent (the "Agent"), or pursuant to such other instructions or at such other address as it shall designate, the principal sum of Fifteen Million United States Dollars ($15,000,000.00) or, if less, the unpaid principal amount of all Loans made under the Revolving Credit Facility at the time and in the amounts provided in the Credit Agreement (as hereinafter defined), in lawful money of the United States and in immediately available funds, and to pay interest on the outstanding principal amount of such Loans, in like money, until paid, at the times, at the rates per annum and in the manner specified in the Credit Agreement. The holder of this Note is authorized to record on this Note the amount and the date of each borrowing, each payment of principal with respect thereto pursuant to the Credit Agreement, and such other information as it may deem necessary, which notations shall constitute prima facie evidence of the accuracy of the information recorded. Failure of the holder of this Note to make any such notation or any error therein shall not limit or otherwise affect the obligations of the Borrower hereunder and the records of the holder of this Note shall at all times be determinative of the unpaid balance of this Note (whether or not the holder of this Note has made such notations on this Note.)

        This Note is one of the Revolving Credit Notes referred to in that certain Credit Agreement dated as of May 15, 1998 by and between the Borrower and the lenders defined therein (as from time to time amended, modified, restated or supplemented and in effect, the "Credit Agreement"), and is expressly subject to the terms and provisions of the Credit Agreement. All capitalized terms used in this Note without definition shall have the meanings ascribed to them in the Credit Agreement.

        The principal amount of this Note may be prepaid, reborrowed and repaid by the Borrower in accordance with the terms of the Credit Agreement. The principal amount of this Note is subject to mandatory repayment in accordance with the Credit Agreement.

        In accordance with the Loan Documents, the outstanding principal amount hereof and all accrued interest thereon shall be due and payable to the Lender on the Revolving Credit Termination Date without presentment, demand, protest or notice of any kind, all of which, to the extent permitted by applicable law, are hereby unconditionally and irrevocably waived by the Borrower.

        Failure or delay of the Lender to enforce any provision of this Note shall not be deemed a waiver of any such provision, and the Lender shall not be prevented from enforcing any such provision at a later time. Any waiver of any provision hereof must be in writing and signed by


                                       1.

an authorized officer of the Lender. Any such waiver, and any consent or approval shall be effective only in the specific instance and for the specific purpose for which it is given.

        The obligations of the Borrower to the Lender hereunder and under the Credit Agreement are secured by the liens granted to the Agent on behalf of the Agent and the Lenders by the Borrower pursuant to the Loan Documents, and the holder of this Note is entitled to the benefits of the Loan Documents.

        THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW PRINCIPLES.

                                            BORROWER:

                                            ARTECON CALIFORNIA


                                            By: /s/ James L. Lambert
                                               -------------------------------
                                            Its: President
                                                ------------------------------


                                       2.

                                      GRID
             Attached to and made part of the Revolving Credit Note
                               dated May 15, 1998
                             from ARTECON CALIFORNIA
                        payable to LASALLE NATIONAL BANK

                              SCHEDULE OF ADVANCES


                                     Applicable Interest       Amount of
Date of Loan     Amount of Loan             Rate             Principal Paid   Date of Payment   Notation Made By
------------     --------------             ----             --------------   ---------------   ----------------




                                       1.

                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT is entered into as of May 15, 1998 (as from time to time amended, modified, restated, supplemented and in effect, this "Security Agreement"), by and between ARTECON CALIFORNIA, a California corporation ("Borrower"), and LASALLE NATIONAL BANK, a national banking association, its successors and assigns as agent (the "Agent") for certain Lenders pursuant to the Credit Agreement (as hereafter defined).

                                    RECITALS

        A. Pursuant to and upon the terms and conditions set forth in the Credit Agreement between the Borrower, the Agent and the Lenders party thereto dated the date hereof (as from time to time amended, modified, restated, supplemented and in effect, the "Credit Agreement"), the Agent and the Lenders have agreed to make certain secured credit facilities available to the Borrower. All capitalized terms used in this Security Agreement without definition shall have the meanings ascribed to them in the Credit Agreement.

        B. In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make the Loans thereunder, and in consideration therefor, the Borrower has agreed to grant to the Agent for the benefit of the Lenders, a first, prior and perfected lien on and security interest (subject only to Permitted Liens) in all of the Borrower's assets and properties, whether now or hereafter existing, owned or acquired all pursuant to the terms of this Security Agreement, in order to secure (i) the due and punctual payment and performance of all Obligations under the Credit Agreement, (ii) the due and punctual payment of (A) the principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Borrower under the Credit Agreement and the other Loan Documents (including any interest rate hedge agreement between its Agent and the Borrower), and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (including any interest rate hedge Agreement between the Agent and the Borrower), and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (including any interest rate hedge Agreement between the Agent and the Borrower) (collectively, the "Obligations").

        C. It is a condition precedent to the making of Loans by the Lender that the Borrower execute and deliver this Security Agreement.


                                       1.

                                    AGREEMENT

        NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE 1

                                SECURITY INTEREST

        SECTION 1.1 GRANT OF SECURITY INTEREST. As security for the Obligations, the Borrower hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Agent for the ratable benefit of the Lenders, their successors and assigns, in and to:

               (a) all equipment (including all "Equipment" as such term is defined in Section 9-109(2) of the Uniform Commercial Code as in effect from time to time in the State of Illinois (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the "Code")), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by the Borrower or in which the Borrower has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

               (b) all goods (including all "Goods" as defined in Section 9-105 of the Code) and all inventory (including all "Inventory" as defined in Section 9-109(4) of the Code) of the Borrower, now owned or hereafter acquired by the Borrower or in which the Borrower has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, all documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereafter collectively referred to as "Inventory");

               (c) all present and future accounts in which the Borrower has or hereafter acquires any interest (including all "Accounts" as defined in Section 9-106 of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing Indebtedness due or to become due the Borrower on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as "Accounts");

               (d) all general intangibles now owned or hereafter acquired by the Borrower or in which the Borrower has or hereafter acquires any interest, (including all "General Intangibles" as defined in Section 9-106 of the Code) including but not limited to, chooses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), registrations, franchises, corporate


                                       2.

or other business records, systems, designs, software, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how and trade-secrets of the Borrower, and all trade-names, logos, copyrights, patents, trademarks (including service marks) or patent or trademark applications (including all copyrights, patents, trademarks and applications listed on Schedule 1 hereto) (collectively, "Intellectual Property Rights"), contract rights and any goodwill relating thereto;

               (e) all other property owned by the Borrower or in which the Borrower has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible;

               (f) all insurance policies of any kind maintained in effect by the Borrower, now existing or hereafter acquired, under which any of the property referred to in (a) through (e) above is insured, including but not limited to, any proceeds payable to the Borrower pursuant to such policies;

               (g) all moneys, cash collateral, chattel paper, checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, instruments, documents, deposit accounts, and any and all other lockbox and deposit accounts maintained with the Agent or any Lender or any affiliate of the Agent or any Lender, deposits and credits from time to time whether or not in the possession of or under the control of the Agent or any Lender;

               (h) any consideration received when all or any part of the property referred to in (a) through (g) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all "Proceeds" as defined in Section 9-306(1) the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Borrower or in which the Borrower has an interest.

The property set forth in clauses (a) through (h) of the preceding sentence, together with property of a similar nature which the Borrower hereafter owns or in which the Borrower hereafter acquires any interest, is referred to herein as the "Collateral."

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

        SECTION 2.1 REPRESENTATIONS AND WARRANTIES. The Borrower represents, warrants and agrees that:

               (a) The Borrower has and shall have absolute, good and exclusive title to all the Collateral, wherever and whenever acquired, free and clear of any Lien except as permitted by the Credit Agreement and the Borrower has not filed a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Credit Agreement;


                                       3.

               (b) The Borrower has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Borrower has set aside on its books adequate reserves and which may not result in any material impairment of the Lien on such Collateral;

               (c) as a result of the execution and delivery (or the taking of possession of cash or instruments) of this Security Agreement and the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby, the Agent, for the ratable benefit of the Lenders, shall have a valid, perfected, enforceable first-priority lien on, and a continuing security interest in, the Collateral, enforceable and superior as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other Liens except as permitted by the Credit Agreement;

               (d) the amount that has been or that shall be represented by the Borrower to the Lenders from time to time owing by all obligors (such obligors being hereinafter referred to as the "Account Debtors") in the aggregate with respect to Accounts has not and will not materially deviate from the correct amount actually and unconditionally owing at such time by such Account Debtors; all Accounts represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents evidencing the same; there are no material setoffs, counterclaims or disputes existing or asserted with respect to Accounts and the Borrower has not made any agreement with any Account Debtor for any deduction therefrom; to the Borrower's knowledge, all Account Debtors have the capacity to contract and are solvent; the goods giving rise to Accounts are not subject to any lien, claim or encumbrance, except in favor of the Agent and except for as permitted by the Credit Agreement; and the Borrower has no knowledge of any fact or circumstances which would impair the validity or collectibility of Accounts;

               (e) The Borrower has not changed its name (except as set forth on Schedule 1A hereto) since the date of its formation and incorporation and during such period the Borrower did not use, nor does the Borrower now use any fictitious or trade name, except for the names set forth on Schedule 1A hereto;

               (f) the location of the chief executive office of the Borrower and all locations where the Borrower maintains records with respect to its contract rights and Accounts are set forth on Schedule 1B hereto;

               (g) all locations where the Borrower stores or processes raw material, work in process, finished goods and inventory are set forth on
Schedule 1C hereto;

               (h) all locations where the Borrower keeps machinery and equipment are set forth on Schedule 1C hereto;


                                       4.

               (i) all Intellectual Property Rights material to the Borrower's business are set forth on Schedule 1D hereto; and

               (j) none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.

        SECTION 2.2 SURVIVAL. All representations, warranties and agreements of the Borrower contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 5.5 hereof.

                                   ARTICLE 3

                                    COVENANTS

        SECTION 3.1 COVENANTS. The Borrower hereby covenants and agrees with the Agent that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed: (a) it shall give written notice to the Agent of any levy or attachment, execution or other process against any of the Collateral, which notice shall be given promptly unless expressly provided otherwise in the Credit Agreement; (b) at its own cost and expense, it shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all Persons other than the Agent and the Lenders to defend the security interest of the Agent in the Collateral and the priority thereof against any adverse Lien of any nature not permitted by the Credit Agreement; (c) it shall keep all tangible Collateral properly insured and in good order and repair and immediately notify the Agent of any event causing any material loss, damage or depreciation in value of the Collateral and of the extent of such loss, damage or depreciation; (d) at the request of the Agent, it shall mark any Collateral which is chattel paper with a legend showing the Agent's lien and security interest therein; (e) it shall promptly give written notice to the Agent of any change in the Intellectual Property Rights material to its business set forth on Schedule 1D hereto; and (f) it shall not: amend or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with past practice; voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral, except as permitted by the Credit Agreement; make any compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any Lien, Guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business substantially consistent with past practice; change its name or use any fictitious or trade name; change the location of its chief executive office; or permit any of the Collateral (other than Collateral which constitutes goods which are mobile and which are of a type normally used in more than one jurisdiction) to be removed from or located in any place not identified as the location of such Collateral on Schedule 1C, as the case may be, except after written notice to and with written consent of the Lender and compliance with such procedures as the Agent may reasonably impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement.


                                       5.

                                   ARTICLE 4

                                REMEDIAL MATTERS

        SECTION 4.1 POWERS OF ATTORNEY. (a) The Borrower hereby irrevocably appoints the Agent (and any officer or agent of the Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Agent or otherwise, for the use and benefit of the Agent and the Lenders: (i) to receive, endorse the name of the Borrower upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Lender with respect to the Collateral; (ii) from and after the occurrence of an Event of Default, to cause the Borrower's mail to be transferred to the Agent's own offices and to receive and open all mail addressed to the Borrower for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment; (iii) from and after the occurrence of an Event of Default, to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof; (iv) to receive and give discharges and releases of all or any of the Collateral; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (vi) to sign the name of the Borrower on any invoice or bill of lading relating to any of the Collateral; (vii) to send verification of any Accounts to any Account Debtor or customer; (viii) from and after the occurrence of an Event of Default, to notify any Account Debtor or other obligor of the Borrower with respect to any Collateral to make payment to the Agent; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral; (x) to take any action for purposes of carrying out of the terms of this Security Agreement; (xi) to enforce all of the Borrower's rights and powers under and pursuant to any and all agreements with respect to the Collateral; and (xii) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Borrower or to any claim or action against the Agent or any Lender, except to the extent of the Agent's or such Lender's gross negligence or willful misconduct. It is understood and agreed that the power of attorney granted to the Agent for the purposes set forth above in this Section 4.1 is coupled with an interest and is irrevocable and the Borrower hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.1 shall in no event relieve the Borrower of any of its obligations hereunder or under any of the other Loan Documents with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Lender of any other or further right which it may have on the date of this Security


                                       6.

Agreement or hereafter, whether hereunder, under any of the other Loan Documents, by law or otherwise.

               (b) Neither the Agent nor any Lender shall, under any circumstance or in any event whatsoever, have any liability for any shortage, damage, loss or destruction of any part of the Collateral, nor shall the Agent or any Lender have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or of any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Agent or any Lender any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, attorneys' fees and out-of-pocket expenses, shall be borne solely by the Borrower, whether the same are incurred by the Borrower, the Agent or any Lender. The Borrower agrees to indemnify and hold the Agent and each Lender harmless from and against any and all other claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature, and to reimburse the Agent and each Lender for all reasonable costs and expenses, including but not limited to attorneys' fees and expenses, arising from this Security Agreement or the exercise of any right or remedy granted to the Agent or any Lender hereunder other than those incurred as a result of the gross negligence or willful misconduct of the Agent or any Lender. In no event shall the Agent or any Lender be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by any of them in accordance with the terms hereof, except to the extent incurred solely as a result of the Agent or any Lender's gross negligence or willful misconduct.

        SECTION 4.2 COLLECTIONS. Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name or in the name of the Borrower, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or (b) extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Borrower, other than to discharge the Borrower in so doing with respect to liabilities of the Borrower to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Borrower shall be held in trust for the Agent, for the ratable benefit of the Lenders, and shall be promptly turned over to the Agent. The Agent may make such payments and take such actions described above as the Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and, in connection therewith, the Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any Liens not expressly permitted by this Security Agreement or the other Loan Documents.

        SECTION 4.3 POSSESSION; SALE OF COLLATERAL. (a) Upon the occurrence and during the continuance of an Event of Default, the Agent may (i) require the Borrower to assemble the tangible assets which comprise part of the Collateral and make them available to the Agent at any place or places reasonably designated by the Agent, (ii) with or without notice or demand for


                                       7.

performance and without liability for trespass, enter any premises where the Collateral may be located and take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof, including but not limited to, the right to remove all or any portion of the Collateral, and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker's board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) days' written notice to the Borrower of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which the Borrower hereby expressly acknowledges is commercially reasonable. The Collateral may be sold or disposed of for cash, upon credit or for future delivery, without assumption of any credit risk, as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Borrower now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Agent nor any Lender shall incur any liability for the failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, however, that such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 4.3, the Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling the Collateral and any other security for the Obligations or otherwise on the part of the Borrower (all said rights being also hereby waived and released by the Borrower to the fullest extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent from the Borrower as a credit against the purchase price, and the Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Borrower therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and the Borrower shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Agent shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having


                                       8.

competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any action permitted hereunder the Agent shall be entitled to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Agent shall be entitled to apply, without notice to the Borrower, any cash or cash items constituting Collateral in its possession to payment of the Obligations.

               (b) If an Event of Default shall occur and be continuing, the Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

               (c) The Borrower agrees that notwithstanding anything to the contrary contained in this Security Agreement, the Borrower shall remain liable under each contract or other agreement giving rise to Accounts and general intangibles and all other contracts or agreements constituting part of the Collateral and the Agent shall not have any obligation or liability in respect thereof.

               (d) After the occurrence and during the continuance of an Event of Default, upon the Agent's request, the Borrower shall deliver to the Agent all original and other documents, evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. The Borrower shall also furnish to the Agent, promptly upon the request of the Agent, such reports, reconciliations and aging balances regarding Accounts as the Agent may request from time to time.

        SECTION 4.4 EVENT OF DEFAULT. An Event of Default shall exist hereunder
(a) if an "Event of Default" shall have occurred and be continuing under the Credit Agreement or (b) if the Borrower shall breach any agreement contained herein or otherwise default in the observance or performance of any of the covenants, terms, conditions or agreements on the part of the Borrower contained in this Security Agreement and (x) with respect to nonmonetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period of thirty (30) days after the earlier of (i) written notice from the Agent of such default or (ii) actual knowledge of the Borrower of such default and (y) with respect to monetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period longer than the applicable cure period, if any, set forth in the Credit Agreement. All cure periods in this Section 4.4 shall run concurrently with any period allowed with respect to any default under the Credit Agreement or any of the other Loan Documents.

        SECTION 4.5 APPLICATION OF PROCEEDS. Unless the Agent otherwise directs pursuant to the Credit Agreement, the proceeds of any sale of Collateral pursuant to this Security Agreement or any other Loan Document, as well as any Collateral consisting of cash, shall be applied after receipt by the Agent as follows:

                First, to the payment of all reasonable costs, fees and expenses of the Agent and the Lenders and their agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with this Credit Agreement, any other Loan


                                       9.

        Document or any of the Obligations, including but not limited to, the fees and expenses of the Agent's and any Lender's agents and attorneys and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Agent or any Lender in so doing;

                Second, to the payment of the outstanding principal balance and accrued interest and fees on the Loan and other Obligations;

                Third, to pay the Agent an amount equal to the aggregate stated amount of all outstanding Letters of Credit, if any, to be held by the Agent as cash collateral to secure the Obligations of the Borrower under the Loan Documents with respect to Letters of Credit;

                Fourth, to pay all other amounts payable by the Borrower under the Loan Documents; and

                Fifth, to the Borrower or to such other Person as a court may direct.

        SECTION 4.6 AUTHORITY OF AGENT. The Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Lender by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

        SECTION 4.7 CERTAIN WAIVERS; THE BORROWER NOT DISCHARGED. The Borrower expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of the Borrower hereunder are irrevocable, absolute, and unconditional and shall not be discharged, impaired or otherwise affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any grantee under the provisions of this Security Agreement or any other Loan Document or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document or of any agreement related thereto, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Agent for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of the Borrower or any grantee or any other Person, (f) the invalidity or unenforceability of any of the Loan Documents, (g) any change, restructure or termination of the corporate structure or existence of the Borrower or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (h) any other event which under law would discharge the obligations of a surety, except payment in full of the Obligations and termination of the Commitment.

        SECTION 4.8 TRANSFER OF SECURITY INTEREST. The Agent may transfer to any other Person all or any part of the liens and security interests granted hereby, and all, or any part of the


                                      10.

Collateral which may be in the Agent's possession after the occurrence and during the continuance of an Event of Default or, if to a successor Agent in accordance with the Credit Agreement, at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Agent shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise). The Agent may, at any time, assign its rights as the secured party hereunder to any Person, in the Agent's discretion, and upon notice to the Borrower, but without any requirement for consent or approval by or from the Borrower, and any such assignment shall be valid and binding upon the Borrower, as fully as if it had expressly approved the same.

                                   ARTICLE 5

                                  MISCELLANEOUS

        SECTION 5.1 FURTHER ASSURANCES. The Borrower agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the better assuring and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Agent may deem reasonably necessary or desirable for the perfection of the security interests granted hereunder. The Borrower hereby authorizes the Agent, as a secured party under the Code, to file financing statements or continuation statements signed only by the Agent, and agrees to pay all expenses in connection with any such filing. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. If at any time the Borrower shall take and perfect a security interest in any property to secure payment and performance of an Account, the Borrower, upon the request of the Agent, shall promptly assign such security interest to the Agent. The Borrower agrees to notify the Agent thirty (30) days prior to any change (a) in its corporate name, (b) in the location of its chief executive office, (c) in its chief place of business, or
(d) in the office or offices where it keeps its records relating to the Collateral. The Borrower agrees that, after the occurrence and during the continuance of an Event of Default, it shall, upon request of the Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Agent, to prepare, sign and file with any governmental authority the Borrower's portion of any application or applications for consent to the assignment of licenses held by the Borrower, or for consent to the possession and sale of any of the Collateral by or on behalf of the Agent. The Borrower further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Agent, the Lenders, and their respective representatives,


                                      11.

shall have the right upon reasonable notice at reasonable times to call at the Borrower's place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

        SECTION 5.2 EFFECTIVENESS. This Security Agreement shall take effect immediately upon execution by the Borrower and the Agent.

        SECTION 5.3 INDEMNITY; REIMBURSEMENT OF LENDER; DEFICIENCY. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Agent hereunder or under the other Security Documents, the Borrower agrees (a) to indemnify and hold harmless the Agent and each Lender from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Agent and each Lender for all reasonable costs and expenses, including but not limited to, the fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Agent and each Lender in connection with any litigation relating to the Collateral whether or not such Person shall be a party to such litigation, including but not limited to, the fees and disbursements of attorneys for the Agent and each Lender, and any out-of-pocket costs incurred by the Agent and each Lender in appearing as a witness or in otherwise complying with legal process served upon it. In no event shall the Agent or any Lender be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof and the Borrower hereby releases the Agent and each Lender from any and all claims, causes of action and demands at anytime arising out of or with respect to this Security Agreement, any other Loan Document or the Collateral. All indemnities contained in this Section 5.3 and elsewhere in this Agreement shall survive the expiration or earlier termination of this Security Agreement. After application of the proceeds by the Agent pursuant to Section 4.5 hereof, the Borrower shall remain liable to the Agent and the Lenders for any deficiency.

        SECTION 5.4 CONTINUING LIEN. It is the intent of the parties hereto, that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Borrower and the Agent under or in connection with the Credit Agreement, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral and the Obligations covered by this Security Agreement shall include any future advances under or in connection with the Credit Agreement.

        SECTION 5.5 TERMINATION. Upon payment in full of all Obligations (except indemnities which survive repayment of the Loan) and termination of all commitments relating thereto, the Agent shall reassign and redeliver (or cause to be so reassigned and redelivered), without recourse upon or warranty by the Agent, and at the sole expense of the Borrower, to the Borrower, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and not theretofore reassigned and redelivered to the Borrower, together with appropriate instruments of reassignment and release.


                                      12.

        SECTION 5.6 NOTICES. Any notice hereunder shall be conclusively deemed to have been received by a party hereto and be effective in the manner set forth in Section 9.01 of the Credit Agreement.

        SECTION 5.7 SUCCESSORS AND ASSIGNS. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Agent that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. The Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

        SECTION 5.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.


        SECTION 5.9 WAIVERS. No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be authorized as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

        SECTION 5.10 AMENDMENTS. Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Agent.

        SECTION 5.11 SEVERABILITY. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

        SECTION 5.12 COUNTERPARTS. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Agent.

        SECTION 5.13 HEADINGS. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.


                                      13.

        SECTION 5.14 CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS SECURITY AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS OR COOK COUNTY, ILLINOIS AND THE BORROWER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY PROTECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT ACCORDINGLY, AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        SECTION 5.15 WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.


                                      14.

        IN WITNESS WHEREOF, the Agent and the Borrower have executed this Security Agreement as of the date first above written.

                               ARTECON CALIFORNIA


                               By:/s/ James L. Lambert
                                  -------------------------------
                               Its: President
                                   ------------------------------

                               LASALLE NATIONAL BANK


                               By:/s/ Michael J. Burton
                                  -------------------------------
                               Its: First V.P.
                                   ------------------------------


                                      15.

                               SECURITY AGREEMENT


        THIS SECURITY AGREEMENT is entered into as of May 15, 1998 (as from time to time amended, modified, restated, supplemented and in effect, this "Security Agreement"), by and between ARTECON, INC., a Delaware corporation ("Guarantor"), and LASALLE NATIONAL BANK, a national banking association, its successors and assigns as agent (the "Agent") for certain Lenders pursuant to the Credit Agreement (as hereafter defined).

                                    RECITALS

        A. Pursuant to and upon the terms and conditions set forth in the Credit Agreement between Artecon California, a California corporation (the "Borrower"), the Agent and the Lenders party thereto dated the date hereof (as from time to time amended, modified, restated, supplemented and in effect, the "Credit Agreement"), the Agent and the Lenders have agreed to make certain secured credit facilities available to the Borrower. All capitalized terms used in this Security Agreement without definition shall have the meanings ascribed to them in the Credit Agreement.

        B. The Borrower is a wholly-owned subsidiary of the Guarantor and as a condition to the Credit Agreement the Guarantor has executed and delivered in favor of the Agent and the Lenders a Guaranty of Payment dated the date hereof (as from time to time amended, modified, restated, supplemented and in effect, the "Guaranty").

        C. In order to induce the Agent and the Lenders to enter into the Credit Agreement and to make the Loans thereunder, and in consideration therefor, the Guarantor has agreed to grant to the Agent for the benefit of the Lenders, a first, prior and perfected lien on and security interest (subject only to Permitted Liens) in all of the Guarantor's assets and properties, whether now or hereafter existing, owned or acquired all pursuant to the terms of this Security Agreement, in order to secure (i) the due and punctual payment and performance of all Liabilities (as defined in the Guaranty) under the Guaranty, (ii) the due and punctual payment of (A) the principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (B) all other monetary obligations, including but not limited to, fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding regardless of whether allowed or allowable in such proceeding), of the Borrower under the Credit Agreement and the other Loan Documents (including any interest rate hedge agreement between its Agent and the Borrower), and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (including any interest rate hedge Agreement between the Agent and the Borrower), and (iii) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Borrower under or pursuant to the Credit Agreement and the other Loan Documents (including any interest rate hedge Agreement between the Agent and the Borrower) (collectively, the "Obligations").


                                       1.

        D. It is a condition precedent to the making of Loans by the Lender that the Guarantor execute and deliver this Security Agreement.

                                    AGREEMENT

        NOW, THEREFORE, for and in consideration of the covenants and provisions set forth herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1

                                SECURITY INTEREST

        SECTION 1.1 GRANT OF SECURITY INTEREST. As security for the Obligations, the Guarantor hereby conveys, assigns, pledges and grants a continuing and unconditional security interest to the Agent for the ratable benefit of the Lenders, their successors and assigns, in and to:

               (a) all equipment (including all "Equipment" as such term is defined in Section 9-109(2) of the Uniform Commercial Code as in effect from time to time in the State of Illinois (such code, together with any other successor or applicable adoption of the Uniform Commercial Code in any applicable jurisdiction, the "Code")), machinery, vehicles, fixtures, improvements, supplies, office furniture, fixed assets, all as now owned or hereafter acquired by the Guarantor or in which the Guarantor has or hereafter acquires any interest, and any items substituted therefor as replacements and any additions or accessions thereto;

               (b) all goods (including all "Goods" as defined in Section 9-105 of the Code) and all inventory (including all "Inventory" as defined in Section 9-109(4) of the Code) of the Guarantor, now owned or hereafter acquired by the Guarantor or in which the Guarantor has or hereafter acquires any interest, including but not limited to, raw materials, scrap inventory, work in process, products, packaging materials, finished goods, all documents of title, chattel paper and other instruments covering the same and all substitutions therefor and additions thereto (all of the property described in this clause (b) being hereafter collectively referred to as "Inventory");

               (c) all present and future accounts in which the Guarantor has or hereafter acquires any interest (including all "Accounts" as defined in Section 9-106 of the Code), contract rights (including all rights to receive payments and other rights under all equipment and other leasing contracts) and rights to payment and rights or accounts receivable evidencing or representing Indebtedness due or to become due the Guarantor on account of goods sold or leased or services rendered, claims, instruments and other general intangibles (including tax refunds, royalties and all other rights to the payment of money of every nature and description), including but not limited to, any such right evidenced by chattel paper, and all liens, securities, guaranties, remedies, security interests and privileges pertaining thereto (all of the property described in this clause (c) being hereinafter collectively referred to as "Accounts");


                                       2.

               (d) all general intangibles now owned or hereafter acquired by the Guarantor or in which the Guarantor has or hereafter acquires any interest, (including all "General Intangibles" as defined in Section 9-106 of the Code) including but not limited to, chooses in action and causes of action and all licenses and permits (to the extent the collateral assignment of such licenses and permits is not prohibited by applicable law), registrations, franchises, corporate or other business records, systems, designs, software, goodwill, logos, indicia, business identifiers, inventions, processes, production methods, proprietary information, know-how and trade-secrets of the Guarantor, and all trade-names, logos, copyrights, patents, trademarks (including service marks) or patent or trademark applications (including all copyrights, patents, trademarks and applications listed on Schedule 1 hereto) (collectively, "Intellectual Property Rights"), contract rights and any goodwill relating thereto;

               (e) all other property owned by the Guarantor or in which the Guarantor has or hereafter acquires any interest, wherever located, and of whatever kind or nature, tangible or intangible;

               (f) all insurance policies of any kind maintained in effect by the Guarantor, now existing or hereafter acquired, under which any of the property referred to in (a) through (e) above is insured, including but not limited to, any proceeds payable to the Guarantor pursuant to such policies;

               (g) all moneys, cash collateral, chattel paper, checks, notes, bills of exchange, documents of title, money orders, negotiable instruments, commercial paper, and other securities, instruments, documents, deposit accounts, and any and all other lockbox and deposit accounts maintained with the Agent or any Lender or any affiliate of the Agent or any Lender, deposits and credits from time to time whether or not in the possession of or under the control of the Agent or any Lender;

               (h) any consideration received when all or any part of the property referred to in (a) through (g) above is sold, transferred, exchanged, leased, collected or otherwise disposed of, or any value received as a consequence of possession thereof, including but not limited to, all products, proceeds (including all "Proceeds" as defined in Section 9-306(1) the Code), cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements or other documents, insurance proceeds or proceeds of other proceeds now or hereafter owned by the Guarantor or in which the Guarantor has an interest.

The property set forth in clauses (a) through (h) of the preceding sentence, together with property of a similar nature which the Guarantor hereafter owns or in which the Guarantor hereafter acquires any interest, is referred to herein as the "Collateral."


                                       3.

                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

        SECTION 2.1 REPRESENTATIONS AND WARRANTIES. The Guarantor represents, warrants and agrees that:

               (a) The Guarantor has and shall have absolute, good and exclusive title to all the Collateral, wherever and whenever acquired, free and clear of any Lien except as permitted by the Credit Agreement and the Guarantor has not filed a financing statement under the Code (or similar statement or instrument of registration under the law of any jurisdiction) covering any Collateral except as permitted by the Credit Agreement;

               (b) The Guarantor has paid or will pay when due all taxes, fees, assessments and other charges now or hereafter imposed upon the Collateral except for any tax, fee, assessment or other charge the validity of which is being contested in good faith by appropriate proceedings and with respect to which the Guarantor has set aside on its books adequate reserves and which may not result in any material impairment of the Lien on such Collateral;

               (c) as a result of the execution and delivery (or the taking of possession of cash or instruments) of this Security Agreement and the filing of any financing statements or other documents necessary to assure, preserve and perfect the security interest created hereby, the Agent, for the ratable benefit of the Lenders, shall have a valid, perfected, enforceable first-priority lien on, and a continuing security interest in, the Collateral, enforceable and superior as such as against creditors and purchasers (other than purchasers of Inventory in the ordinary course of business) and as against any owner of real property where any of the equipment or Inventory is located and as against any purchaser of such real property and any present or future creditor obtaining a mortgage or other lien on such real property, and such lien shall be superior and prior to all other Liens except as permitted by the Credit Agreement;

               (d) the amount that has been or that shall be represented by the Guarantor to the Lenders from time to time owing by all obligors (such obligors being hereinafter referred to as the "Account Debtors") in the aggregate with respect to Accounts has not and will not materially deviate from the correct amount actually and unconditionally owing at such time by such Account Debtors; all Accounts represent bona fide transactions completed in accordance with the terms and provisions contained in the invoices and other documents evidencing the same; there are no material setoffs, counterclaims or disputes existing or asserted with respect to Accounts and the Guarantor has not made any agreement with any Account Debtor for any deduction therefrom; to the Guarantor's knowledge, all Account Debtors have the capacity to contract and are solvent; the goods giving rise to Accounts are not subject to any lien, claim or encumbrance, except in favor of the Agent and except for as permitted by the Credit Agreement; and the Guarantor has no knowledge of any fact or circumstances which would impair the validity or collectibility of Accounts;

               (e) The Guarantor has not changed its name (except as set forth on Schedule 1A hereto) since the date of its formation and incorporation and during such period the Guarantor did


                                       4.

not use, nor does the Guarantor now use any fictitious or trade name, except for the names set forth on Schedule 1A hereto;

               (f) the location of the chief executive office of the Guarantor and all locations where the Guarantor maintains records with respect to its contract rights and Accounts are set forth on Schedule 1B hereto;

               (g) all locations where the Guarantor stores or processes raw material, work in process, finished goods and inventory are set forth on
Schedule 1C hereto;

               (h) all locations where the Guarantor keeps machinery and equipment are set forth on Schedule 1C hereto;

               (i) all Intellectual Property Rights material to the Guarantor's business are set forth on Schedule 1D hereto; and

               (j) none of the Collateral is held by a third party in any location as assignee, trustee, bailee, consignee or in any similar capacity.

        SECTION 2.2 SURVIVAL. All representations, warranties and agreements of the Guarantor contained in this Security Agreement shall survive the execution, delivery and performance of this Security Agreement until the termination of this Security Agreement pursuant to Section 5.5 hereof.

                                    ARTICLE 3

                                    COVENANTS

        SECTION 3.1 COVENANTS. The Guarantor hereby covenants and agrees with the Agent that so long as this Security Agreement shall remain in effect or any Obligations shall remain unpaid or unperformed: (a) it shall give written notice to the Agent of any levy or attachment, execution or other process against any of the Collateral, which notice shall be given promptly unless expressly provided otherwise in the Credit Agreement; (b) at its own cost and expense, it shall take any and all actions reasonably necessary or desirable to defend the Collateral against the claims and demands of all Persons other than the Agent and the Lenders to defend the security interest of the Agent in the Collateral and the priority thereof against any adverse Lien of any nature not permitted by the Credit Agreement; (c) it shall keep all tangible Collateral properly insured and in good order and repair and immediately notify the Agent of any event causing any material loss, damage or depreciation in value of the Collateral and of the extent of such loss, damage or depreciation; (d) at the request of the Agent, it shall mark any Collateral which is chattel paper with a legend showing the Agent's lien and security interest therein; (e) it shall promptly give written notice to the Agent of any change in the Intellectual Property Rights material to its business set forth on Schedule 1D hereto; and (f) it shall not: amend or terminate any contract or other document or instrument constituting part of the Collateral, except for transactions in the ordinary course of business substantially consistent with past practice; voluntarily or involuntarily exchange, lease, sell, transfer or otherwise dispose of any Collateral, except as permitted by the Credit Agreement; make any


                                       5.

compromise, settlement, discharge or adjustment or grant any extension of time for payment with respect to any Account or any Lien, Guaranty or remedy pertaining thereto, except for transactions in the ordinary course of business substantially consistent with past practice; change its name or use any fictitious or trade name; change the location of its chief executive office; or permit any of the Collateral (other than Collateral which constitutes goods which are mobile and which are of a type normally used in more than one jurisdiction) to be removed from or located in any place not identified as the location of such Collateral on Schedule 1C, as the case may be, except after written notice to and with written consent of the Lender and compliance with such procedures as the Agent may reasonably impose to prevent any interruptions or discontinuity in the security interest granted pursuant to this Security Agreement. All issued and outstanding shares of capital stock of the Borrower are now, and at all times prior to consummation of the Parent Merger will be, owned beneficially and of record by the Guarantor, free and clear of all Liens (other than Liens, if any, for the payment of taxes and other governmental assessments which are imposed by law on the Guarantor's assets generally and are incidental to the conduct of its business; provided, however, that such payment is not delinquent or, if delinquent, is being contested in good faith by appropriate legal or administrative proceedings and adequate reserves have been set aside by the Guarantor on its books).

                                   ARTICLE 4

                                REMEDIAL MATTERS

        SECTION 4.1 POWERS OF ATTORNEY. The Guarantor hereby irrevocably appoints the Agent (and any officer or agent of the Agent) as its true and lawful attorney-in-fact, with power of substitution for and in the name of the Agent or otherwise, for the use and benefit of the Agent and the Lenders: (i) to receive, endorse the name of the Guarantor upon and deliver any notes, acceptances, checks, drafts, money orders or other evidences of payment that may come into the possession of the Lender with respect to the Collateral; (ii) from and after the occurrence of an Event of Default, to cause the Guarantor's mail to be transferred to the Agent's own offices and to receive and open all mail addressed to the Guarantor for the purposes of removing any such notes, acceptances, checks, drafts, money orders or other evidences of payment; (iii) from and after the occurrence of an Event of Default, to demand, collect and receive payment in respect of the Collateral and to apply any such payments directly to the payment of the Obligations in accordance with Section 4.5 hereof; (iv) to receive and give discharges and releases of all or any of the Collateral; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction, to collect or otherwise realize on all or any part of the Collateral or to enforce any rights in respect thereof; (vi) to sign the name of the Guarantor on any invoice or bill of lading relating to any of the Collateral; (vii) to send verification of any Accounts to any Account Debtor or customer; (viii) from and after the occurrence of an Event of Default, to notify any Account Debtor or other obligor of the Guarantor with respect to any Collateral to make payment to the Agent; (ix) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating or pertaining to all or any of the Collateral; (x) to take any action for purposes of carrying out of the terms of this Security Agreement; (xi) to enforce all of the Guarantor's rights and powers under and pursuant to any and all agreements with respect to the Collateral; and (xii) generally to sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with


                                       6.

all or any of the Collateral, and to do all other acts and things necessary to carry out this Security Agreement, as fully and completely as though the Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Agent or any Lender or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of the Guarantor or to any claim or action against the Agent or any Lender, except to the extent of the Agent's or such Lender's gross negligence or willful misconduct. It is understood and agreed that the power of attorney granted to the Agent for the purposes set forth above in this Section 4.1 is coupled with an interest and is irrevocable and the Guarantor hereby ratifies all actions taken by its attorney-in-fact by virtue hereof. The provisions of this Section 4.1 shall in no event relieve the Guarantor of any of its obligations hereunder or under any of the other Loan Documents with respect to the Collateral or any part thereof or impose any obligation on the Agent or any Lender to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Agent or any Lender of any other or further right which it may have on the date of this Security Agreement or hereafter, whether hereunder, under any of the other Loan Documents, by law or otherwise.

               (b) Neither the Agent nor any Lender shall, under any circumstance or in any event whatsoever, have any liability for any shortage, damage, loss or destruction of any part of the Collateral, nor shall the Agent or any Lender have any liability for any error or omission or delivery of any kind incurred in the good faith settlement, collection or payment of any of the Collateral or of any monies received in payment therefor or for any damages resulting therefrom, nor shall this Security Agreement impose upon the Agent or any Lender any obligation to perform any obligation with respect to the Collateral. The costs of collection, notification and enforcement, including but not limited to, attorneys' fees and out-of-pocket expenses, shall be borne solely by the Guarantor, whether the same are incurred by the Guarantor, the Agent or any Lender. The Guarantor agrees to indemnify and hold the Agent and each Lender harmless from and against any and all other claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of any nature, and to reimburse the Agent and each Lender for all reasonable costs and expenses, including but not limited to attorneys' fees and expenses, arising from this Security Agreement or the exercise of any right or remedy granted to the Agent or any Lender hereunder other than those incurred as a result of the gross negligence or willful misconduct of the Agent or any Lender. In no event shall the Agent or any Lender be liable for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by any of them in accordance with the terms hereof, except to the extent incurred solely as a result of the Agent or any Lender's gross negligence or willful misconduct.

        SECTION 4.2 COLLECTIONS. Upon the occurrence and during the continuance of an Event of Default, the Agent may, in its sole discretion, in its name or in the name of the Guarantor, or otherwise, (a) demand, sue for, collect or receive any money or property at any time payable or receivable on account of or in exchange for, or make any compromise or settlement deemed desirable with respect to, any of the Collateral, but shall be under no obligation to do so, or (b)


                                       7.

extend the time of payment, arrange for payment in installments, or otherwise modify the term of, or release, any of the Collateral, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Guarantor, other than to discharge the Guarantor in so doing with respect to liabilities of the Guarantor to the extent that the liabilities are paid or repaid. After the occurrence and during the continuance of an Event of Default, any money, checks, notes, bills, drafts, or commercial paper received by the Guarantor shall be held in trust for the Agent, for the ratable benefit of the Lenders, and shall be promptly turned over to the Agent. The Agent may make such payments and take such actions described above as the Agent, in its sole discretion, deems necessary to protect its security interest in the Collateral or the value thereof, and, in connection therewith, the Agent is hereby unconditionally and irrevocably authorized (without limiting the general nature of the authority hereinabove conferred) to pay, purchase, contest or compromise any Liens which in the judgment of the Agent appear to be equal to, prior to or superior to its security interest in the Collateral and any Liens not expressly permitted by this Security Agreement or the other Loan Documents.

        SECTION 4.3 POSSESSION; SALE OF COLLATERAL. (a) Upon the occurrence and during the continuance of an Event of Default, the Agent may (i) require the Guarantor to assemble the tangible assets which comprise part of the Collateral and make them available to the Agent at any place or places reasonably designated by the Agent, (ii) with or without notice or demand for performance and without liability for trespass, enter any premises where the Collateral may be located and take possession of the same, and may demand and receive such possession from any person who has possession thereof, and may take such measures as it may deem necessary or proper for the care or protection thereof, including but not limited to, the right to remove all or any portion of the Collateral, and (iii) with or without taking such possession may sell or cause to be sold, in one or more sales or parcels, for cash, on credit or for future delivery, without assumption of any credit risk, all or any portion of the Collateral, at public or private sale or at any broker's board or any securities exchange, without demand of performance or notice of intention to sell or of time or place of sale, except ten (10) days' written notice to the Guarantor of the time and place of such sale or sales (and such other notices as may be required by applicable statute, if any, and which cannot be waived), which the Guarantor hereby expressly acknowledges is commercially reasonable. The Collateral may be sold or disposed of for cash, upon credit or for future delivery, without assumption of any credit risk, as the Agent shall deem appropriate. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of the Guarantor, and the Guarantor hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which the Guarantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Lender may (in its sole and absolute discretion) determine. The Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Agent until the sale price is paid by the purchaser or purchasers thereof, but neither the Agent nor any Lender shall incur any liability for the


                                       8.

failure to collect or realize upon any or all of the Collateral or for any delay in doing so and, in case of any such failure, shall not be under any obligation to take any action with respect thereto; provided, however, that such Collateral may be sold again upon like notice. At any public sale made pursuant to this
SECTION 4.3, the Agent may bid for or purchase, free from any right of redemption, stay or appraisal and all rights of marshalling the Collateral and any other security for the Obligations or otherwise on the part of the Guarantor (all said rights being also hereby waived and released by the Guarantor to the fullest extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to the Agent from the Guarantor as a credit against the purchase price, and the Agent may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to the Guarantor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Agent shall be free to carry out such sale pursuant to such agreement, and the Guarantor shall not be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Agent shall have entered into such an agreement, all Events of Default shall have been remedied and any obligations to the Agent shall have been paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Agent may proceed by a suit or suits at law or in equity to foreclose this Security Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. In any action permitted hereunder the Agent shall be entitled to the appointment of a receiver without notice, to take possession of all or any portion of the Collateral and to exercise such powers as the court shall confer upon the receiver. Notwithstanding the foregoing, if an Event of Default shall occur and be continuing, the Agent shall be entitled to apply, without notice to the Guarantor, any cash or cash items constituting Collateral in its possession to payment of the Obligations.

               (b) If an Event of Default shall occur and be continuing, the Agent shall, in addition to exercising any and all rights and remedies afforded to it hereunder, have all the rights and remedies of a secured party under all applicable provisions of law, including but not limited to, the Code.

               (c) The Guarantor agrees that notwithstanding anything to the contrary contained in this Security Agreement, the Guarantor shall remain liable under each contract or other agreement giving rise to Accounts and general intangibles and all other contracts or agreements constituting part of the Collateral and the Agent shall not have any obligation or liability in respect thereof.

               (d) After the occurrence and during the continuance of an Event of Default, upon the Agent's request, the Guarantor shall deliver to the Agent all original and other documents, evidencing and relating to the sale and delivery of Inventory or Accounts, including but not limited to, all original orders, invoices and shipping receipts. The Guarantor shall also furnish to the Agent, promptly upon the request of the Agent, such reports, reconciliations and aging balances regarding Accounts as the Agent may request from time to time.

        SECTION 4.4 EVENT OF DEFAULT. An Event of Default shall exist hereunder
(a) if an "Event of Default" shall have occurred and be continuing under the Credit Agreement or (b) if the Guarantor


                                       9.

shall breach any agreement contained herein or otherwise default in the observance or performance of any of the covenants, terms, conditions or agreements on the part of the Guarantor contained in this Security Agreement and
(x) with respect to nonmonetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period of thirty (30) days after the earlier of (i) written notice from the Agent of such default or (ii) actual knowledge of the Guarantor of such default and (y) with respect to monetary covenants, terms, conditions or agreements, such non observance or non performance continues for a period longer than the applicable cure period, if any, set forth in the Credit Agreement. All cure periods in this Section 4.4 shall run concurrently with any period allowed with respect to any default under the Credit Agreement or any of the other Loan Documents.

        SECTION 4.5 APPLICATION OF PROCEEDS. Unless the Agent otherwise directs pursuant to the Credit Agreement, the proceeds of any sale of Collateral pursuant to this Security Agreement or any other Loan Document, as well as any Collateral consisting of cash, shall be applied after receipt by the Agent as follows:

                FIRST, to the payment of all reasonable costs, fees and expenses of the Agent and the Lenders and their agents, representatives and attorneys incurred in connection with such sale or with the retaking, holding, handling, preparing for sale (or other disposition) of the Collateral or otherwise in connection with this Credit Agreement, any other Loan Document or any of the Obligations, including but not limited to, the fees and expenses of the Agent's and any Lender's agents and attorneys and court costs (whether at trial, appellate or administrative levels), if any, incurred by the Agent or any Lender in so doing;

                SECOND, to the payment of the outstanding principal balance and accrued interest and fees on the Loan and other Obligations;

                THIRD, to pay the Agent an amount equal to the aggregate stated amount of all outstanding Letters of Credit, if any, to be held by the Agent as cash collateral to secure the Obligations of the Guarantor under the Loan Documents with respect to Letters of Credit;

                FOURTH, to pay all other amounts payable by the Guarantor under the Loan Documents; and

                FIFTH, to the Guarantor or to such other Person as a court may direct.

        SECTION 4.6 AUTHORITY OF AGENT. The Agent shall have and be entitled to exercise all such powers hereunder as are specifically delegated to the Lender by the terms hereof, together with such powers as are reasonably incidental thereto. The Agent may execute any of its duties hereunder by or through its agents or employees and shall be entitled to retain counsel and to act in reliance upon the advice of such counsel concerning all matters pertaining to its duties hereunder.

        SECTION 4.7 CERTAIN WAIVERS; THE GUARANTOR NOT DISCHARGED. The Guarantor expressly and irrevocably waives (to the extent permitted by applicable law) presentment, demand of payment and protest of nonpayment in respect of its Obligations under this Security Agreement. The obligations and duties of the Guarantor hereunder are irrevocable, absolute, and unconditional


                                      10.

and shall not be discharged, impaired or otherwise affected by (a) the failure of the Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Guarantor or any grantee under the provisions of this Security Agreement or any other Loan Document or any waiver, consent, extension, indulgence or other action or inaction in respect thereof, (b) any extension or renewal of any part of the Obligations, (c) any rescission, waiver, amendment or modification of any of the terms or provisions of any Loan Document or of any agreement related thereto, (d) the release of any liens on or security interests in any part of the Collateral or the release, sale or exchange of or failure to foreclose against any security held by or for the benefit of the Agent for payment or performance of the Obligations, (e) the bankruptcy, insolvency or reorganization of the Guarantor or any grantee or any other Person, (f) the invalidity or unenforceability of any of the Loan Documents, (g) any change, restructure or termination of the corporate structure or existence of the Guarantor or any grantee or any restructuring or refinancing of all or any portion of the Obligations, or (h) any other event which under law would discharge the obligations of a surety, except payment in full of the Obligations and termination of the Commitment.

        SECTION 4.8 TRANSFER OF SECURITY INTEREST. The Agent may transfer to any other Person all or any part of the liens and security interests granted hereby, and all, or any part of the Collateral which may be in the Agent's possession after the occurrence and during the continuance of an Event of Default or, if to a successor Agent in accordance with the Credit Agreement, at any time. Upon such transfer, the transferee shall be vested with all the rights and powers of the Agent hereunder with respect to such of the Collateral as is so transferred, but, with respect to any of the Collateral not so transferred, the Agent shall retain all of its rights and powers (whether given to it in this Security Agreement, or otherwise). The Agent may, at any time, assign its rights as the secured party hereunder to any Person, in the Agent's discretion, and upon notice to the Guarantor, but without any requirement for consent or approval by or from the Guarantor, and any such assignment shall be valid and binding upon the Guarantor, as fully as if it had expressly approved the same.

                                   ARTICLE 5

                                  MISCELLANEOUS

        SECTION 5.1 FURTHER ASSURANCES. The Guarantor agrees, at its expense, to do such further things, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Agent may from time to time reasonably request for the better assuring and preserving of the security interests and the rights and remedies created hereby, including but not limited to, the execution and delivery of such additional conveyances, assignments, agreements and instruments, the payment of any fees and taxes required in connection with the execution and delivery of this Security Agreement, the granting of the security interests created hereby and the execution, filing and recordation of any financing statements (including fixture filings) or other documents as the Agent may deem reasonably necessary or desirable for the perfection of the security interests granted hereunder. The Guarantor hereby authorizes the Agent, as a secured party under the Code, to file financing statements or continuation statements signed only by the Agent, and agrees to pay all expenses in connection with any such filing. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and


                                      11.

delivered to the Agent, duly endorsed in a manner satisfactory to the Agent. If at any time the Guarantor shall take and perfect a security interest in any property to secure payment and performance of an Account, the Guarantor, upon the request of the Agent, shall promptly assign such security interest to the Agent. The Guarantor agrees to notify the Agent thirty (30) days prior to any change (a) in its corporate name, (b) in the location of its chief executive office, (c) in its chief place of business, or (d) in the office or offices where it keeps its records relating to the Collateral. The Guarantor agrees that, after the occurrence and during the continuance of an Event of Default, it shall, upon request of the Agent, take any and all actions, to the extent permitted by applicable law, at its own expense, to obtain the approval of any governmental authority for any action or transaction contemplated by this Security Agreement which is then required by law, and specifically, without limitation, upon request of the Agent, to prepare, sign and file with any governmental authority the Guarantor's portion of any application or applications for consent to the assignment of licenses held by the Guarantor, or for consent to the possession and sale of any of the Collateral by or on behalf of the Agent. The Guarantor further agrees that it shall at all times, at its own expense and cost, keep accurate and complete records with respect to the Collateral, including but not limited to, a record of all payments and proceeds received in connection therewith or as a result of the sale thereof and of all credits granted, and agrees that the Agent, the Lenders, and their respective representatives, shall have the right upon reasonable notice at reasonable times to call at the Guarantor's place or places of business to inspect the Collateral and to examine or cause to be examined all of the books, records, journals and other data relating to the Collateral and to make extracts therefrom or copies thereof as are reasonably requested.

        SECTION 5.2 EFFECTIVENESS. This Security Agreement shall take effect immediately upon execution by the Guarantor and the Agent.

        SECTION 5.3 INDEMNITY; REIMBURSEMENT OF LENDER; DEFICIENCY. In connection with the Collateral, this Security Agreement and the administration and enforcement or exercise of any right or remedy granted to the Agent hereunder or under the other Security Documents, the Guarantor agrees (a) to indemnify and hold harmless the Agent and each Lender from and against any and all claims, demands, losses, judgments and liabilities (including but not limited to, liabilities for penalties) of whatever nature, relating thereto or resulting therefrom, and (b) to reimburse the Agent and each Lender for all reasonable costs and expenses, including but not limited to, the fees and disbursements of attorneys, relating thereto or resulting therefrom. The foregoing indemnity agreement includes all reasonable costs incurred by the Agent and each Lender in connection with any litigation relating to the Collateral whether or not such Person shall be a party to such litigation, including but not limited to, the fees and disbursements of attorneys for the Agent and each Lender, and any out-of-pocket costs incurred by the Agent and each Lender in appearing as a witness or in otherwise complying with legal process served upon it. In no event shall the Agent or any Lender be liable, in the absence of gross negligence or willful misconduct on its part, for any matter or thing in connection with this Security Agreement other than to account for moneys actually received by it in accordance with the terms hereof and the Guarantor hereby releases the Agent and each Lender from any and all claims, causes of action and demands at anytime arising out of or with respect to this Security Agreement, any other Loan Document or the Collateral. All indemnities contained in this Section 5.3 and elsewhere in this Agreement shall survive the expiration or earlier termination


                                      12.

of this Security Agreement. After application of the proceeds by the Agent pursuant to Section 4.5 hereof, the Guarantor shall remain liable to the Agent and the Lenders for any deficiency.

        SECTION 5.4 CONTINUING LIEN. It is the intent of the parties hereto, that (a) this Security Agreement shall constitute a continuing agreement as to any and all future, as well as existing transactions, between the Guarantor and the Agent under or in connection with the Credit Agreement, and (b) the security interest provided for herein shall attach to after-acquired as well as existing Collateral and the Obligations covered by this Security Agreement shall include any future advances under or in connection with the Credit Agreement.

        SECTION 5.5 TERMINATION. Upon payment in full of all Obligations (except indemnities which survive repayment of the Loan) and termination of all commitments relating thereto, the Agent shall reassign and redeliver (or cause to be so reassigned and redelivered), without recourse upon or warranty by the Agent, and at the sole expense of the Guarantor, to the Guarantor, against receipt therefor, such of the Collateral (if any) as shall not have been sold or otherwise applied by the Agent pursuant to the terms hereof and not theretofore reassigned and redelivered to the Guarantor, together with appropriate instruments of reassignment and release.

        SECTION 5.6 NOTICES. Any notice hereunder shall be conclusively deemed to have been received by a party hereto and be effective in the manner set forth in Section 22 of the Guaranty.

        SECTION 5.7 SUCCESSORS AND ASSIGNS. Whenever in this Security Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Agent that are contained in this Security Agreement shall bind and inure to the benefit of its respective successors and assigns. The Guarantor may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

        SECTION 5.8 APPLICABLE LAW. THIS SECURITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

        SECTION 5.9 WAIVERS. No failure or delay of the Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agent hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Security Agreement or consent to any departure by the Guarantor therefrom shall in any event be effective unless the same shall be authorized as provided in Section 5.10, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in similar or other circumstances.


                                      13.

        SECTION 5.10 AMENDMENTS. Neither this Security Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Guarantor and the Agent.

        SECTION 5.11 SEVERABILITY. In the event any one or more of the provisions contained in this Security Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

        SECTION 5.12 COUNTERPARTS. This Security Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute but one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered or mailed to the Agent.

        SECTION 5.13 HEADINGS. Article and Section headings used herein are for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Security Agreement.

        SECTION 5.14 CONSENT TO JURISDICTION. THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS SECURITY AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS OR COOK COUNTY, ILLINOIS AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY PROTECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT ACCORDINGLY, AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        SECTION 5.15 WAIVER OF JURY TRIAL. THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS SECURITY AGREEMENT OR UNDER OR IN CONNECTION WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS SECURITY AGREEMENT, AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS SECURITY AGREEMENT.

                            [signature page follows]


                                      14.

        IN WITNESS WHEREOF, the Agent and the Guarantor have executed this Security Agreement as of the date first above written.

                                  ARTECON, INC.


                                  By:/s/ James L. Lambert
                                     -------------------------------
                                  Its: President
                                      ------------------------------

                                  LASALLE NATIONAL BANK


                                  By:/s/ Michael J. Burton
                                     -------------------------------
                                  Its: First V.P.
                                      ------------------------------


                                      15.

                               GUARANTY OF PAYMENT


        THIS GUARANTY OF PAYMENT (as from time to time amended, modified, restated, supplemented and in effect, this "Guaranty") is made as of May 15, 1998 by ARTECON, INC., a Delaware corporation (the "Guarantor"), for the benefit of LASALLE NATIONAL BANK, a national banking association, its successors and assigns, as agent (the "Agent"), and certain Lenders pursuant to the Credit Agreement (as hereinafter defined).

                                    RECITALS

        A. Pursuant to a Credit Agreement dated as of the date hereof (as from time to time amended, modified, restated, supplemented and in effect, the "Credit Agreement") the Agent and the Lenders have agreed to make available to Artecon California, a California corporation (the "Borrower"), a secured loan facility, subject to the terms and conditions and for the purposes set forth in the Credit Agreement.

        B. The Guarantor owns all of the issued and outstanding capital stock of the Borrower and the Guarantor will therefore receive direct and substantial benefit and reasonably equivalent value from the Loan.

        C. It is a condition precedent to the making of the Loan by the Lenders that the Guarantor execute and deliver this Guaranty. The Guarantor therefore deems the execution, delivery and performance of this Guaranty necessary and convenient to the conduct, promotion and attainment of the business of the Guarantor in furtherance of the corporate purpose of the Guarantor.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the premises stated above and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor agrees for the benefit of the Agent and the Lenders as follows:

        1. DEFINITIONS. All capitalized terms used in this Guaranty without definition shall have the meanings ascribed to them in the Credit Agreement.

        2. TYPE OF GUARANTY AND OBLIGATIONS COVERED. The Guarantor, as primary obligor, and not as surety only, absolutely, unconditionally and irrevocably guarantees (a) the due and punctual payment by the Borrower of (i) the principal of, premium, if any, and interest on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other Obligations (including, but not limited to, the reasonable fees and disbursements of the Agent's and the Lenders' attorneys and other experts and any interest and fees with respect to any of the Obligations accruing after the filing of a bankruptcy petition by the Borrower whether or not allowed as claims in such a proceeding); (b) the due and prompt payment of any costs and expenses incurred by the Agent and the Lenders in connection with the enforcement (including but not limited to, with respect to any action, suit or proceeding which may be instituted by the Agent and the Lenders to obtain enforcement) of any of its rights or remedies under this Guaranty or any of the other Loan Documents and (c) the due


                                       1.

and punctual payment and performance of the obligations of the Borrower under the Loan Documents (CLAUSES (a) THROUGH (c) above collectively the "LIABILITIES").

        3. TERM OF GUARANTY; NO DISCHARGE FOR INVALIDITY OF UNDERLYING OBLIGATION; REINSTATEMENT; LIMITATIONS. (a) This Guaranty shall remain in full force and effect, notwithstanding intervening events of any kind, until the Liabilities are paid in full. No invalidity, irregularity or unenforceability of any or all of the Liabilities hereby guaranteed, or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Guarantor, shall affect, impair, or be a defense to this Guaranty, which shall in every respect be construed as a primary obligation of the Guarantor, and the Guarantor waives any and all defenses which may be available to the Borrower with respect to the Liabilities and agrees not to assert any such defense hereunder.

               (b) If at any time all or any part of any payment theretofore applied by the Agent or the Lenders to any of the Liabilities is or must be rescinded or returned by the Agent or any Lender for any reason whatsoever, including but not limited to, pursuant to a settlement agreement or compromise effected by the Agent or any Lender with a claimant, such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Agent or any Lender, and this Guaranty shall continue to be effective or shall be reinstated, as the case may be, as to such Liabilities, all as though such application by the Agent or any Lender had not been made.

               (c) In any action or proceeding involving any state corporate law, or any foreign or United States of America state or federal bankruptcy, fraudulent conveyance, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of the Guarantor under Section 2 hereof would otherwise be held or determined to be void, invalid or unenforceable, on account of the amount of the Guarantor's liability under
Section 2, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by the Guarantor, the Lenders or any other Person, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding. The Guarantor agrees that the Liabilities may from time to time exceed the amount of the liability of the Guarantor hereunder without impairing this Guaranty or the rights and remedies of the Agent or the Lenders hereunder.

        4. WAIVERS BY THE GUARANTOR. (a)The Guarantor hereby expressly waives:
(i) notice of the acceptance by the Agent or any Lender of this Guaranty, (ii) notice of the existence or creation or non-payment of all or any of the Liabilities, (iii) presentment, demand, notice of dishonor, protest, notice of protest and all other notices whatsoever, either in respect of this Guaranty or any or all of the Liabilities, (iv) all diligence in collection or protection of, or realization upon, the Liabilities, any obligations hereunder, or any security for or guaranty of any of the foregoing, and (v) any requirement on the part of the Agent or any Lender to mitigate the damages resulting from the default of the Borrower.

               (b) NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN OR IN ANY OTHER LOAN DOCUMENT, THE GUARANTOR AGREES THAT THIS GUARANTY IS A GUARANTY OF PAYMENT AND OF


                                       2.

PERFORMANCE AND NOT OF COLLECTION AND UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY REQUIREMENT THAT THE AGENT OR A LENDER FIRST COMMENCE ANY ACTION OR ASSERT ANY RIGHT AGAINST THE BORROWER OR ANY OTHER OBLIGOR, ENFORCE ANY RIGHT AGAINST ANY OF THE SECURITY SECURING ANY OF THE LIABILITIES, OR JOIN BORROWER IN ANY ACTION THE AGENT OR A LENDER MAY BRING AGAINST THE GUARANTOR UNDER THIS GUARANTY.

        5. LENDER INDULGENCES, FORBEARANCE AND CONSENTS RELATING TO THE BORROWER. The Agent and the Lenders may, at any time and from time to time, whether before or after any discontinuance of this Guaranty, without the consent of or notice to the Guarantor, except such notice as may be required by applicable statute and cannot be waived, without incurring responsibility to the Guarantor and without impairing or releasing the obligations of the Guarantor hereunder, upon any terms or conditions, take any or all of the following actions (which may or could have the effect of changing the risk hereby undertaken by the Guarantor), to each of which actions the Guarantor hereby consents: (a) change the manner, place or terms of payment of any of the Liabilities; (b) change, extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities; (c) release, settle, subordinate or compromise any obligation of the Borrower with respect to any of the Liabilities; (d) grant any indulgence or forbearance to the Borrower, or consent to any action or failure to act of the Borrower, which, in the absence of the Lenders' consent, violates or may be deemed to violate any agreements of the Borrower with respect to any or all of the Liabilities; (e) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder; (f) sell, substitute, exchange, release, surrender, realize upon, or otherwise deal with in any manner all or any part of any property securing any of the Liabilities or any obligation hereunder; (g) retain or obtain, or release, the primary or secondary obligations of any obligor or obligors, in addition to the Guarantor, with respect to any of the Liabilities; (h) exercise or refrain from exercising any rights against the Borrower or others (including the Guarantor) or otherwise act or refrain from acting; (i) apply any sums paid or realized to any Liabilities regardless of what Liabilities remain unpaid; (j) act or fail to act in any manner referred to in this Guaranty which may deprive the Guarantor of its right to subrogation against the Borrower to recover full indemnity for any payments made pursuant to this Guaranty; and (k) resort to the Guarantor for payment of any of the Liabilities, whether or not the Agent or the Lenders shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against the Borrower or any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

        6. LENDER LIEN. The Guarantor hereby grants to the Agent, for the ratable benefit of the Lenders, a lien and security interest as security for any and all liabilities created by this Guaranty in any and all property received from any source now or hereafter in the possession (all remittances and property to be deemed in the possession of the Agent as soon as the same are put in transit to it) or custody of the Agent for any purpose (including safekeeping or pledge of any liability of the Guarantor), including the balance of any account (whether general or special or for any specific purpose), of or for account of the Guarantor, or in or as to which the Guarantor may have any interest or power, including power of hypothecation or disposition, and all claims of any description of the Guarantor against the Agent or any Lender. If any event shall occur causing the acceleration of the Liabilities pursuant to Section 7.02 of the Credit Agreement, or if


                                       3.

any liability of the Guarantor under this Guaranty shall become due and owing for any reason, the Agent may at its option, without demand, notice or advertisement, which are hereby expressly waived, appropriate and apply any or all present and future credit balances of the Guarantor, in whatever currencies may be held by the Lenders and whether held in general or special accounts or for any specific purpose, or any other present or future claim of the Guarantor against the Agent or the Lenders toward the payment and extinguishment of the liabilities created by this Guaranty.

        7. SET-OFF. The Guarantor agrees that the Guarantor shall make no claim or setoff, defense, recoupment or counterclaim of any sort whatsoever, nor shall the Guarantor seek to impair, limit or defeat in any way his obligations hereunder. The Guarantor hereby waives any right to such a claim in limitation of its obligations hereunder. All payments made by the Guarantor under this Guaranty shall be made free and clear of, and without deduction or withholding for or on account of, any future income, stamp or other taxes, levies, imposts, deductions, charges or withholdings, including, but not limited to, any taxes, levies, imposts, duties, deductions, charges, assessments or withholdings imposed by any foreign, federal, state or local jurisdiction or any political subdivision thereof or therein, but excluding taxes imposed on net income of a Lender by the jurisdiction in which such Lender has its principal office (all such non-excluded taxes, levies, imposts, deductions, charges or withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts so payable to the Lenders hereunder or under this Guaranty, the amounts so payable to the Lenders shall be increased to the extent necessary to yield to the Lenders (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Guaranty or the Credit Agreement. Whenever any Tax is paid by the Guarantor, as promptly as possible thereafter, the Guarantor shall send to the Agent a certified copy of any original official receipt received by the Guarantor showing payment thereof. If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority, the Guarantor shall indemnify the Lenders for any incremental taxes, interest or penalties that may become payable by the Lenders as a result of any such failure.

        8. REPRESENTATIONS. The Guarantor makes the following representations and warranties which shall survive the execution and delivery of this Guaranty.

               (a) The Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of Delaware.

               (b) The Guarantor is qualified to do business as a foreign corporation in each jurisdiction where the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on its business, properties, assets, operations, prospects or condition, financial or otherwise or its ability to perform any of its obligations under any of the Loan Documents to which it is a party.

               (c) The Guarantor has full corporate power and authority to own its property and assets and to execute, deliver and perform this Guaranty and the other Loan Documents to which it is a party.


                                       4.

               (d) This Guaranty and each of the other Loan Documents to which the Guarantor is a party has been duly authorized and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject only to limitations on enforceability as may be applicable under equitable principles, bankruptcy or insolvency laws.

               (e) Neither the execution, delivery or performance by the Guarantor of this Guaranty, nor compliance by it with the terms and provisions hereof, (i) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, or (ii) will conflict or be inconsistent with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any lien upon any of the property or assets of the Guarantor (other than in favor of the Lenders) pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement, loan agreement or any other agreement, contract or instrument to which the Guarantor is a party or by which it or any of its property or assets is bound or to which it may be subject.

               (f) No order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except as have been obtained or made prior to the date of this Guaranty), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of its Guaranty or (ii) the legality, validity, binding effect or enforceability of this Guaranty.

               (g) There are no actions, suits or proceedings pending or, to the best knowledge of the Guarantor, threatened that are reasonably likely to materially and adversely affect the business, operations, property, assets, condition (financial or otherwise) or prospects of the Guarantor.

               (h) All factual information heretofore or contemporaneously furnished by or on behalf of the Guarantor in writing to the Agent or the Lenders (including but not limited to, all information contained herein) for purposes of or in connection with this Guaranty or any transaction contemplated herein is, and all other such factual information hereafter furnished by or on behalf of the Guarantor in writing to the Agent or the Lenders will be, true and accurate in all material respects on the date as of which such information is dated or certified and, to the best of the Guarantor's knowledge, will not omit to state any fact necessary to make such information not misleading at such time in light of the circumstances under which such information was provided.

               (i) All representations and warranties made by the Borrower in
Article III of the Credit Agreement are incorporated herein by this reference as if fully set forth herein and shall be hereby deemed made by the Guarantor as if the Guarantor was the Borrower referred to therein; provided that this clause
(i) shall not apply to the following provisions of the Credit Agreement insofar as they relate to the Guarantor (but shall apply to the extent that, by their terms, they would relate to the Guarantor's Subsidiaries): Section 3.05, Section
3.15 and Section 3.16 (other than the penultimate sentence thereof).


                                       5.

        9. COVENANTS. All covenants set forth in Articles V and VI of the Credit Agreement (including all information and reporting requirements) are incorporated herein by this reference as if fully set forth herein and shall be hereby deemed made by the Guarantor as if the Guarantor was the Borrower referred to therein; provided that this Section 9 shall not apply to the following provisions of the Credit Agreement insofar as they relate to the Guarantor (but shall apply to the extent that, by their terms, they would relate to the Guarantor's Subsidiaries): clauses (c), (d) and (e) of Section 5.05,
Section 6.05 (to the extent the Guarantor would be prohibited thereunder from declaring, and paying to holders of its capital stock, dividends consisting of additional shares of its capital stock) and clause (a) of Section 6.10. Without limitation on the foregoing, the Guarantor agrees that it shall not, and not permit any Subsidiary to, incur any Lien on any of its or their respective properties or assets (including the capital stock of Subsidiaries of the Guarantor or the Borrower) except as expressly permitted by the Credit Agreement.

        10. WAIVER OF SUBROGATION AND CONTRIBUTION. Until the Liabilities have been indefeasibly paid in full, the Guarantor hereby irrevocably waives all claims or other rights which it may now or hereafter acquire against any Person which is primarily or contingently liable on the Liabilities (collectively, a "Credit Party") that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty or any other Loan Document, including but not limited to, any right of subrogation, reimbursement, exoneration, contribution, indemnification, any right to participate in any claim or remedy of the Agent or any Lender against any Credit Party or any Collateral which such Credit Party now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including but not limited to, the right to take or receive from any Credit Party, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of this
Section 10 and the Liabilities shall not have been paid in full such amount shall be deemed to have been paid to the Guarantor for the ratable benefit of, and held in trust for the benefit of the Agent and the Lenders, and shall forthwith be paid to the Agent to be credited and applied to the Liabilities, whether matured or unmatured.

        11. GUARANTY TO INURE TO BENEFIT OF ASSIGNEES OF LIABILITIES. Each Lender may, from time to time, whether before or after any discontinuance of this Guaranty, without notice to the Guarantor, assign or transfer any or all of the Liabilities or any interest therein. Notwithstanding any such assignment or transfer or any subsequent further assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Lenders; provided, however, that unless the Agent shall otherwise consent in writing, the Agent shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty for the benefit of the Lenders as to those of the Liabilities which the Lenders have not assigned or transferred or which are then owed to the Lenders.

        12. SUBORDINATION. Any and all rights and claims of the Guarantor against the Borrower or against any of the Borrower's property (including any rights and claims for rents, indebtedness or other obligations) shall be subordinated and subject to, in right of payment, the prior indefeasible payment and performance in full of all liabilities and obligations of the


                                       6.

Borrower to the Agent and the Lenders, including but not limited to, the Liabilities, and the lien of any such loan from the Guarantor to the Borrower shall be inferior and subordinate to the lien of all Loan Documents.

        13. COSTS AND EXPENSES. (a) The Guarantor agrees to pay all out-of-pocket expenses reasonably incurred by (i) the Agent (including the fees and expenses of the Agent's counsel and its paralegals, field exam expenses and related fees and environmental audit and appraisal fees) in connection with the preparation and administration of this Guaranty and the other Loan Documents, or with any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions shall be consummated) or reasonably incurred by the Agent and the Lenders (including the fees and expenses of the Agent's and the Lenders' counsel and its paralegals) and (ii) the Agent and the Lenders (including the fees and expenses of counsel and paralegals of each of the Agent and the Lenders) in connection with the enforcement of the rights of the Agent and the Lenders in connection with this Guaranty or the other Loan Documents. The Guarantor further agrees that it shall indemnify the Agent and the Lenders from and hold them harmless against any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Guaranty or any of the other Loan Documents.

               (b) The Guarantor agrees to indemnify the Agent, the Lenders and their respective Affiliates, directors, officers, employees and agents against, and to hold the Agent, the Lenders and such Persons harmless from, any and all losses, claims, damages, liabilities, penalties, actions, judgments, suits, costs, and related expenses, including reasonable legal and paralegal fees and expenses, incurred by or asserted against the Agent, the Lenders or any such Persons arising out of, in any way connected with, or as a result of any claim, investigation, litigation or other proceeding (whether or not the Agent or any Lender is a party) relating to (i) this Guaranty or the other Loan Documents,
(ii) the performance by the parties hereto and thereto of their respective obligations hereunder and thereunder, (iii) the consummation of the Transactions, (iv) the release of Hazardous Materials, including any damage or injury resulting from any such Hazardous Materials to or affecting the Guarantor's properties or the soil, water, air, vegetation, buildings, personal property, persons or animals located on such properties or on any other property or otherwise, or (v) any violation of any Environmental Laws. The foregoing indemnity includes the cost of remedial action to the extent required to cause the Guarantor's properties to be in compliance with all applicable Environmental Laws. Notwithstanding the foregoing, with respect to the Agent and each Lender separately, this indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the gross negligence or willful misconduct of the Agent or such Lender.

               (c) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Guaranty, the other Loan Documents, the consummation of the Transactions, the repayment of any of the liabilities, the invalidity or unenforceability of any term or provision of this Guaranty or any of the other Loan Documents, or any investigation made by or on behalf of the Lenders. All amounts due under this
SECTION 13 shall be payable on written demand in reasonable detail therefor.

        14. SECURED GUARANTY. This Guaranty is secured by the Parent Security Agreement and the Loan Documents executed in connection therewith.


                                       7.

        15. GOVERNING LAW. THIS GUARANTY SHALL BE CONSTRUED IN ACCORDANCE AND GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ILLINOIS CHOICE OF LAW DOCTRINE.

        16. PLACE OF PAYMENT. Unless otherwise directed by the Agent, payment hereunder shall in each case be made at the place of payment of the Liabilities in respect to which such payment hereunder is made in immediately available funds in the currency borrowed by the Borrower.

        17. SEVERABILITY. In the event any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby.

        18. HEADINGS. Section headings in this Guaranty are included for convenience of reference only and are not to affect the construction of, or to be taken into consideration in interpreting, this Guaranty.

        19. LOAN DOCUMENTS. The Guarantor acknowledges that a copy of the Credit Agreement and other Loan Documents have been made available to it and that it is familiar with their contents.

        20. BANKRUPTCY. In the event of any bankruptcy, reorganization, winding up, or similar proceedings with respect to the Borrower, no limitation on the Borrower's liability under the Credit Agreement or any of the Loan Documents that may now or hereafter be imposed by any federal, state or other statute, law, regulation, or judicial or administrative determination applicable to such proceedings shall in any way limit the obligation hereunder of the Guarantor, which obligation is coextensive with the Borrower's liability as set forth in the Credit Agreement and the Loan Documents without regard to any such limitation.

        21. AMENDMENTS. Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Guarantor.

        22. NOTICES. (a) Notices and other communications provided for herein and in the other Loan Documents shall be in writing and shall be delivered personally or mailed, by certified or registered mail, postage prepaid (or in the case of facsimile communication, delivered by telex, graphic scanning or other facsimile communications equipment) or delivered by overnight courier addressed:

          (i)         If to the Agent:

                      LaSalle National Bank
                      135 South LaSalle Street
                      Chicago, Illinois  60603
                      Attention: Michael J. Burton
                      Telephone:  (312) 904-2677
                      Facsimile:  (312) 904-6457


                                       8.

               with a copy (which shall not constitute notice) to:

                      Winston & Strawn
                      35 West Wacker Drive
                      Chicago, Illinois  60601
                      Attention: Ronald H. Jacobson
                      Telephone:  (312) 558-5832
                      Facsimile:  (312) 558-5700

          (ii)       IF TO THE GUARANTOR:

                      Artecon, Inc.
                      6305 El Camino Real
                      Carlsbad, California  92009
                      Attention:  Chief Financial Officer
                      Telephone: (760) 931-5500
                      Facsimile:  (760) 931-5527

               with a copy (which shall not constitute notice) to:

                      Cooley Godward LLP
                      4365 Executive Drive, Suite 1100
                      San Diego, California  92121-2128
                      Telephone: (619) 550-6000
                      Facsimile:  (619) 453-3555
                      Attention: Thomas A. Coll

               (b) All notices and other communications given to any party hereto in accordance with the provisions of this Guaranty shall be deemed to be given on the date of receipt, in each case addressed to such party as provided in this Section 22 or in accordance with the last unrevoked direction of such Person.

        23. CONSENT TO JURISDICTION. THE GUARANTOR HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS GUARANTY, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN CHICAGO, ILLINOIS OR COOK COUNTY, ILLINOIS AND THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY PROTECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT ACCORDINGLY, AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

        24. WAIVER OF JURY TRIAL. THE GUARANTOR, THE AGENT AND EACH LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHT, POWER, OR REMEDY UNDER OR IN CONNECTION WITH THIS GUARANTY OR IN CONNECTION


                                       9.

WITH ANY AMENDMENT, INSTRUMENT, DOCUMENT, OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS GUARANTY AND AGREE THAT ANY SUCH ACTION SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. THE TERMS AND PROVISIONS OF THIS SECTION CONSTITUTE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS GUARANTY.

        25. INTEREST LIMITATION. Anything in this Guaranty or any Loan Document to the contrary notwithstanding, the Guarantor shall never be required to pay interest at a rate in excess of the highest lawful rate, and if the effective rate of interest that would otherwise be payable under this Guaranty would exceed the highest lawful rate, or if the Lenders shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable under this Guaranty, to a rate in excess of the highest lawful rate, then (a) the amount of interest that would otherwise be payable under this Guaranty shall be reduced to the amount allowed under applicable law, and (b) any interest paid in excess of the highest lawful rate shall, at the option of the Lenders, be either refunded to the payor or credited on the principal of the Lenders.

        26. JUDGMENT CURRENCY.

               (a) If for any purpose, including the obtaining of judgment in any court, it is necessary to convert a sum due hereunder from the currency in which it is payable pursuant to the Credit Agreement (the "Payment Currency") into another currency (the "Judgment Currency"), the parties hereto agree, to the fullest extent that they may lawfully and effectively do so, that the rate of exchange used shall be that at which, in accordance with normal banking procedures, the Agent could purchase the Payment Currency with the Judgment Currency in the Chicago foreign exchange market on the Business Day preceding the date of final judgment.

               (b) The obligation of the Guarantor in respect of any sum due from it to the Lenders hereunder shall, notwithstanding any judgment or payment in a currency other than the Payment Currency, be discharged only to the extent that on the Business Day following receipt by the Agent of any sum so paid or adjudged to be so due in the Judgment Currency the Agent may in accordance with normal banking procedures, purchase the Payment Currency with the amount of Judgment Currency so paid or adjudged to be due; if the amount in the Payment Currency so purchased is less than the sum originally due to the Lenders in the Payment Currency, the Guarantor agrees, as a separate obligation and additional cause of action and notwithstanding any such payment or judgment, to indemnify the Lenders against such loss and if the amount in the Payment Currency so purchased exceeds the sum originally due to the Lenders in the Payment Currency, the Lenders agree to remit to the Guarantor such excess.

               (c) The term "rate of exchange" in this Section 26 means the spot rate at which the Agent, in accordance with normal practices, is able on the relevant date to purchase the Payment Currency with the Judgment Currency and includes any premium and costs of exchange payable in connection with the purchase.


                                      10.

        27. WAIVER OF RIGHTS. Without limiting the generality, scope or meaning of any other provision of this Guaranty (including, but not limited to, the agreement by the Guarantor that the internal laws of the State of Illinois shall govern this Guaranty), the Guarantor:

               (a) acknowledges that Section 2856 of the California Civil Code authorizes and validates waivers of a guarantor's rights of subrogation and reimbursement and certain other rights and defenses available to the Guarantor under California law;

               (b) unless and until all of the Obligations have been indefeasibly repaid in full, waives all rights of subrogation, reimbursement, indemnification, and contribution and waives all other rights and defenses that are or may become available by reason of Sections 2787 to 2855, inclusive, of the California Civil Code;

               (c) waives all rights and defenses arising out of an election of remedies by the Agent or the Lenders, even though that election of remedies, such as a nonjudicial foreclosure with respect to security for a guaranteed obligation, has destroyed the Guarantor's rights of subrogation and reimbursement against the Borrower by the operation of Section 580d of the California Code of Civil Procedure or otherwise;

               (d) waives all rights and defenses that the Guarantor may have in the event the Borrower's debt is secured by real property. This means, among other things:

                      (i) The Agent or the Lenders may collect from the Guarantor without first foreclosing on any real or personal property collateral pledged by the Borrower;

                      (ii) If the Agent or the Lenders foreclose on any real property collateral pledged by the Borrower:

                           (1) the amount of the debt may be reduced only by the
price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and

                           (2) the Agent or the Lenders may collect from the
Guarantor even if the Agent or the Lenders, by foreclosing on the real property collateral, have destroyed any right the Guarantor may have to collect from the Borrower.

                      This is an unconditional and irrevocable waiver of any rights and defenses the Guarantor may have in the event the Borrower's debt is secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Sections 580a, 580b, 580d, or 726 of the California Code of Civil Procedure; and

               (e) waives all rights and defenses, if any, now or hereafter arising under the laws of the State of Illinois, which are the same as or similar to the rights and defenses waived as described above.


                            [signature page follows]


                                      11.

        IN WITNESS WHEREOF, the Guarantor has executed and delivered this Guaranty as of the date written above.

                                     ARTECON, INC.


                                     By: /s/ James L. Lambert
                                        -------------------------------
                                     Its: President
                                         ------------------------------


                                      12.

                            PATENT SECURITY AGREEMENT


        WHEREAS, Artecon California, a California corporation ("Grantor"), owns the Patents and Patent applications listed on Schedule 1 annexed hereto, and is a party to any patent licenses listed on Schedule 1 annexed hereto (the "Patent Licenses");

        WHEREAS, Grantor and LaSalle National Bank, as Agent (together with its successors and assigns, the "Grantee"), and the Lenders are parties to that certain Credit Agreement dated as of the date hereof (the same, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement), providing for extensions of credit to be made to Grantor by the Lenders; and

        WHEREAS, pursuant to the terms of the Credit Agreement and the Borrower Security Agreement, Grantor has granted to Grantee, for the benefit of Grantee and the Lenders, a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Patents, Patent applications and Patent Licenses, and all products and proceeds thereof, to secure the payment of all amounts owing by Grantor under the Credit Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee, for the benefit of Grantee and the Lenders, a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Patent Collateral"), whether presently existing or hereafter created or acquired:

        1. each Patent and Patent application, including, without limitation, each Patent and Patent application referred to in
                Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof;

        2. each Patent License, including, without limitation, each Patent License listed on Schedule 1 annexed hereto; and

        3. all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Patent, including, without limitation, any Patent referred to in Schedule 1 annexed hereto, any Patent issued pursuant to a Patent application referred to in Schedule 1 and any Patent licensed under any Patent License listed on Schedule 1 annexed hereto.


This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Credit Agreement. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Patent Collateral made and granted hereby are more fully set forth in the Credit Agreement and the Borrower Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.


                                       1.

        IN WITNESS WHEREOF, Grantor has caused this Patent Security Agreement to be duly executed by its duly authorized officer thereunto as of this 5th day of May, 1998.

                                            ARTECON CALIFORNIA


                                            By:/s/ James L. Lambert
                                               -------------------------------
                                            Title: President
                                                  ----------------------------

Acknowledged:

LASALLE NATIONAL BANK,
as Agent


By:/s/ Michael J. Burton
   -------------------------------

Title: First V.P.
      ----------------------------


                                       2.

STATE OF ____________  )
                       ) ss
COUNTY OF __________   )


        On this ______ day of May, 1998, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that he is the above-indicated officer of Artecon California, a California corporation, and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


                               ----------------------------------
                               Notary Public

                          TRADEMARK SECURITY AGREEMENT


        WHEREAS, Artecon California, a California corporation ("Grantor"), owns the Trademarks and Trademark applications listed on Schedule 1 annexed hereto, and is a party to any trademark licenses listed on Schedule 1 annexed hereto (the "Trademark Licenses");

        WHEREAS, Grantor and LaSalle National Bank, as Agent (together with its successors and assigns, the "Grantee"), and the Lenders are parties to that certain Credit Agreement dated as of the date hereof (the same, as it may be amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"; terms defined in the Credit Agreement and not otherwise defined herein have the respective meanings provided for in the Credit Agreement), providing for extensions of credit to be made to Borrower by the Lenders;

        WHEREAS, as a condition to the obligations of the Lenders under the Credit Agreement, Grantor has executed and delivered in favor of Grantee and the Lenders a Guaranty of Payment dated the date hereof (as the same may be amended, restated or otherwise modified from time to time, the "Guaranty"); and

        WHEREAS, pursuant to the terms of the Credit Agreement, Grantor has granted to Grantee, for the benefit of Grantee and the Lenders, a security interest in substantially all the assets of Grantor, including all right, title and interest of Grantor in, to and under all now owned and hereafter acquired Trademarks, Trademark applications and Trademark Licenses, and all products and proceeds thereof, to secure the payment of all amounts owing by Borrower under the Credit Agreement;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Grantor does hereby grant to Grantee, for the benefit of Grantee and the Lenders, a continuing security interest in all of Grantor's right, title and interest in, to and under the following (all of the following items or types of property being herein collectively referred to as the "Trademark Collateral"), whether presently existing or hereafter created or acquired:

        1. each Trademark and Trademark application, including, without limitation, each Trademark and Trademark application referred to in Schedule 1 annexed hereto, together with any reissues, continuations or extensions thereof and all goodwill associated therewith;

        2. each Trademark License, including, without limitation, each Trademark License listed on Schedule 1 annexed hereto, together with all goodwill associated therewith; and

        3. all products and proceeds of the foregoing, including, without limitation, any claim by Grantor against third parties for past, present or future infringement of any Trademark, including, without limitation, any Trademark referred to in Schedule 1 annexed hereto, any Trademark issued pursuant to a Trademark application referred to in Schedule 1 and any Trademark licensed under any Trademark License listed on Schedule 1 annexed hereto.


                                       1.

This security interest is granted in conjunction with the security interests granted to Grantee pursuant to the Guaranty. Grantor hereby acknowledges and affirms that the rights and remedies of Grantee with respect to the security interest in the Trademark Collateral made and granted hereby are more fully set forth in the Guaranty and the Parent Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

                            [signature page follows]


                                       2.

        IN WITNESS WHEREOF, Grantor has caused this Trademark Security Agreement to be duly executed by its duly authorized officer thereunto as of this 5th day of May, 1998.

                                        ARTECON CALIFORNIA


                                        By:/s/ James L. Lambert
                                           -------------------------------
                                        Title: President
                                              ----------------------------

Acknowledged:

LASALLE NATIONAL BANK,
as Agent


By:/s/ Michael J. Burton
   -------------------------------
Title: First V.P.
      ----------------------------


                                       3.

STATE OF ____________  )
                       ) ss
COUNTY OF __________   )


        On this ______ day of May, 1998, before me personally appeared the person whose signature is set forth above, to me known, who, being duly sworn, did depose and say that he is the above-indicated officer of Artecon California, a California corporation, and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.


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                                     Notary Public